                               EXHIBIT 99.(a)(1)



                            LUCENT TECHNOLOGIES INC.
[LUCENT LOGO]

                     OFFER TO EXCHANGE CERTAIN OUTSTANDING
                              COMMON STOCK OPTIONS

                                 APRIL 22, 2002

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                NUMBER
                                                                ------
SUMMARY OF TERMS OF OFFER...................................      1
CERTAIN RISKS OF PARTICIPATING IN THIS OFFER................      18
THE OFFER...................................................      32
   1.  Explanation of this Offer............................      32
   2.  Exchange Ratios Applicable to the Granting of New
       Options..............................................      35
   3.  Purpose of this Offer................................      36
   4.  Eligibility..........................................      37
   5.  Stock Options; Proper Election to Exchange Stock
       Options..............................................      38
   6.  Validity of Options, Rejection of Options, Waiver of
       Defects; No Obligation to give Notice................      40
   7.  Your Acceptance Constitutes Agreement................      41
   8.  Your Right to Withdraw or Change Your Election to
       Exchange; Your Ability to Elect to Exchange After
       Withdrawing Your Election............................      41
   9.  Acceptance of Options for Exchange and Grant of New
       Options; Deferral of New Grants......................      42
  10.  How the Exchange Ratios Were Determined..............      43
  11.  Termination of Employment............................      43
  12.  Conditions to this Offer.............................      47
  13.  No Partial Election Choices..........................      49
  14.  Price Range of Shares Underlying the Options.........      49
  15.  Source and Terms of New Options......................      50
  16.  Information Concerning Lucent........................      53
  17.  Interests of Directors and Officers; Transactions and
       Arrangements Concerning the Options..................      54
  18.  Status of Options Canceled in this Offer; Accounting
       Consequences of this Offer...........................      54
  19.  Legal Matters; Regulatory Approvals..................      55
  20.  Material United States Federal Income Tax
       Consequences.........................................      55
  21.  Material Tax Consequences for Eligible Non-United
       States Employees.....................................      58
  22.  Impact of the Planned Spin-off of Agere Systems
       Inc. ................................................      58
  23.  Extension of Offer; Termination; Amendment; Extension
       of Grant Date........................................      60
  24.  Fees and Expenses....................................      60
  25.  Risk Factors.........................................      60
  26.  Notices..............................................      61
  27.  Additional Information...............................      61
  28.  Miscellaneous........................................      65

APPENDICES

  1.  List of Participating Subsidiaries....................  Appendix A
  2.  Information Concerning the Directors, Executive
      Officers and Certain Other Officers of Lucent
      Technologies Inc......................................  Appendix B
  3.  Material Tax Consequences For Eligible Non-United
      States Employees......................................  Appendix C
  4.  Plan Summaries........................................  Appendix D

                            LUCENT TECHNOLOGIES INC.

           OFFER TO EXCHANGE CERTAIN OUTSTANDING COMMON STOCK OPTIONS

                           SUMMARY OF TERMS OF OFFER

THIS OFFER AND THE RIGHT TO WITHDRAW FROM THIS OFFER EXPIRE AT 11:59 P.M. EASTERN TIME, ON MAY 22, 2002, UNLESS WE EXTEND THE EXPIRATION OF THIS OFFER.

                             QUESTIONS AND ANSWERS

     We are presenting a summary of this offer to exchange in the form of questions and answers about the material terms of this offer. We urge you to carefully read the full text of this offer to exchange and the accompanying cover letter because the information in this summary is not complete and additional important information can be found in the full text and the Exchange Offer Election and Withdrawal Form. We have included section and page references to the remainder of this offer to exchange where you can find a more complete description of the topics summarized here.

A.  WHAT IS THIS OFFER?

     We are making a voluntary, stock option exchange offer to eligible employees of Lucent and its participating subsidiaries from April 22, 2002, which is the date that this offer commences, through the expiration date of this offer, which we expect to be May 22, 2002. Under this offer, eligible employees may elect to exchange all or a portion of their eligible outstanding vested and unvested common stock options having a grant price of $12.14 per share or more, other than certain excluded options. We will exchange them for our promise to grant a new common stock option. We will grant this new option after at least six months and a day after we cancel the options you elect to exchange, which we expect to be November 25, 2002. The new option will have a new grant price and be for a smaller number of shares determined in accordance with the exchange ratios of this offer. The eligible options have been granted under several employee stock option plans.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32 for an explanation of this offer and descriptions of the plans, and Section 2, entitled "Exchange Ratios Applicable to the Granting of New Options," beginning on page 35 for an explanation of the exchange ratios.

B.  WHY ARE WE MAKING THIS OFFER?

     We are committed to the concept of employees as owners. Due to the decline in our stock price, many of your outstanding options have grant prices that are significantly higher than the current and recent market prices of Lucent common stock. In order for our stock option programs to provide the motivation and retention we intend, you must feel that our stock options will provide you with the opportunity to realize value within a reasonable period of time.

     You should refer to Section 3, entitled "Purpose of this Offer," beginning on page 36 for an explanation of the purposes of this offer.

C.  IS THIS OFFER VOLUNTARY?

     Yes. This offer is voluntary and will allow eligible employees to choose whether to keep their current stock options at their current grant price, or to cancel those options in exchange for new options to be granted on a date at least six months and one day from the date we cancel the options you offered for exchange. HOWEVER, BECAUSE WE WILL NOT GRANT NEW OPTIONS UNTIL AT LEAST SIX MONTHS AND ONE DAY AFTER THE CANCELLATION DATE, YOUR NEW OPTION COULD HAVE A HIGHER GRANT PRICE THAN SOME OR ALL OF YOUR CURRENTLY OUTSTANDING OPTIONS. EMPLOYEES WHO PARTICIPATE IN THIS OFFER WILL, IN ACCORDANCE WITH THE TERMS OF THIS OFFER, RECEIVE A NEW OPTION FOR A SMALLER NUMBER OF SHARES THAN THE OPTIONS THEY PREVIOUSLY HELD.

     You should refer to Section 3, entitled "Purpose of this Offer," beginning on page 36 for an explanation of the purposes of this offer.

D.  WHAT WILL I RECEIVE IN EXCHANGE FOR THE OPTIONS CANCELED?

     In exchange for the options canceled, you will receive a Promise to Grant New Stock Option for a number of shares determined by applying the following exchange ratios to the option grants you choose to exchange as described in Question F. below. Your new option will be granted, subject to the terms of this offer, at least six months and one day after the cancellation of the exchanged options. The grant price of your new option will be determined as of the grant date.

  IF THE OPTION THAT YOU ELECT TO  YOU WILL RECEIVE AN OPTION FOR
  EXCHANGE HAS A GRANT PRICE OF:   ONE SHARE IN YOUR NEW GRANT FOR
                                   EVERY:
    $50.00 or above                  6 shares exchanged
    $40.00 to $49.9999               4 shares exchanged
    $25.00 to $39.9999               2 shares exchanged
    $12.14 to $24.9999               1.25 shares exchanged

     IF YOU PARTICIPATE IN THIS OFFER, YOU MUST ALSO ELECT TO EXCHANGE ALL OUTSTANDING OPTIONS GRANTED TO YOU AFTER OCTOBER 21, 2001, REGARDLESS OF GRANT PRICE. THESE OPTIONS WILL BE EXCHANGED AT A RATIO OF 1 TO 1.

     If there is any fractional share remaining after the total number of shares in the new grant has been determined in the manner described above, it will be rounded up to a whole share.

     We reserve the right to correct the number of shares identified in our Promise to Grant New Stock Option at any time until the date of grant. Further, in the event that there is any re-capitalization, stock split, reverse stock split, spin-off (other than the Agere spin-off), or similar transaction or other change in corporate structure affecting our stock before we grant the new options, we reserve the right to adjust the number of shares identified in the Promise to Grant New Stock Option. Any such adjustment will be made as we deem equitable or appropriate.

     You should refer to Section 2, entitled "Exchange Ratios Applicable to the Granting of New Options," beginning on page 35, Section 7, entitled "Your Acceptance Constitutes Agreement," beginning on page 41, Section 10, entitled "How the Exchange Ratios Were Determined," beginning on page 43, Section 15, entitled "Source and Terms of New Options," beginning on page 50, and Section 22, entitled "Impact of the Planned Spin-off of Agere Systems Inc.," beginning on page 58 for additional information.

E. HOW DOES THE PLANNED SPIN-OFF OF AGERE AFFECT MY OUTSTANDING OPTIONS AND THIS OFFER?

     We plan to complete the spin-off of Agere Systems Inc. on June 1, 2002, which is after the date we expect to cancel any options you elect to exchange (May 23, 2002). The spin-off is subject to our continued compliance with our credit facility and the requirements of Delaware law with respect to the declaration and payment of dividends.

     The effect of the Agere spin-off on your current, outstanding options depends upon the grant date and grant price of your options and the timing of the spin-off. ONLY OPTIONS GRANTED AFTER FEBRUARY 21, 2001 OR HAVING A GRANT PRICE OF $12.14 PER SHARE OR LOWER ARE ELIGIBLE FOR ADJUSTMENT UPON THE SPIN-OFF. The method by which such options will be adjusted is described in
Section 22, entitled "Impact of the Planned Spin-off of Agere Systems Inc.," beginning on page 58.

     If we spin off Agere, as planned, after the date we cancel any options you elect to exchange (expected to be May 23, 2002) and before the date of the new grant (expected to be November 25, 2002), there will be no adjustment made to the new grant or to any options canceled due to the exchange.

     If we spin off Agere later than planned, and after the date of the new grant (expected to be November 25, 2002), we will make an adjustment to the number of shares in your options that are subject to adjustment (including the new grant) and the applicable grant price of such options.

     If we extend the expiration of the offer, and we spin off Agere before the date we cancel the options you elect to exchange, we will adjust all the options that are eligible for the Agere spin-off adjustment as described in the first paragraph. If you elect to exchange any such options, we will apply the exchange ratio (described in Question D. above) applicable to these options (based on the grant price PRIOR to the application of the spin-off adjustment) to the number of shares in the grants PRIOR to the application of the spin-off adjustment.

     You should refer to Section 22, entitled "Impact of the Planned Spin-off of Agere Systems Inc.," beginning on page 58.

F.  IF I DECIDE TO PARTICIPATE, CAN I CHOOSE WHICH OPTIONS TO EXCHANGE?

     If you are eligible and elect to exchange all or a portion of your eligible options, you must also exchange all your options granted after October 21, 2001. If you choose to exchange an option, all outstanding shares covered by the option must be exchanged. You may select any one of the five election choices specified in this offer. These choices are to elect to:

          (A) exchange all your eligible options with a grant price of $12.14 per share and greater and all outstanding options that were granted to you after October 21, 2001;

          (B) exchange all your eligible options with a grant price greater than $12.14 per share and all outstanding options that were granted to you after October 21, 2001;

          (C) exchange all your eligible options with a grant price greater than $16.0313 per share and all outstanding options that were granted to you after October 21, 2001;

          (D) exchange all your eligible options with a grant price greater than $30.00 per share and all outstanding options that were granted to you after October 21, 2001; or

          (E)  exchange no options.

     Any option having a grant price of $12.14 per share or less that is not exchanged will be adjusted upon the spin-off of Agere Systems Inc. If you choose election choice "A," and the Agere spin-off occurs as planned after the cancellation date, your options with a grant price of $12.14 per share and higher (and any options granted to you after October 21, 2001, regardless of grant price) will be included in the exchange and will not be adjusted upon the spin-off. If you choose election choice "B," "C," or "D," your options with a grant price of $12.14 per share will not be included in the exchange and will be adjusted upon the spin-off of Agere. However, if you choose to exchange any of your outstanding options, and the Agere spin-off occurs as planned after the cancellation date, any options granted to you after October 21, 2001 will be included in the exchange and will not be adjusted for the spin-off.

     If you choose not to participate in this offer, or if you do not properly complete and deliver to us an Exchange Offer Election and Withdrawal Form so that we receive it before this offer expires, you will have elected to exchange no options and your current options will not be affected by this offer.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32 and Section 22, entitled "Impact of the Planned Spin-off of Agere Systems Inc." beginning on page 58 for additional information.

G.  WHY CAN'T YOU JUST GRANT ME ADDITIONAL OPTIONS NOW?

     This offer balances the benefits to employees with the interests of shareowners by reducing the potential dilution that would result if we were simply to make additional grants of stock options without reducing the number of shares subject to outstanding stock options. Additionally, we have a limited pool of options that we may grant under our plans. Depending on the level of participation by eligible employees in this offer, the option exchange has the potential to reduce the number of shares of Lucent common stock underlying our option grants by up to 100 million shares. We expect to commence the fiscal year 2003 annual option grant cycle in December 2002.

     You should refer to Section 3, entitled "Purpose of this Offer," beginning on page 36 for additional information.

H.  WHY CAN'T LUCENT JUST RE-PRICE MY OPTIONS?

     If we were to merely re-price outstanding options, we could be required to take a charge in our financial statements, which could reduce our earnings for as long as the re-priced options are outstanding. This would create a risk of greater volatility that would adversely affect our earnings in the future. This could also be the result if we were to exchange outstanding options for new options within six months of the cancellation of the outstanding options.

     You should refer to Section 18, entitled "Status of Options Canceled in this Offer; Accounting Consequences of this Offer," beginning on page 54, and "Certain Risks of Participating in this Offer," beginning on page 18, for additional information.

I.  WHAT EFFECT WILL THIS PROGRAM HAVE ON LUCENT'S ANNUAL OPTION GRANT CYCLE?

     Our fiscal year 2002 annual option grant was made in July 2001. We expect to commence the fiscal year 2003 annual option grant cycle in December 2002. Any grants awarded through our annual option grant cycle will be made after the grant date associated with this offer. Those option grants will have different terms, which will be communicated at the time any such 2003 option grants are awarded.

     You should refer to Section 9, entitled "Acceptance of Options for Exchange and Grant of New Options; Deferral of New Grants," beginning on page 42, for additional information.

J. HOW DID YOU DETERMINE THE EXCHANGE RATIOS AND WHY AREN'T ALL THE EXCHANGE RATIOS ONE TO ONE?

     We established the exchange ratios in a way that the new option grants are intended to provide approximately equivalent value for the options that are exchanged. We used the Black-Scholes options pricing model (a standard method to value options) to estimate the total value of the options that were eligible for exchange and a range of possible values for the new option grants. We then determined the ratios that would make the exchange approximately equivalent in value. This approach results in the grant of new options for a smaller number of shares than the shares under the canceled options. This reduces the dilution that would have resulted if we exchanged all options using a one-to-one exchange ratio and balances the benefits of the exchange to employees with the interests of shareowners.

     You should refer to Section 2, entitled "Exchange Ratios Applicable to the Granting of New Options," beginning on page 35 and Section 10, entitled "How the Exchange Ratios Were Determined," beginning on page 43, for additional information.

K.  WHO IS ELIGIBLE TO PARTICIPATE IN THIS OFFER?

     - Any individual holding eligible options who is actively employed by us or one of our participating subsidiaries identified in Appendix A to this offer to exchange is eligible to participate. Members of our board of directors, members of our executive committee listed in Appendix B to this offer to exchange, employees of Agere Systems Inc., Avaya Inc., our former optical fiber business, and divested businesses and others identified in Section 4, entitled "Eligibility," are NOT eligible to participate in this offer.

     - In order for you to participate in this offer, you must be an eligible employee of ours or of one of our participating subsidiaries continuously from April 22, 2002 (the date of commencement of this offer) through and including the date on which this offer expires, which we expect will be May 22, 2002.

     An eligible employee must be paid directly through our or our subsidiaries' payroll. If you are not an employee of ours at any time from April 22, 2002 THROUGH AND INCLUDING the date this offer expires, you will not be eligible to accept this offer and any election you have made to participate will be void. Except as described below, if you are not an employee of ours at any time from April 22, 2002 through and including the date the new options are granted, you will not be eligible to receive new options. Neither Agere Systems Inc. nor Avaya Inc. is a participating subsidiary. PARTICIPATION IN THIS OFFER IS STRICTLY VOLUNTARY.

     You should refer to Section 4, entitled "Eligibility," beginning on page 37 for an explanation of the eligibility requirements of this offer.

L.  WILL NON-UNITED STATES EMPLOYEES BE ELIGIBLE TO PARTICIPATE?

     We are making this offer to all eligible employees, including eligible non-United States employees. We cannot make this offer on the same day to eligible Belgium employees due to local regulatory requirements.

     Special considerations may apply to certain eligible non-United States employees. You should consult your individual tax, legal, and investment advisors (at your own expense) before deciding whether to participate in this offer.

     You should refer to Section 4, entitled "Eligibility," beginning on page 37 and Section 21, entitled "Material Tax Consequences for Eligible Non-United States Employees," beginning on page 58, for additional information.

M. WHY ARE LUCENT RETIREES AND AGERE SYSTEMS INC. AND AVAYA INC. EMPLOYEES NOT ELIGIBLE TO PARTICIPATE?

     The purpose of this offer is to motivate and provide an incentive to our current eligible employees. Agere and Avaya have their own compensation and incentive programs.

     You should refer to Section 4, entitled "Eligibility," beginning on page 37 for an explanation of the eligibility requirements of this offer.

N.  WHAT WILL BE THE GRANT PRICE OF MY NEW OPTION?

     A grant price, also called a strike price or an exercise price, is the fixed price that you pay to purchase shares if you exercise your stock option.

     Your new option will be unvested and will have a grant price equal to the fair market value of Lucent common stock on the date of grant of the new option (in Italy, the grant price will be the greater of fair market value or normal value as prescribed by local law). Your grant price for your new option may be higher than the grant price of the exchanged options.

     Fair market value is the average of the low and high sales prices on the New York Stock Exchange of a share of Lucent common stock on the date of grant.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50 for additional information about the grant price of the new options, and "Certain Risks of Participating in this Offer," beginning on page 18 for a description of risk factors.

O.  WHAT OPTIONS ARE ELIGIBLE FOR EXCHANGE IN THIS OFFER?

     All options with a grant price of $12.14 per share or greater, that are not excluded below, are eligible to be exchanged. In addition, if you elect to participate in the exchange, you must also elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32 for an explanation of which options are excluded from this offer.

P.  WHAT OPTIONS ARE EXCLUDED FROM THIS OFFER?

     We are excluding from this offer:

     - options that were granted to you before the date that is six months prior to the offer date with grant prices less than $12.14 per share;

     - options that have already been exercised;

     - options that are not outstanding;

     - the 1996 Global Founders Grant;

     - options that have expired through the lapse of time; and

     - options that were granted on August 4, 2000 and August 28, 2000.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32 for an explanation of which options are excluded from this offer.

Q.  WHY IS $12.14 THE MINIMUM GRANT PRICE OF OPTIONS THAT CAN BE EXCHANGED?

     The February 21, 2001 stock option grant, which was made at a grant price of $12.14 per share, was the last grant that we made to a broad segment of employees that employees have not had an opportunity to exercise.

     We did not include options at grant prices below $12.14 per share (for example, the grant on July 27, 2001 at $7.07) in this offer because we believe such grants continue to provide an incentive to our employees. However, if you elect to exchange any options, you must elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32 for additional information.

R. WHY ARE THE AUGUST 4, 2000 GRANT, THE AUGUST 28, 2000 GRANT, AND THE 1996 GLOBAL FOUNDERS GRANT NOT INCLUDED IN THIS OFFER?

     We did not include the option grants made on August 4, 2000 and August 28, 2000 because these grants were made to address incentive and retention concerns associated with higher priced options granted earlier that year. Since those higher priced grants are eligible for exchange in this offer, there is no need to include the August 4, 2000 and August 28, 2000 grants.

     The 1996 Global Founders Grant, which generally vested on October 1, 1999, is not included in this offer because we believe this grant continues to provide an incentive and because most employees holding these options have had an opportunity to exercise them.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32 for additional information.

S. HOW DO I PARTICIPATE IN, OR WITHDRAW FROM, THIS OFFER AND WHEN IS THE ELECTION DEADLINE?

     You may elect to participate in, or withdraw from, this offer by properly completing the Exchange Offer Election and Withdrawal Form. This form contains instructions for its proper completion and directions for executing and delivering it to us. In order for your election to exchange options to be valid, you must comply with these instructions before the deadline.

     The deadline to participate in this offer, or withdraw from participation in this offer, is 11:59 p.m. Eastern Time on May 22, 2002, unless we extend this deadline. This means that we must receive your Exchange Offer Election and Withdrawal Form before that time.

     You should refer to Section 5, entitled "Stock Options; Proper Election to Exchange Stock Options," beginning on page 38, and Section 8, entitled "Your Right to Withdraw or Change Your Election to Exchange; Your Ability to Elect to Exchange After Withdrawing Your Election," beginning on page 41, for additional information.

T.  MAY I CHANGE MY ELECTION?

     Yes. At any time prior to expiration of this offer, you may change your election by properly submitting your Exchange Offer Election and Withdrawal Form so that we receive it before this offer expires. Once you have done this, your earlier dated Exchange Offer Election and Withdrawal Form will be disregarded.

     You should refer to Section 8, entitled "Your Right to Withdraw or Change Your Election to Exchange; Your Ability to Elect to Exchange After Withdrawing Your Election," beginning on page 41, for additional information.

U.  WHAT RISKS SHOULD I CONSIDER?

     Before you decide whether or not to participate in this offer, you should carefully read and consider all portions of this offer, including the risks relating to our business and the risks that are specifically related to this offer, which we have provided to you beginning on page 18. We recommend that you also review material that we have filed with or furnished to the SEC.

     You should refer to "Certain Risks of Participating in this Offer," beginning on page 18 for an explanation of risk factors, and Section 27, entitled "Additional Information," beginning on page 61 for an explanation of how to access our SEC filings.

V.  WHAT ARE THE KEY DATES?

EVENT                                  DATE
-----                                  ----
Offer Commences                        April 22, 2002
Offer Expires (Deadline)               May 22, 2002 at 11:59 p.m. Eastern Time*
Cancellation of Eligible Options       May 23, 2002**
Grant of New Options                   November 25, 2002**

 * We may extend the deadline for this offer, but we cannot assure you that this offer will be extended or, if it is extended, for how long it will be extended. If we extend the deadline to elect to participate in this offer, we will announce the extension no later than 9:00 a.m. Eastern Time on the first business day following the previously scheduled expiration date. If we extend the deadline beyond that time, we will continue to accept properly completed Exchange Offer Election and Withdrawal Forms until the extended deadline.

** If we extend the deadline for this offer, these dates will also change accordingly.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32, and Section 9, entitled "Acceptance of Options for Exchange and Grant of New Options; Deferral of New Grants," beginning on page 42, for additional information.

W.  WHAT HAPPENS IF MY EMPLOYMENT WITH LUCENT TERMINATES DURING THE OFFER
    PERIOD?

     If your employment terminates for any reason before this offer expires, you will not be eligible to participate in this offer. Any election to participate in this offer that you have already submitted will be void, and you will not receive a new option. Your outstanding options will remain in effect subject to their terms.

     You should refer to Section 11, entitled "Termination of Employment," beginning on page 43 for an explanation of how the termination of your employment would affect your ability to participate in this offer.

X. WHAT HAPPENS IF MY OPTIONS ARE CANCELED BUT MY EMPLOYMENT WITH LUCENT TERMINATES BEFORE THE GRANT OF THE NEW OPTIONS?

     If you participate in this offer and your options are canceled, and your employment terminates before the grant of the new options because of:

     - company action, you will receive a reduced option grant for 20% of the new grant;

     - death, your estate will receive 100% of the new grant;

     - disability, you will receive 100% of the new grant; or

     - any other reason, including resignation, voluntary retirement, unsatisfactory performance, and termination for cause, you will not receive a new option or any other consideration and your canceled options will not be returned to you. These termination policies are consistent with the terms of our stock option plans.

     If you are terminated by reason of company action and you ARE eligible for retirement, you will be entitled to exercise the new option that you receive at any time until the new option expires. If you are terminated by reason of company action and you ARE NOT eligible for retirement, you will have 90 days after the date of grant to exercise your new option. If your employment terminates by reason of death or disability, your new option will be exercisable for the remainder of the term.

     "Company action" refers to a force management program declared by us or a participating subsidiary, a sale of a business unit or portion of a business unit, or a transfer initiated by us or a participating subsidiary to:

     - a corporation, partnership, limited liability company or other business entity in which we have a direct or indirect equity interest and which does not constitute a subsidiary; or

     - to an outsourcing contractor engaged by us.

     A termination for "cause" occurs when an employee's action constitutes one of the following:

     - conviction (including a plea of guilty or nolo contendere) of a felony, or any crime of theft, dishonesty, or moral turpitude;

     - a violation of our code of conduct, Business Guideposts; or

     - gross omission or gross dereliction of any statutory or common law duty to us or our participating subsidiary.

     "Retire" or "retirement" means termination of employment with Lucent or any subsidiary of Lucent under any of the following circumstances or entitlements:

     - eligibility for a Service Pension under the Lucent Retirement Income Plan as defined in such plan;

     - eligibility for a similar pension under any comparable plan or arrangement with Lucent or a subsidiary of Lucent;

     - you are at least age 50 with a minimum of 15 years of service with us at retirement (only for new grants made under the 1996 LTIP);

     - the sum of your years of service with Lucent and your age at retirement equals or exceeds 75.

     You should refer to Section 11, entitled "Termination of Employment," beginning on page 43 for an explanation of how the termination of your employment would affect your ability to participate in this offer.

Y. WHAT HAPPENS IF I ELECT TO PARTICIPATE IN THIS OFFER AND MY EMPLOYMENT WITH LUCENT TERMINATES AFTER MY NEW OPTION IS GRANTED?

     If your employment terminates after the new option is granted, your new option will be treated in accordance with the terms of your new option agreement.

     You should refer to Section 11, entitled "Termination of Employment," beginning on page 43 for an explanation of how termination of your employment would affect your rights with respect to your new option.

Z. HOW DOES A LEAVE OF ABSENCE OR LEAVE FOR A SHORT-TERM DISABILITY IMPACT THIS OFFER?

     If you are on a company-approved leave of absence (including a leave resulting from a short-term disability) at the time of this offer and/or on the grant date, and you comply with the other terms of this offer, you are eligible to participate. If you are on a company-initiated leave of absence under the Officer Severance Program, you are not eligible.

     You should refer to Section 4, entitled "Eligibility," beginning on page 37, and Section 11, entitled "Termination of Employment," beginning on page 43, for an explanation.

AA.  WILL YOU NOTIFY ME IF THIS OFFER CHANGES?

     If we decide to take any of the following actions or one of the events described in Section 12, entitled "Conditions to this Offer" of this offer to exchange occurs, we will notify, publish or otherwise inform you of such action in the manner described in Section 26, entitled "Notices":

     - Increase or decrease the amount of consideration offered for the options you elected to exchange;

     - Decrease the number of options eligible to be exchanged in this offer;

     - Increase the number of options eligible to be exchanged by an amount that exceeds 2% of the shares issuable upon the exercise of the options that are subject to this offer immediately prior to the increase;

     - Make a material change in the information contained in this offer to exchange;

     - Extend the expiration of this offer; or

     - Cancel this offer.

     If this offer is scheduled to expire at any time earlier than the 10th business day after (and including) the date that we first give notice of an increase or decrease in the amount of consideration, we will extend the time period during which this offer remains open for at least 10 business days following the publication, sending or giving of notice. In any case, if we decide to extend the expiration of this offer, you will be notified by 9:00 a.m. Eastern Time on the first business day following the previously scheduled date of expiration of this offer.

     You should refer to Section 12, entitled "Conditions to this Offer," beginning on page 47, Section 23, entitled "Extension of Offer; Termination; Amendment; Extension of Grant Date," beginning on page 60, and Section 26, entitled "Notices," beginning on page 61, for additional information.

BB.  WHAT ARE THE CONDITIONS TO THIS OFFER AND GRANT OF NEW OPTIONS?

     This offer is not conditioned on a minimum number of option holders accepting this offer or a minimum number of options being exchanged. The offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the offer or grant of new options. These events include, among other things, a lawsuit challenging this offer, a change in accounting principles, and acts of terrorism that could affect the operation of our business.

     You should refer to Section 12, entitled "Conditions to this Offer," beginning on page 47 for an explanation of the conditions to this offer.

CC.  IS THIS OFFER A STOCK OPTION RE-PRICING?

     No, we do not view this as a re-pricing. Under a stock option re-pricing, the grant price of your current options would be immediately lowered and there would be no new grant. In the case of this offer, there will be a cancellation of current options and a new option grant in at least six months and one day, for a smaller number of shares.

     You should refer to Section 18, entitled "Status of Options Canceled in this Offer; Accounting Consequences of this Offer," beginning on page 54 for additional information.

DD. WHY CAN'T I RECEIVE MY NEW OPTION IMMEDIATELY AFTER THE EXPIRATION DATE OF THIS OFFER?

     If we were to exchange outstanding options for new options within the six month period after the cancellation of the outstanding options, we could be required to take a charge in our financial statements, which could reduce our earnings for as long as the new options are outstanding. This would create a risk of greater volatility that would adversely affect our earnings in the future.

     You should refer to Section 18, entitled "Status of Options Canceled in this Offer; Accounting Consequences of this Offer," beginning on page 54 for additional information.

EE. WHY DO I HAVE TO CANCEL MY OPTIONS GRANTED AFTER OCTOBER 21, 2001 IF I ELECT TO EXCHANGE ANY OPTIONS IN THIS OFFER?

     Under current accounting rules, options granted during the six month period before the date this offer commences and during the six month period after the option cancellation date could be viewed as replacement options for the canceled grants. As such, these recent option grants would receive the negative accounting treatment that an option re-pricing would receive. This means we could be required to take a charge in our financial statements, which could reduce our earnings and increase our earnings volatility for as long as the options are outstanding. That is also why we must wait more than six months after the options are canceled to grant the new options.

     You should refer to Section 18, entitled "Status of Options Canceled in this Offer; Accounting Consequences of this Offer," beginning on page 54 for additional information.

FF. IF I AM ELIGIBLE TO PARTICIPATE IN THIS OFFER, WHEN WILL I RECEIVE MY NEW OPTION?

     We expect to grant the new option on or about the first business day that is at least six months and one day after the date we cancel the options that you elect to exchange in this offer. If we cancel the exchanged options on May 23, 2002 (the day following the expiration date of this offer) as anticipated, we expect that the new option will not be granted until November 25, 2002 for all eligible employees, except eligible Belgium employees. However, if we extend the offer period, the new option will be granted on a later date. Except as described in the answer to Question X., above, you must be an eligible employee through the date of grant in order to be eligible to receive the new option. We expect to distribute the new option agreement to you within two months after the date of grant.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32, and Section 9, entitled "Acceptance of Options for Exchange and Grant of New Options; Deferral of New Grants," beginning on page 42, for additional information.

GG. IF I AM ELIGIBLE TO PARTICIPATE IN THIS OFFER, WILL I BE ELIGIBLE TO RECEIVE OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTION?

     No. If you are eligible to participate in this offer, whether you do so or not and whether or not you have eligible options, you will not receive any option grant before the date that we grant new options under this offer.

     You should refer to Section 9, entitled "Acceptance of Options for Exchange and Grant of New Options; Deferral of New Grants," beginning on page 42, for additional information.

HH.  IF I PARTICIPATE, WHAT WILL HAPPEN TO THE OPTIONS THAT I EXCHANGE?

     The options you elect to exchange under this offer will be canceled on May 23, 2002, unless we extend the expiration of this offer. If we extend the expiration of this offer, the options you elect to exchange will be canceled on the day following the expiration of this offer. You will keep any options that you do not elect to exchange.

     After this offer expires, we will cancel those options that you have properly elected to exchange and have not validly withdrawn before this offer expires. You will no longer have any rights under the options that we cancel.

     You should refer to Section 9, entitled "Acceptance of Options for Exchange and Grant of New Options; Deferral of New Grants," beginning on page 42, for additional information.

II.  HOW WILL I KNOW THAT LUCENT HAS ACCEPTED MY OPTIONS FOR EXCHANGE?

     After we cancel the options you properly elected to exchange, we will promptly send you a Promise to Grant New Stock Option indicating the number of shares that we expect to be covered by your new option grant. When you receive this promise, you should carefully review it and immediately notify the Lucent Exchange Offer Support Center of any discrepancies that you find.

     You should refer to Section 7, entitled "Your Acceptance Constitutes Agreement," beginning on page 41, Section 9, entitled "Acceptance of Options for Exchange and Grant of New Options; Deferral of New Grants," beginning on page 42, and Section 15, entitled "Source and Terms of New Options," beginning on page 50, for additional information.

JJ.  WHEN WILL MY NEW OPTION VEST?

     Even if the options you exchange are partially or fully vested, the new option you receive will be unvested and will be subject to the following vesting schedule:

     - 0% of the new option grant will vest on the date of grant;

     - 20% of the new option grant will vest six months after the date of grant;

     - 20% of the new option grant will vest every six months thereafter.

     Thus, two and one-half years after the date of grant, 100% of the new option grant will be vested.

     Special vesting rules may apply in the event of termination of employment.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50 for additional information about the vesting of the new options and Section 11, entitled "Termination of Employment," beginning on page 43 for additional information about special vesting rules.

KK.  WHEN WILL I BE ABLE TO EXERCISE MY NEW OPTION?

     In most countries, you may exercise any vested portion of your new option, on or after the day it vests and on or before its expiration date, unless your employment terminates earlier, in which case special rules apply. In France, certain option holders may not exercise their new options until the fourth anniversary of the grant date.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50 for an explanation of the vesting of the new options.

LL.  WHAT WILL BE THE TERM OF MY NEW OPTION AND WHEN WILL IT EXPIRE?

     Your new option will have a five-year term, unless your employment terminates earlier, in which case special rules apply. The term will expire at 11:59 p.m. Eastern Time, on the day before the fifth anniversary of the date of grant of the new option. For certain France employees, the new option has a six-year term, which will expire on the day before the sixth anniversary of the date of grant, unless their employment terminates earlier, in which case special rules apply. The new option has a longer term for France employees because in France it may not be exercised until the fourth anniversary of the grant date. For example, if we grant the new options on November 25, 2002, then the new options will expire on November 24, 2007, except for France employees, whose new options will expire on November 24, 2008. Different dates of the option grant and expiration will apply to eligible Belgium employees.

     The new option granted under this offer will have a five-year term, which may be a shorter term than the options you currently hold. The expiration dates of options you currently hold may be before or after the expiration date of the new options.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50 for an explanation of the vesting of the new options.

MM. IF I ELECT TO EXCHANGE, DO I HAVE TO GIVE UP VESTED OPTIONS FOR A NEW UNVESTED OPTION?

     Yes, if you exchange vested options. The purpose of this offer is to motivate and retain our current eligible employees. We believe that a new grant with a re-commencement of vesting is appropriate to achieve this purpose.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50, for additional information.

NN.  WILL MY NEW OPTIONS BE INCENTIVE STOCK OPTIONS OR NON-STATUTORY STOCK
     OPTIONS?

     If you are an eligible United States employee you may currently hold "incentive stock options" which are intended to qualify for favorable treatment for United States federal income tax purposes, as well as "non-statutory stock options" that do not qualify for such favorable tax treatment. Regardless of whether your canceled stock options were incentive stock options or non-statutory stock options, your new option will be a non-statutory stock option. Generally, income realized in connection with the exercise of incentive stock options, which you may decide to cancel, may be eligible under certain circumstances for capital gains tax treatment. The options that will be issued on the date of grant will be non-statutory stock options and any income realized in connection with the exercise of them will not be eligible for capital gains tax treatment, but rather will be subject to tax as ordinary income to the extent that the fair market value of a share of Lucent common stock on the exercise date exceeds the grant price. Eligible non-United States employees will also receive non-statutory stock options which are granted either under the 1996 LTIP, the 1997 LTIP or the relevant subplan.

     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR (AT YOUR OWN EXPENSE) TO DETERMINE THE TAX CONSEQUENCES OF ELECTING TO EXCHANGE OPTIONS PURSUANT TO THIS OFFER.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50, Section 20, entitled "Material United States Federal Income Tax Consequences," beginning on page 55, and Section 21, entitled "Material Tax Consequences for Eligible Non-United States Employees," beginning on page 58, for additional information.

OO. HOW WILL THE PLANNED SPIN-OFF OF AGERE SYSTEMS INC. AFFECT THE OPTIONS THAT I DO NOT EXCHANGE?

     Any options that are not exchanged will be adjusted upon the spin-off of Agere Systems Inc. if they:

     - were granted on or after February 21, 2001; or

     - have a grant price of less than $12.14 per share.

     If we spin off Agere after the date of grant, we will make an adjustment to the number of shares that are subject to, and the applicable grant price of, the options described above.

     You should refer to Section 22, entitled "Impact of the Planned Spin-off of Agere Systems Inc.," beginning on page 58 for an explanation of the effects of the potential spin-off of Agere Systems Inc.

PP. WHAT HAPPENS IF THE FAIR MARKET VALUE OF LUCENT COMMON STOCK ON THE DATE OF GRANT OF THE NEW OPTIONS IS HIGHER THAN THE GRANT PRICE OF THE CANCELED OPTIONS?

     There is the possibility that the fair market value of Lucent common stock on the date of grant will be higher than the grant price of your canceled options. In that event, the new option you will be granted in exchange for the canceled options will have a higher grant price than the old options you will have had canceled.

     You should refer to "Certain Risks of Participating in this Offer," beginning on page 18, and Section 14, entitled "Price Range of Shares Underlying the Options," beginning on page 49, and Section 15, entitled "Source and Terms of New Options," beginning on page 50, for additional information.

QQ.  WILL I HAVE TO PAY TAXES IF I ELECT TO EXCHANGE?

     The tax consequences will depend on the countries in which you are subject to taxation.

     If you are an eligible United States employee, neither the cancellation of your old options, whether incentive stock options or non-statutory stock options, nor your receipt of your new option should give rise to a taxable event for you for United States federal income tax purposes. If you are a United States citizen working outside the United States, please consult the Appendices to this offer and your own tax advisor (at your own expense) for the tax consequences in your jurisdiction.

     If you are an eligible United States employee, you should refer to Section 20 of this offer, entitled "Material United States Federal Income Tax Consequences," beginning on page 55, for additional information about the potential tax liability of participating in this offer. If you are an eligible non-United States employee, you should refer to Section 21, entitled "Material Tax Consequences for Eligible Non-United States Employees," beginning on page 58, for additional information.

     WE RECOMMEND THAT BOTH ELIGIBLE UNITED STATES EMPLOYEES AND ELIGIBLE NON-UNITED STATES EMPLOYEES CONSULT WITH THEIR OWN TAX ADVISOR (AT THEIR OWN EXPENSE) TO DETERMINE THE TAX AND SOCIAL INSURANCE CONSEQUENCES OF ELECTING TO EXCHANGE OPTIONS PURSUANT TO THIS OFFER. WE URGE ALL EMPLOYEES TO READ THE FULL TEXT OF THIS OFFER TO EXCHANGE FOR AN ADDITIONAL DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES.

RR.  WHAT IF LUCENT ENTERS INTO A MERGER OR OTHER SIMILAR TRANSACTION?

     In the event there is a sale of all or substantially all of our assets, or a merger in which Lucent is not the surviving entity, and such transaction occurs before the new options are granted pursuant to this offer, the surviving entity would be obligated to honor any Promise to Grant New Stock Option; however, you might receive options to purchase the common stock of a successor to our company rather than an option to purchase shares of Lucent stock. In such a merger or similar transaction, we would anticipate that you would receive that number of options in the successor or such other consideration that you would have been entitled to receive in exchange for the new option you would receive under this offer as adjusted by us or our successor in our or its discretion to reflect the terms and exchange ratios of the transaction. If you receive options to purchase the successor company's common stock, the grant price of those options could be equal to the fair market value of that company's stock on the date of grant, which would remain at least six months and one day after the date that we cancel the options you provided for exchange.

     You should refer to Section 15, entitled "Source and Terms of New Options," beginning on page 50, for additional information.

SS.  WHAT DO OUR COMPANY MANAGEMENT AND OUR BOARD OF DIRECTORS THINK OF THIS
     OFFER?

     Although our management has proposed this option exchange to our board of directors and our board has approved this offer, neither the board nor we are making any recommendations as to whether you should accept or reject this offer. The decision to accept or reject this offer is an individual one that should be based on a variety of factors. You should consult with your personal advisors (at your own expense) if you have questions about your financial, legal or tax situation.

     You should refer to Section 1, entitled "Explanation of this Offer," beginning on page 32, for additional information.

TT.  TO WHOM CAN I TALK IF I HAVE QUESTIONS ABOUT THIS OFFER?

     The information contained in this offer about Lucent should be read together with the information contained in the documents to which we have referred you. You should rely only on the information contained in this document or to documents to which we have referred you. We have not authorized any person EITHER INSIDE OR OUTSIDE OF LUCENT to interpret this offer or to make any representation or recommendation on our behalf in connection with this offer.

     For assistance, you should contact the Lucent Exchange Offer Support
Center.

     You should refer to Section 27, entitled "Additional Information," beginning on page 61, for additional information.

     NOTE:
     Neither this offer nor your participation in it shall be construed as giving you the right to be retained in the employ of Lucent or any of its subsidiaries.

                  CERTAIN RISKS OF PARTICIPATING IN THIS OFFER

     Participation in this offer involves a number of risks, including those described below. This list and the risk factors under the heading entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2001 filed on December 28, 2001 and subsequent filings with the SEC highlight the material risks of participating in this offer. We encourage eligible employees to carefully consider these risks and speak with an investment and tax advisor (at their own expense) as necessary before deciding to participate in this offer. In addition, we urge you to read all the sections in this offer to exchange including those discussing tax consequences in various countries, as well as the rest of this offer to exchange, and the Exchange Offer Election and Withdrawal Form, for a broader discussion of the risks which may apply to you before deciding to participate in this offer.

     This offer to exchange and our reports filed with the SEC referred to in this offer include "forward-looking statements." When used in this offer to exchange, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and other similar words as they relate to our company or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to:

                          RISKS SPECIFIC TO THIS OFFER

IF THE STOCK PRICE INCREASES AFTER THE DATE YOUR EXCHANGED OPTIONS ARE CANCELED, YOUR CANCELED OPTIONS COULD BE WORTH MORE THAN THE NEW OPTION GRANT THAT YOU RECEIVED IN EXCHANGE FOR THEM.

     If the market price of Lucent common stock increases after the date your options are canceled, the new option you receive might be worth less than the canceled options. The per-share grant price of any new options granted to you in return for the options you elected to exchange will be equal to the fair market value of Lucent common stock, as determined by the average of the high and low sale prices of a share of Lucent common stock on the New York Stock Exchange, on the date of grant. Before the new option date of grant, our shares could increase in value, and the grant price of the new option could be higher than the grant price of the exchanged options canceled as part of this offer.

     For example, if you exchange options with a $16 grant price, and the price of Lucent common stock rises to $20 when the new option grant is made, your new option will be for a smaller number of shares at a higher grant price than your canceled options. As a result, you will have lost value by reason of electing to exchange.

IF WE ENGAGE IN TRANSACTIONS THAT CHANGE OUR BUSINESS, OUR STOCK PRICE COULD BE AFFECTED AND THE GRANT PRICE OF THE NEW OPTIONS MAY BE HIGHER THAN THE GRANT PRICE OF THE OPTIONS THAT YOU ELECTED TO EXCHANGE.

     From time to time we may engage in transactions with other companies, customers and third parties that could affect or change our business structure, ownership, organization or make-up of our board of directors. Any such action could significantly affect the price of shares of Lucent common stock. If we engage in any such action or actions before the date of grant, our shares could increase or decrease in value, and the grant price of the new options could be higher or lower than the grant price of the options you elect to have canceled. You will be at risk of any such increase in our share price before the date of grant.

YOU WILL LOSE THE POTENTIAL BENEFIT OF ANY VESTED ELIGIBLE OPTIONS THAT ARE CANCELED IN THIS OFFER.

     If you participate in this offer and to the extent your eligible options were vested, but unexercised, you may have to wait longer to purchase common stock under your new option than you would have under your exchanged options. In addition, you will generally forfeit any portion of the shares underlying your new option that are not vested if your employment with us terminates for any reason other than death or disability.

IN CERTAIN CIRCUMSTANCES WE MAY BE SUBJECT TO LEGAL, REGULATORY, OR BUSINESS REQUIREMENTS OR IMPEDIMENTS THAT COULD DELAY OR PREVENT OUR MAKING THIS OFFER TO YOU, OR OUR COMPLETING THE EXCHANGE.

     We might be subject to certain legal, regulatory or business requirements or impediments required to obtain regulatory approvals or exemptions that could delay or prevent us from making this offer, completing this exchange, and issuing new options. Although we intend to use commercially reasonable efforts to address such requirements and impediments, and do not currently anticipate any difficulties in managing the requirements and impediments, it is possible that it will be impracticable or impossible for us to grant new options, or that we will have to delay the issuance of those new options. Your new option may be subject to different terms and/or certain conditions as a result of these requirements and impediments. If it is impracticable or impossible for us to grant your new option, you will have no rights to your canceled eligible old options and you will not receive any new options.

YOUR NEW OPTION MAY BE AFFECTED IF YOUR EMPLOYMENT TERMINATES AS A RESULT OF AN ACQUISITION OR MERGER OF LUCENT OR TRANSFER BY LUCENT OF PART OF ITS BUSINESS PRIOR TO THE GRANT OF THE NEW OPTION.

     If Lucent undergoes a change of control due to a merger or acquisition, or transfers part of its business to another company, prior to the date on which we grant new options, we or the successor may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this offer. Termination for this reason before the new options are granted means that you would receive a vested grant of 20% of the full amount of the option you would have otherwise received on the grant date (as adjusted by us or our successor), with 90 days to exercise if you are not retirement eligible or the remainder of the original term to exercise if you are retirement eligible. Your termination, voluntary, for unsatisfactory performance, or for cause, would mean that you would not receive the new option nor any consideration for your canceled options.

     Even if you are granted the new option, a change of control event could affect the market price of Lucent common stock, which could cause your new option to be granted with a grant price that is higher than you might otherwise anticipate. In addition, your new option might represent the right to purchase securities of a company other than Lucent.

THE PLANNED SPIN-OFF OF AGERE SYSTEMS INC. MAY AFFECT THE PRICE OF LUCENT COMMON STOCK.

     On April 22, 2002, we announced that we plan to complete the spin-off of Agere Systems Inc. on June 1, 2002. The spin-off is subject to our continued compliance with our credit facility and the requirements of Delaware law with respect to the declaration and payment of dividends. Our spin-off of Agere could affect the price of Lucent common stock, resulting in consequences to the exchange different from those you anticipated. You should consider the impact of the planned spin-off on your option holdings and your participation in the exchange.

YOU MAY BE AFFECTED BY FLUCTUATIONS IN EXCHANGE RATES BETWEEN THE UNITED STATES DOLLAR AND OTHER CURRENCIES.

     You should also be aware that in addition to fluctuations in the value of Lucent common stock in United States dollars, the value of the Lucent shares as well as the grant price will be affected by fluctuations in the exchange rates between the United States dollar and other currencies.

       BUSINESS RISKS THAT MAY AFFECT YOUR DECISION TO ELECT TO EXCHANGE

IF THE TELECOMMUNICATIONS MARKET DOES NOT IMPROVE, OR IMPROVES AT A SLOWER PACE THAN WE ANTICIPATE, OUR RESULTS OF OPERATIONS WILL CONTINUE TO SUFFER.

     During fiscal year 2001, the global telecommunications market deteriorated, reflecting a significant decrease in the competitive local exchange carrier market and a significant reduction in capital spending by established service providers. This trend has continued during the first and second fiscal quarters of 2002 and is expected to continue throughout calendar 2002. As a result, we have experienced lower sales and gross margins.

     If capital investment levels continue to decline, or if the telecommunications market does not improve or improves at a slower pace than we anticipate, our revenues and profitability will continue to be adversely affected. In addition, if the volume of our sales and products mix does not improve, our gross margin percentage may not improve as much as we expect, resulting in lower than expected results of operations.

     The significant slowdown in capital spending in our target markets has created uncertainty as to the level of demand in those markets. In addition, the level of demand can change quickly and can vary over short periods of time, including from month to month. As a result of the uncertainty and variations in our markets, accurately forecasting future results, earnings and cash flow is increasingly difficult.

WE HAVE SUBSTANTIAL CASH REQUIREMENTS AND MAY REQUIRE ADDITIONAL SOURCES OF FUNDS IF OUR SOURCES OF LIQUIDITY ARE UNAVAILABLE OR INSUFFICIENT TO SATISFY THESE REQUIREMENTS. WE CANNOT ASSURE YOU THAT THE ADDITIONAL SOURCES OF FUNDS WOULD BE AVAILABLE OR AVAILABLE ON REASONABLE TERMS.

     We have substantial cash requirements in connection with our operations, capital expenditures, restructuring and customer financing programs, debt service obligations and, if we elect to pay such dividends or redemptions in cash, preferred stock dividend requirements and redemptions. In addition, new product development, which is key to the success of our business, is capital intensive. If the cash we generate from our operations or that we can access under our credit facility or from our other sources is not available when needed or is insufficient to satisfy our requirements, we may require additional sources of funds (including possible additional asset sales).

     Our credit facility matures in February 2003. While we expect to be able to replace our credit facility prior to maturity, we cannot assure you that we will be able to do so on acceptable terms or at all. We also cannot assure you that any required additional sources of funds would be available or available on reasonable terms. If we do not generate sufficient amounts of capital to support our operations, complete our restructuring program, continue our capital expenditure and customer financing programs, service our debt, meet our preferred stock dividend requirements and develop new products or do not generate sufficient amounts of capital at the times on the terms required by us, our business will likely be adversely affected.

OUR CREDIT RATINGS MAY BE REVIEWED FOR DOWNGRADE, PUT ON CREDIT WATCH OR DOWNGRADED, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     On March 22, 2002, Moody's Investors Service Inc., which we refer to as Moody's, downgraded our senior unsecured debt rating from Ba3 to B2 and our preferred stock rating from B3 to Caa2 and commented that the rating outlook is negative. Also, on March 12, 2002, Standard & Poor's, which we refer to as S&P, and Fitch Ratings, which we refer to as Fitch, announced that our senior unsecured credit ratings are B+ and BB-, respectively. S&P commented that the ratings outlook for us is stable. Fitch commented that the ratings outlook for us is negative.

     In recent years the ratings of our senior unsecured long-term debt have declined from A2 by Moody's and A by S&P, in December 2000 to B2 by Moody's and B+ by S&P in March 2002. These declines have resulted in increased costs on certain of our credit facilities and other financing arrangements. In addition, we have experienced reduced access to credit markets and declines in the price of Lucent common stock. We cannot assure you that our credit ratings will not be reduced in the future by Moody's, S&P, Fitch or any other ratings agency.

OUR CREDIT FACILITY IMPOSES SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON US, AND IN THE EVENT THAT WE DEFAULT UNDER OUR CREDIT FACILITY, ANY OF OUR OUTSTANDING BORROWINGS UNDER THE CREDIT FACILITY WOULD BECOME IMMEDIATELY DUE AND PAYABLE.

     Our credit facility imposes operating and other restrictions on us and on many of our subsidiaries. The credit facility also requires us to have minimum earnings before interest, taxes, depreciation, and amortization (EBITDA) and net worth (each defined under the credit facility) measured at the end of each fiscal quarter. Our credit facility matures in February 2003 and we may in the future enter into new credit facilities or other transactions that impose similar or even more stringent restrictions and financial tests. Our ability to meet those financial tests is dependent upon a variety of factors, many of which are beyond our control. There can be no assurance that we will be able to comply with the restrictions and financial tests of our credit facility, any new credit facilities, or other transactions.

     The restrictions contained in our credit facility or any new credit facility could:

     - limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

     - adversely affect our ability to finance operations, strategic acquisitions, investments or alliances or to engage in other business activities that would be in our interest.

     Some of the current financial tests in our credit facility require improving financial performance by us over time. A continuing downturn in our principal markets could make it more difficult for us to satisfy these financial tests.

     A breach of any of the restrictive covenants or our inability to comply with the required financial tests could result in a default under the credit facility. In addition, a default by any of our subsidiaries, including Agere, of indebtedness in excess of $100 million would constitute a default under the credit facility. If any such default occurs, the lenders under the credit facility may elect to declare all outstanding borrowings, together with accrued interest and other fees, to be immediately due and payable. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings, which would reduce the liquidity available to us. If we are unable to repay outstanding borrowings when due, the lenders under the credit facility will have the right to proceed against the collateral granted to them to secure the debt.

WE INCURRED A NET LOSS IN FISCAL YEAR 2001 AND THE FIRST FISCAL QUARTER OF 2002 AND MAY CONTINUE TO INCUR NET LOSSES IN THE FUTURE; IF WE CONTINUE TO INCUR NET LOSSES, WE MAY BE UNABLE TO COMPLY WITH OUR DEBT COVENANTS.

     We incurred net losses of $16.2 billion and $423 million in fiscal year 2001 and the first fiscal quarter of 2002. In addition, on a sequential basis, both our United States and international revenues declined in the first fiscal quarter of 2002 as a result of the decline in our customers' spending. If our customers' spending does not increase or if we fail to generate the benefits we seek from our shift in strategic direction and restructuring program, our revenues may continue to decline, we may be unable to recover our deferred tax assets and we may not be able to return to and maintain profitability. In such event, we will have difficulty complying with our debt covenants and conditions, including the provisions under our credit facility that require us to achieve certain quarterly levels of EBITDA and minimum net worth (each as defined under the credit facility). A breach of our debt covenants could result in a default under our credit facility, which could have a material adverse effect on our liquidity.

IF WE DO NOT CONTINUE TO COMPLY WITH OUR CREDIT FACILITY AND THE REQUIREMENTS OF DELAWARE LAW WITH RESPECT TO THE DECLARATION AND PAYMENT OF DIVIDENDS, WE MAY BE UNABLE TO COMPLETE OUR PLANNED SPIN-OFF OF AGERE SYSTEMS INC.

     On April 22, 2002, we announced that we had met all of the financial conditions required under our credit facility to complete the spin-off of Agere Systems Inc. and that our Board of Directors had approved a distribution of Agere shares to the Lucent common shareholders.

     We remain committed to completing the process of separating Agere from us through a spin-off to our common stockholders. However, as a result of amendments to our credit facilities that became effective in August 2001, a default under our credit facility could prevent us from completing this spin-off. Our inability to meet the requirements of Delaware law with respect to the declaration and payment of dividends could also prevent us from completing the spin-off.

OUR NEW STRATEGIC DIRECTION AND RESTRUCTURING PROGRAM MAY NOT YIELD THE BENEFITS WE EXPECT AND COULD EVEN HARM OUR FINANCIAL CONDITION, REPUTATION AND PROSPECTS.

     In connection with implementing our new strategic direction and restructuring program, we have, and are in the process of, exiting certain product lines, outsourcing the manufacturing of certain of our products, selectively disposing of certain of our businesses and facilities, reducing the number of countries in which we operate, and significantly reducing our work force. These activities may not yield the benefits we expect and could even disrupt our customer relationships, raise product costs, delay product production and service delivery, result in or exacerbate labor disruptions and labor-related legal actions against us, and create inefficiencies in our business.

     Our new strategic direction and restructuring program may also give rise to unforeseen costs, including disruption of customer relationships, which could wholly or partially offset any expense reductions or other financial benefits we attain as a result of the changes to our business. In addition, if our restructuring program does not yield the long-term cost and expense reductions we expect, or if the market for our products does not improve, we may determine to take additional actions to realize these benefits or address these market conditions. Any such additional restructuring activities could result in additional restructuring charges.

     Our ongoing restructuring program resulted in our taking a restructuring charge of $11.4 billion in fiscal year 2001. We recorded significant reserves in connection with our restructuring program. These reserves included estimates pertaining to employee separation costs and the settlements of contractual obligations resulting from our actions. Although we do not anticipate significant changes, the actual costs may differ from these estimates and result in adjustments to our restructuring charge.

OUR LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR FUTURE CASH FLOWS.

     Our level of debt could have important consequences for you, including the following:

     - We may have difficulties borrowing cash in the future for working capital, capital expenditures, debt service or general corporate or other purposes;

     - We will have to make principal and interest payments on our debt, which will reduce the cash we have to finance our operations and other business activities;

     - We may have a higher debt level than some of our competitors, which may put us at a competitive disadvantage;

     - Our debt level may increase our vulnerability to economic downturns and adverse developments in our industry; and

     - Our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and industry.

     Our ability to meet our debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that we will generate sufficient cash from our operations to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not generate sufficient cash from our operations, we may need to refinance all or part of our existing debt, sell assets, borrow more cash or raise equity. We may not be able to undertake these activities on terms acceptable to us, if at all.

WE MAY INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD EXACERBATE OTHER RISKS.

     We may incur substantially more debt in the future. Although our credit facility contains restrictions on incurring additional indebtedness by our subsidiaries and us, these restrictions are subject to a number of qualifications and exceptions. Indebtedness incurred in compliance with these restrictions could be substantial.

     As of December 31, 2001, we had approximately $1.9 billion of available borrowings under our credit facility, subject to specific requirements, including compliance with financial covenants. On March 19, 2002, we completed the sale of 1.75 million 7.75% Cumulative Convertible Trust Preferred Securities for an aggregate amount of $1.75 billion. As a result, available borrowings under our credit facility were reduced to $1.5 billion. To the extent new debt is added to our current debt levels, the other risks would increase.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY. OUR FAILURE TO COMPETE EFFECTIVELY WOULD HARM OUR BUSINESS.

     The industry in which we operate is highly competitive and we expect that the level of competition on pricing and product offerings will intensify as equipment manufacturers seek to strengthen their relationships with large service providers and as the telecommunications industry undergoes consolidation. The factors that could impact our ability to compete successfully in the industry include:

     - the quality, performance, reliability, mix and market acceptance of our products;

     - market acceptance of our competitors' products;

     - efficiency and quality of the production and implementation of our products; and

     - our customer support and reputation.

     We have a number of existing competitors, some of whom are very large with substantial technological and financial resources and brand recognition. In addition, new competitors may enter the industry as a result of shifts in technology. These new competitors, as well as existing competitors, may include entrants from the telecommunications, computer software, data networking, and semiconductor industries.

     We cannot assure you that we will be able to compete successfully against existing or future competitors. Competitors may be able to offer lower prices, additional or a more attractive mix of products or services, or services or other incentives that we cannot match or do not offer.

     These competitors may be in a stronger position to respond quickly to new or emerging technologies and may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, and make more attractive offers to potential customers, employees, and strategic partners.

     Because we have a unionized workforce at some locations and many of our main competitors are not unionized to the same extent, or at all, our costs may be higher and our profitability may be lower than those competitors. In addition, because we may have less liquidity and a more limited access to the capital markets as a result of our credit ratings than some of our competitors, these competitors may be better positioned to withstand a prolonged downturn in the industry or in the economy as a whole.

A LIMITED NUMBER OF OUR CUSTOMERS ACCOUNT FOR A SUBSTANTIAL PORTION OF OUR REVENUES, AND THE LOSS OF ONE OR MORE KEY CUSTOMERS COULD SIGNIFICANTLY REDUCE OUR REVENUES, PROFITABILITY, AND CASH FLOW.

     We rely on a limited number of large customers to provide a substantial portion of our revenues. These customers include:

     - AT&T Corp. (which we refer to as AT&T),

     - AT&T Wireless Services, Inc. (which we refer to as AT&T Wireless),

     - BellSouth Corp.,

     - Qwest Communications International Inc.,

     - Qwest Corporation,

     - SBC Communications Inc.,

     - Sprint Corp.,

     - Verizon Communications Inc. (which we refer to as Verizon), and

     - Verizon Wireless Inc. (which we refer to as Verizon Wireless).

     Combined revenues from Verizon and Verizon Wireless accounted for approximately 17%, 14% and 11% of consolidated revenues in fiscal years 2001, 2000 and 1999, respectively. Combined revenues from AT&T and AT&T Wireless accounted for approximately 11% and 16% of consolidated revenues in fiscal years 2000 and 1999, respectively. Approximately 50% of the decline in our United States revenues during fiscal year 2001 was related to lower spending by our largest customers.

     A reduction, delay or cancellation of orders from one or more of our significant customers or the loss of one or more significant customers in any period could have a significant adverse effect on our revenues, profitability and cash flow. For example, in fiscal year 2001, AT&T and AT&T Wireless purchased substantially fewer products and services from us, which decreased our combined revenues from AT&T and AT&T Wireless by $1.7 billion as compared with the prior year.

     As part of our new strategic direction, we are targeting our products and services to the world's largest service providers. In addition, the communications industry has recently experienced a consolidation of both United States and non-United States companies. As a result of these factors, it is likely that in fiscal year 2002 and subsequent years an even greater percentage of our revenues will be attributable to a limited number of large service providers than in years past. Larger than expected decreases in spending by these large service providers, or a loss of any of them as a customer, could have a material adverse effect on our revenues, profitability and cash flow.

WE HAVE DEVELOPED OUTSOURCING ARRANGEMENTS FOR THE MANUFACTURE OF SOME OF OUR PRODUCTS. IF THESE THIRD PARTIES FAIL TO DELIVER QUALITY PRODUCTS AND COMPONENTS AT REASONABLE PRICES ON A TIMELY BASIS, WE MAY ALIENATE SOME OF OUR CUSTOMERS AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY DECLINE.

     As part of our new strategic direction, we are increasing our use of contract manufacturers as an alternative to our own manufacture of products. If, in implementing this initiative, we are unable to identify contract manufacturers willing to contract with us on competitive terms and to devote adequate resources to fulfill their obligations to us, or if we do not properly manage these relationships, our existing customer relationships may suffer. In addition, by undertaking these activities, we run the risk that:

     - the reputation and competitiveness of our products and services may deteriorate as a result of the reduction of our control over quality and delivery schedules and the consequent risk that we will experience supply interruptions and be subject to escalating costs; and

     - our competitiveness may be harmed by the failure of our contract manufacturers to develop, implement, or maintain manufacturing methods appropriate for our products and customers.

     If any of these risks is realized, our revenues, profitability and cash flow may decline. In addition, as we come to rely more heavily on contract manufacturers, we may have fewer personnel resources with expertise to manage problems that may arise from these third party arrangements.

WE HAVE LONG-TERM SALES AGREEMENTS WITH A NUMBER OF OUR LARGE CUSTOMERS. SOME OF THESE AGREEMENTS MAY PROVE UNPROFITABLE AS OUR COSTS AND PRODUCT MIX SHIFT OVER THE LIFE OF THE AGREEMENT.

     We have entered into long-term sales agreements with a number of our large customers. Some of these sales agreements require us to sell products and services at fixed prices over the life of the agreement, and some require us to sell products and services that we would otherwise discontinue, thereby diverting our resources from the development of more profitable or strategically important products.

     The costs that we incur in fulfilling certain of our sales agreements may vary substantially from our initial cost estimates. Any cost overruns that we cannot pass on to our customers could adversely affect our results of operations by reducing or eliminating our profit margins.

WE ARE EXPOSED TO THE CREDIT RISK OF OUR CUSTOMERS AS A RESULT OF OUR VENDOR FINANCING ARRANGEMENTS AND ACCOUNTS RECEIVABLES.

     Our vendor financing arrangements and accounts receivables increase our vulnerability to downturns in the economy and the industry in general, and to adverse changes in our customers' businesses in particular. Many of the customers to whom we provide funding or with whom we have contracts have been negatively affected by the continued softening in the telecommunications market, and some have filed for bankruptcy or been declared insolvent. As a result, we wrote-off certain vendor financings and receivables and sold others at significant discounts. We also recorded reserves or write-offs in our financial statements and may have to record additional reserves or write-offs in the future.

     Deterioration in the credit quality of our customers may further increase our capital needs if we are unable to sell the notes representing existing customer financings or to transfer future funding commitments to financial institutions and investors on acceptable terms and in the expected timeframes.

IF WE CANNOT PROVIDE CUSTOMER FINANCING WE MAY NOT BE ABLE TO MAINTAIN SOME OF OUR CUSTOMER RELATIONSHIPS.

     Although we have experienced difficulties as a result of our customer financing arrangements in the past, we intend to continue to provide customer financings in the future, as some of our customers look to us for this service. Our ability to provide such financing depends upon our liquidity and credit ratings among other factors. If we are unable to provide such financing, we may lose some of our customers.

IF WE FAIL TO MAINTAIN A PRODUCT MIX THAT IS ATTRACTIVE TO OUR CUSTOMERS, ENHANCES OUR EXISTING PRODUCTS AND KEEPS PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRIES OR IF WE PURSUE TECHNOLOGIES THAT DO NOT BECOME COMMERCIALLY ACCEPTED, CUSTOMERS MAY NOT BUY OUR PRODUCTS AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY BE ADVERSELY AFFECTED.

     The demand for our products can change quickly and in ways that we may not anticipate because markets for our principal products are characterized by:

     - rapid, and sometimes disruptive, technological developments;

     - evolving industry and certification standards;

     - frequent new product introductions and enhancements;

     - changes in customer requirements and a limited ability to accurately forecast future customer orders;

     - evolving methods of building and operating communications systems for our service provider and other customers; and

     - short product life cycles with declining prices over the life cycle of a product.

     Our operating results depend, to a significant extent, on our ability to maintain a product mix that is attractive to our customers, enhances our existing products and continues to successfully introduce new products on a timely basis. New technological innovations generally require a substantial investment before any assurance is available as to their commercial viability, including, in some cases, certification by United States and non-United States standards-setting bodies.

     If we fail to make sufficient investments or we focus on technologies that do not become widely adopted, new technologies could render our current and planned products obsolete, resulting in the need to change the focus of our research and development and our product strategies. This will disrupt our business significantly.

     For example, in our mobility segment, we are focusing on 3-G spread spectrum technologies such as CDMA2000 and UMTS, and intend to reduce our focus on and investment in certain 2-G technologies such as TDMA and GSM. If 3-G spread spectrum technologies do not become the dominant technology in the future, our operating results are likely to be materially adversely affected.

     Even if we develop the appropriate technology, we may not bring our products successfully or timely to market or achieve market acceptance of them. Being one of the first to make products available is important to the success of a new product, and any delays in bringing a new product to market could have a negative effect on our results of operations.

WE ARE A PARTY TO LAWSUITS, REGULATORY AND OTHER PROCEEDINGS AND INVESTIGATIONS WHICH, IF DETERMINED ADVERSELY TO US, COULD RESULT IN THE IMPOSITION OF DAMAGES AGAINST US AND COULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

     We are subject to proceedings, investigations, lawsuits and other claims, including proceedings under laws and government regulations related to environmental, labor, securities, product and other matters. In addition, we and certain of our former officers and current and former members of our board of directors, are subject to various lawsuits brought by shareowners and classes of shareowners, customers and participants in certain of our employee benefit plans, alleging, among other things, violations of federal and state securities laws, ERISA, consumer fraud laws and breaches of various fiduciary obligations.

     On November 21, 2000, we announced we had identified an issue impacting revenue in the fourth fiscal quarter of 2000. We informed the SEC and initiated a review by our outside counsel and auditors. In late December 2000, we announced the results of the review which resulted in certain adjustments to our fourth fiscal quarter results. We are cooperating fully with the SEC's investigation of these matters.

     The deterioration in the overall telecommunications market, the decline of our results of operations in fiscal year 2001, and the consequent impact on Lucent common stock prices, have increased the number and nature of the actions being brought against us. In addition, our substantial work force reductions appear to have been the catalyst for employment related actions against us. The actions and allegations made against us may increase as we continue to implement our restructuring program, which may involve additional asset dispositions and work force reductions.

     We cannot assure you that actions that have been or will be brought against us will be resolved in our favor. Any losses resulting from these claims could adversely affect our operating results. These actions may also divert us from implementing our restructuring program and the change in our strategic direction and divert the attention of our senior management.

IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS AND PROSPECTS MAY BE HARMED.

     Our failure to protect our intellectual property could seriously harm our businesses and prospects because we believe that developing new products and technology that are unique to us is critical to our success. Although we have numerous United States and foreign patents and numerous pending patents, we cannot assure you that any patents, whether issued or pending, will provide us with any competitive advantage, or will not be challenged by third parties.

     Moreover, our competitors may already have applied for patents that, once issued, will prevail over our patent rights or otherwise limit our ability to sell our products. Our competitors also may attempt to design around our patents or copy or otherwise obtain and use our proprietary technology. In addition, the patent applications that we have currently pending may not be granted. If we do not receive the patents we seek, or if we otherwise fail to secure international protection for our intellectual property, our competitiveness could be significantly impaired, which would limit our future revenues.

WE ARE AND WILL CONTINUE TO BE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS, WHICH COULD CAUSE US TO INCUR SIGNIFICANT EXPENSES OR PREVENT US FROM SELLING OUR PRODUCTS.

     We cannot assure you that third parties will not claim that our proprietary or licensed products, systems and software are infringing their intellectual property rights or that we do not in fact infringe those intellectual property rights.

     From time to time, we receive notices from third parties of potential infringement and receive claims of potential infringement when we attempt to license our intellectual property to others. Intellectual property litigation can be costly and time consuming and divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. A successful claim of patent or other intellectual property infringement could compel us to enter into costly royalty or license agreements or force us to pay significant damages and may even require us to stop the sale of certain of our products.

OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN AND RECRUIT KEY PERSONNEL.

     Our success depends in large part on our ability to recruit and retain highly skilled technical, managerial, sales and marketing personnel. In spite of the economic slowdown, competition for these personnel remains intense. In addition, our recent work force reductions have increased our dependence on our remaining work force, as we are relying on our current personnel to assume additional responsibilities. The loss of services of any of our key personnel or our failure to retain and attract qualified personnel in the future could make it difficult for us to meet our key objectives, such as timely product introductions.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS, WHICH COULD INCREASE OUR COSTS AND RESTRICT OUR FUTURE OPERATIONS.

     Our operations are subject to a wide range of environmental, health and safety laws, including laws relating to the use, disposal, clean-up of, and human exposure to, hazardous substances. In the United States, these laws often require parties to fund remedial action regardless of fault.

     We have remedial and investigatory activities underway at numerous current and former facilities and have been named a successor to AT&T as a potentially responsible party at numerous "Superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable state statutes.

     Although we believe our reserves are adequate to cover our environmental liabilities, factors such as the discovery of additional contaminants, the extent of remediation and compliance expenses, and the imposition of additional cleanup obligations at Superfund and other sites could cause our capital expenditures and other expenses relating to remediation activities to exceed the amount reflected in our environmental reserve and adversely affect our results of operations or cash flows.

     Compliance with existing or future environmental, health and safety laws could:

     - subject us to future liabilities;

     - cause the suspension of production;

     - restrict our ability to expand facilities;

     - require us to acquire costly pollution control equipment; or

     - incur other significant expenses or modify manufacturing processes.

RAPID CHANGES TO EXISTING REGULATIONS OR TECHNICAL STANDARDS OR THE IMPLEMENTATION OF NEW REGULATIONS OR TECHNICAL STANDARDS UPON PRODUCTS AND SERVICES NOT PREVIOUSLY REGULATED COULD BE DISRUPTIVE, TIME CONSUMING AND COSTLY.

     Many of the products and services we offer are developed in reliance upon:

     - existing regulations and technical standards;

     - our interpretation of unfinished technical standards; or

     - the lack of such regulations and standards.

     Rapid changes to existing regulations and technical standards or the implementation of new regulations and technical standards upon products and services not previously regulated could adversely affect development, demand, sale and warranty of our products and services, thus increasing our costs and decreasing the demand for our products and services.

WE CONDUCT A SIGNIFICANT AMOUNT OF OUR OPERATIONS OUTSIDE THE UNITED STATES, WHICH SUBJECTS US TO SOCIAL, POLITICAL AND ECONOMIC RISKS OF DOING BUSINESS IN FOREIGN COUNTRIES AND MAY CAUSE OUR PROFITABILITY TO DECLINE DUE TO INCREASED COSTS.

     We have significant operations in foreign countries, including manufacturing facilities, sales personnel and customer support operations. For fiscal year 2001, we derived approximately 35% of our revenues from sales outside the United States. We manufacture a significant portion of our products outside the United States. We are also dependent on international suppliers for many of our parts.

     We expect to concentrate sales and marketing, product development, services and supply chain resources to meet the global needs of the world's largest service providers and have initiated actions to follow the geographic footprint of our large service provider customers around the world to the approximately 20 core countries in which these customers do business. We will, therefore, continue to be subject to the risks inherent in doing business in foreign countries. These risks include:

     - increases in tariffs and duties, price controls, restrictions on foreign currencies and trade barriers imposed by foreign countries;

     - exchange controls and fluctuations in currency exchange rates;

     - difficulties in staffing and managing international operations;

     - political or social unrest or economic instability;

     - the risk of nationalization of private enterprises by foreign governments; and

     - adverse tax consequences, including imposition of withholding or other taxes on payments by subsidiaries.

     Difficulties in foreign financial markets and economies, and of foreign financial institutions, could also inhibit demand from our customers in the affected countries. Any or all of these factors could have a material adverse impact on our global business operations.

     Although we attempt to manage our exposure to risks from fluctuations in foreign currency exchange rates, through our regular operating and financing activities and, when deemed appropriate, derivative financial instruments, we cannot assure you that our attempts will be successful. A significant change in the value of the United States dollar against the currency of one or more countries where we sell products to local customers or make purchases from local suppliers may materially adversely affect our operating results.

MANY OF OUR CURRENT AND PLANNED PRODUCTS ARE HIGHLY COMPLEX AND MAY CONTAIN DEFECTS OR ERRORS THAT ARE DETECTED ONLY AFTER DEPLOYMENT IN COMMUNICATIONS NETWORKS; IF THAT OCCURS, OUR REPUTATION MAY BE HARMED.

     Our products are highly complex and can only be fully tested when deployed in communications networks and other equipment. From time to time, our products have contained undetected defects, errors or failures. The occurrence of any defects, errors or failures could result in cancellation of orders, product returns, diversion of our resources, legal actions by our customers or our customers' end-users and other losses to us or to our customers or end-users.

     Any of these occurrences could also result in the loss of or delay in market acceptance of our products and loss of sales, which would harm our business and adversely affect our revenue and profitability.

                                   THE OFFER

THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY BODY NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY BODY PASSED ON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

1.  EXPLANATION OF THIS OFFER.

     We are making a voluntary stock option exchange offer to eligible employees of Lucent and its participating subsidiaries from April 22, 2002, which is the date that this offer commences, through the expiration date of this offer, which we expect to be May 22, 2002. We will accept for exchange, subject to the terms of this offer, all eligible options that eligible employees properly elect to exchange. Under this offer, eligible employees may elect to exchange all or a portion of their eligible outstanding vested and unvested common stock options having a grant price of $12.14 per share or more, other than certain excluded options. We will exchange them for our promise to grant a new common stock option. We will grant this new option at least six months and a day after we cancel the options you elect to exchange. The new option will have a new grant price and be for a smaller number of shares determined in accordance with the exchange ratios described in Section 2 of this offer. The eligible options have been granted under the following employee stock option plans:

     - the GSOP, which is the Lucent Technologies Inc. 1998 Global Stock Option Plan, as amended through April 2001.

     - the 1997 LTIP, which is the Lucent Technologies Inc. 1997 Long Term Incentive Plan, as amended through April 21, 2002.

     - the 1996 LTIP, which is the Lucent Technologies Inc. 1996 Long Term Incentive Program, as amended through April 21, 2002.

     - the Acquired Companies Plans, which are the option plans from acquired companies whose grants are exercisable in Lucent common stock.

     The plans are summarized in Appendix D to this offer to exchange.

     We are making this offer upon the terms described in the Schedule TO and all exhibits and amendments to the Schedule TO, including this offer to exchange, that we are filing with the SEC in connection with this offer. These documents, as they may be amended from time to time, together constitute this offer. We cannot extend this offer to our eligible Belgium employees at this time because we are required to obtain the approval of the appropriate regulatory authorities in Belgium prior to so doing.

     Eligible employees who accept this offer and continue to be eligible through and including the date of grant will receive new options granted under the 1996 LTIP or the 1997 LTIP in accordance with the exchange ratios described below, rounded up to the nearest whole share. Under the 1996 LTIP, we will grant stock options pursuant to this offer primarily to "officers." Stock options for the other eligible employees, excluding "officers," will be granted under the 1997 LTIP pursuant to this offer.

     Subject to the terms of this offer, on the date of grant, which we expect to be the first business day after the expiration of a period that is at least six months and one day after the date we cancel the options accepted for exchange (but which we may extend at our discretion), we will approve the grant of new options with a grant price equal to the fair market value of Lucent common stock on the date of grant (or for eligible Italy employees, with a grant price equal to the greater of the fair market value or the normal value, as prescribed by local law, of Lucent common stock on the date of grant). Assuming we do not extend the expiration date (as defined below), we presently expect the date of grant to be November 25, 2002.

     You may select one of five election choices under this offer, each containing options at various grant prices. Each choice requires that you elect to exchange all or none of your outstanding, unexercised options, whether vested or unvested, in the grant price range specified. If you are eligible and elect to exchange all or a portion of your eligible options, you must also elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price.

     You may select any one of the following five election choices:

          (A) exchange all your eligible options with a grant price of $12.14 per share and greater and all outstanding options that were granted to you after October 21, 2001;

          (B) exchange all your eligible options with a grant price greater than $12.14 per share and all outstanding options that were granted to you after October 21, 2001;

          (C) exchange all your eligible options with a grant price greater than $16.0313 per share and all outstanding options that were granted to you after October 21, 2001;

          (D) exchange all your eligible options with a grant price greater than $30.00 per share and all outstanding options that were granted to you after October 21, 2001; or

          (E) exchange no options.

     Any option having a grant price of $12.14 per share or less that is not exchanged will be adjusted upon the spin-off of Agere Systems Inc. If you choose election choice "A," and the Agere spin-off occurs as planned after the cancellation date, your options with a grant price of $12.14 per share (any options granted to you after October 21, 2001, regardless of grant price) will be included in the exchange and will not be adjusted upon the spin-off. If you choose election choice "B," "C," or "D," your options with a grant price of $12.14 per share will not be included in the exchange and will be adjusted upon the spin-off of Agere. However, if you choose to exchange any of your outstanding options, and the Agere spin-off occurs as planned after the cancellation date, any options granted to you after October 21, 2001 will be included in the exchange and will not be adjusted for the spin-off.

     If you choose not to participate in this offer, or if you do not properly complete and deliver to us an Exchange Offer Election and Withdrawal Form so that we receive it before this offer expires, you will have elected to exchange no options and your current options will not be affected by this offer.

     All options that you elect to exchange and we accept will be canceled as soon as practicable on the day following the date this offer expires. We currently expect this offer to expire at 11:59 p.m. Eastern Time, Wednesday, May 22, 2002. However, we may extend this deadline for participating in this offer, but we cannot assure you that this offer will be extended or, if it is extended, for how long it will be extended. If we extend the deadline to elect to participate in this offer, we will announce the extension no later than 9:00 a.m. on the first business day following the previously scheduled expiration date. If we extend the deadline beyond that time, you must submit your Exchange Offer Election and Withdrawal Form to us so that we receive it before the extended expiration date and time.

     We currently expect to cancel the options you provided for exchange on Thursday, May 23, 2002. If you elect to exchange any option grant, all your option grants in the particular election choice you select and all options granted to you after October 21, 2001 will be included. You may not elect to exchange any options that were granted on August 4, 2000 and August 28, 2000 because these options are not eligible options. For specific information about this offer in countries where we are currently making this offer, other than the United States, please consult Appendix C.

     The February 21, 2001 stock option grant, which was made at a grant price of $12.14 per share, was the last grant that we made to a broad segment of employees that employees have not had an opportunity to exercise.

     We did not include options at grant prices below $12.14 per share (for example, the grant on July 27, 2001 at $7.07) in this offer because we believe such grants continue to provide an incentive to our employees.

     We did not include the option grants made on August 4, 2000 and August 28, 2000 because these grants were made to address incentive and retention concerns associated with higher priced options granted earlier that year. Since those higher priced grants are eligible for exchange in this offer, there is no need to include the August 4, 2000 and August 28, 2000 grants.

     We did not include in this offer options granted under the 1996 Global Founders Grant, which generally vested on October 1, 1999, because we believe this grant continues to provide an incentive and because most employees holding these options had an opportunity to exercise them.

NO RECOMMENDATIONS -- THE CHOICE IS YOURS

     Although our board of directors has approved this offer, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS. YOU MUST MAKE YOUR OWN DECISION ABOUT PARTICIPATING IN THIS OFFER. Please evaluate carefully all of the information constituting this offer and consult with your own tax and legal advisors (at your own expense). You must make your own decision about accepting or rejecting this offer.

     WE DO RECOMMEND, HOWEVER, THAT YOU FULLY REVIEW THE DOCUMENTS THAT CONSTITUTE THIS OFFER AND EVALUATE THE CURRENT MARKET DATA FOR LUCENT COMMON STOCK AND ANY ANNOUNCEMENTS ABOUT OUR BUSINESS, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER TO PARTICIPATE IN THIS OFFER.

OPTIONS EXCLUDED FROM THIS OFFER

     We are excluding from this offer:

     - options that were granted to you before the date that is six months prior to the offer date with grant prices less than $12.14 per share;

     - options that have already been exercised;

     - options that are not outstanding;

     - the 1996 Global Founders Grant;

     - options that have expired through the lapse of time; and

     - options that were granted on August 4, 2000 and August 28, 2000.

VESTING OF NEW OPTIONS

     Subject to the terms of this offer, each new option will fully vest over a period of 30 months in accordance with the following schedule:

     - 0% of the new options will vest on the date of grant;

     - 20% of the new options will vest six months after the date of grant; and

     - 20% of the new options will vest every six months thereafter.

EXPIRATION OF NEW OPTIONS GRANTED

     Your right to exercise your newly granted option will expire on the day prior to the fifth anniversary of the grant date, except if you are an employee working in France, in which case your newly granted option will expire on the day prior to the sixth anniversary of the grant date.

GRANT OF NEW OPTIONS

     If you properly elect to exchange your eligible options as described in this offer and your options are canceled, and you continue to be an eligible employee through and including the date of grant, then, subject to the terms of this offer, we will grant you a new option under the 1996 LTIP or the 1997 LTIP, as applicable, vested in accordance with the vesting schedule for this new option, including any applicable subplans or addenda to such plans, on the date of grant.

IF FOR ANY REASON (OTHER THAN THE EXCEPTIONS IDENTIFIED IN SECTION 11, ENTITLED "TERMINATION OF EMPLOYMENT") YOU DO NOT REMAIN AN ELIGIBLE EMPLOYEE OF OURS THROUGH AND INCLUDING THE DATE OF GRANT, YOU WILL NOT RECEIVE A NEW OPTION OR OTHER CONSIDERATION IN EXCHANGE FOR YOUR OPTIONS THAT WERE CANCELED. PLEASE REFER TO SECTION 11 BELOW FOR A DISCUSSION OF THE EFFECTS OF TERMINATION OF YOUR EMPLOYMENT ON YOUR ABILITY TO PARTICIPATE IN THIS OFFER.

2.  EXCHANGE RATIOS APPLICABLE TO THE GRANTING OF NEW OPTIONS.

     You will receive an option for the number of shares determined in accordance with the ratios set forth below, which depends on the number of shares and the grant price of the options you elected to exchange. The new grant will provide you with the opportunity to purchase fewer shares than you would have been provided under the options you elect to exchange.

     Each new option will be granted under the 1996 LTIP or the 1997 LTIP, as applicable. Your new option will be granted, subject to the terms of this offer, at least six months and one day after the cancellation of the exchanged options.

IF THE OPTION THAT YOU ELECT TO EXCHANGE    YOU WILL RECEIVE AN OPTION FOR ONE SHARE
HAS A GRANT PRICE OF:                       IN YOUR NEW GRANT FOR EVERY:
  $50.00 or above                             6 shares exchanged
  $40.00 to $49.9999                          4 shares exchanged
  $25.00 to $39.9999                          2 shares exchanged
  $12.14 to $24.9999                          1.25 shares exchanged

IF YOU PARTICIPATE IN THIS OFFER, YOU MUST ALSO ELECT TO EXCHANGE ALL OPTIONS GRANTED TO YOU AFTER OCTOBER 21, 2001, REGARDLESS OF GRANT PRICE. THESE OPTIONS WILL BE EXCHANGED AT A RATIO OF 1 TO 1.

     If there is any fractional share remaining after the total number of shares in the new grant has been determined in the manner described above, it will be rounded up to a whole share.

     For example, if you elect to exchange an option to purchase 1,000 shares with a grant price of $16.00 and satisfy all the conditions of this offer, on the date of grant you would receive a new option to purchase 800 shares (1,000/1.25) of Lucent common stock with a grant price equal to the fair market value of a share of Lucent common stock on the date of grant. Alternatively, if you elect to exchange an option to purchase 600 shares with a grant price of $50.00 or higher and satisfy all the conditions of this offer, on the date of grant you would receive a new option to purchase 100 shares (600/6) of Lucent common stock with a grant price equal to the fair market value of a share of Lucent common stock on the date of grant.

     Fair market value is the average of the low and high sales prices on the New York Stock Exchange of a share of Lucent common stock on the relevant date of grant.

     A new option will not reflect any adjustment for the planned spin-off of Agere Systems Inc., unless the spin-off occurs after the date of grant. If the spin-off occurs before the date of grant, the value of shares of Lucent common stock on the date of grant would reflect the impact of the value of the Agere spin-off.

IF FOR ANY REASON (OTHER THAN THE EXCEPTIONS IDENTIFIED IN SECTION 11, ENTITLED "TERMINATION OF EMPLOYMENT") YOU DO NOT REMAIN AN ELIGIBLE EMPLOYEE OF OURS THROUGH AND INCLUDING THE DATE OF GRANT, YOU WILL NOT RECEIVE A NEW OPTION OR OTHER CONSIDERATION IN EXCHANGE FOR YOUR OPTIONS THAT WERE CANCELED. PLEASE REFER TO SECTION 11 BELOW FOR A DISCUSSION OF THE EFFECTS OF TERMINATION OF YOUR EMPLOYMENT ON YOUR ABILITY TO PARTICIPATE IN THIS OFFER.

3.  PURPOSE OF THIS OFFER.

     We are committed to the concept of employees as owners. Due to the decline in our stock price, many of your outstanding options have grant prices that are significantly higher than the current and recent market prices of Lucent common stock. In order for our stock option programs to provide the motivation and retention we intend, you must feel that our stock options will provide you with the opportunity to realize value within a reasonable period of time. This program is voluntary and will allow eligible employees to choose whether to keep their current stock options at their current grant price, or to cancel those options in exchange for new options to be granted on a date at least six months and one day after the date we cancel the options you offered for exchange. HOWEVER, BECAUSE WE WILL NOT GRANT NEW OPTIONS UNTIL AT LEAST SIX MONTHS AND ONE DAY AFTER THE CANCELLATION DATE, YOUR NEW OPTION COULD HAVE A HIGHER GRANT PRICE THAN SOME OR ALL OF YOUR CURRENTLY OUTSTANDING OPTIONS. EMPLOYEES WHO PARTICIPATE IN THIS OFFER WILL RECEIVE A NEW OPTION FOR A SMALLER NUMBER OF SHARES THAN THE OPTIONS THEY PREVIOUSLY HELD.

     We issued the options currently outstanding for the following reasons:

     - to provide our eligible employees with incentives for individual, team and corporate performance;

     - to promote the long-term success of our business and to encourage our eligible employees to continue their employment with us;

     - to attract talent; and

     - to enhance and maximize shareowner value.

     This offer balances the benefits to employees with the interests of shareowners by reducing the potential dilution that would result if we were simply to make additional grants of stock options without reducing the number of shares subject to outstanding stock options. Additionally, we have a limited pool of options that we may grant under our plans. Depending on the level of participation by eligible employees in this offer, the option exchange has the potential to reduce the number of shares of Lucent common stock underlying our option grants.

     One of the keys to our future success is the retention and attraction of our most valuable asset, our employees. Because of the decline in the price of Lucent common stock, you may feel that some of the options we previously granted no longer fulfill their motivation and retention purposes. By making this offer, we intend to provide you with the benefit of holding options that over time may increase in value and provide an incentive for you to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for our shareowners.

     From time to time we may engage in transactions with other companies, customers and third parties that could affect or change our business structure, ownership, organization or make-up of our board of directors. Any such action could significantly affect the price of shares of Lucent common stock. If we engage in any such action or actions before the date of grant, our shares could increase or decrease in value, and the grant price of the new options could be higher or lower than the grant price of the options you elect to have canceled. You will be at risk of any such increase in our share price before the date of grant. As discussed below, the grant price determined on the date of grant will be equal to 100% of the fair market value of Lucent common stock, as determined by the average of the high and low sale prices of a share of Lucent common stock on the New York Stock Exchange on the date of grant.

     Although we have no current plans to do so, it is possible that, prior to the grant of new options, we might complete or enter into an agreement to complete a significant business transaction such as a merger or other similar transaction. You should refer to Section 15, entitled "Source and Terms of New Options," for information on the Promise to Grant New Stock Option and how the new option grants would be adjusted upon the occurrence of certain events.

4.  ELIGIBILITY.

  A.  WHO IS ELIGIBLE?

     We are making this offer to all eligible employees globally. However, because of local regulatory requirements, we cannot make this offer on the same day to eligible Belgium employees.

     - Any individual holding eligible options who is actively employed by us or by a participating subsidiary identified in Appendix A to this offer to exchange is eligible to participate. We also refer to participating subsidiaries as "we" and "us," their employees as "our employees," and their payrolls as "our payroll."

     - In order for you to participate in this offer, you must be an eligible employee of ours continuously from April 22, 2002 (the date of commencement of this offer) THROUGH AND INCLUDING the date on which this offer expires, which we expect will be May 22, 2002.

     An eligible employee must be paid directly through our payroll. If you are not an employee of ours at any time from April 22, 2002 through and including the date this offer expires, you will not be eligible to accept this offer and any election you have made to participate will be void. Except as described below, if you are not an employee of ours at any time from April 22,

2002 through and including the date the new options are granted, you will not be eligible to receive a new option. Only one executive officer, our senior vice president and corporate controller, is eligible to participate in this offer, and we do not know if he will participate. Neither Agere Systems Inc. nor Avaya Inc. is a participating subsidiary. We are making this offer to all eligible employees, including eligible non-United States employees. However, because of local regulatory requirements, we cannot make this offer on the same day to eligible Belgium employees.

     Special considerations may apply to other eligible non-United States employees. If you are an eligible non-United States employee, you should consult your individual tax, legal, and investment advisors (at your own expense) before deciding whether to participate in this offer.

  B.  WHO IS NOT ELIGIBLE?

     The following persons are not eligible to participate in this offer:

     - The members of our board of directors;

     - The members of our executive committee as indicated in Appendix B;

     - Any officer on a company-initiated leave of absence, as defined in the Lucent Technologies Inc. Officer Severance Policy;

     - Employees of Agere Systems Inc., Avaya Inc., our former optical fiber business, and other divested businesses;

     - A leased employee within the meaning of Section 414(n) of the Internal Revenue Code;

     - Individuals who do not receive payment for their services directly from the payroll of Lucent or its participating subsidiaries;

     - Employees on Transition Service Agreements or employees of Lucent or a participating subsidiary that are assigned to business operations that have been divested; or

     - Employees of non-Lucent companies for whom Lucent is providing payroll services after a sale of their business.

     Employees of Agere Systems Inc., Avaya Inc., our former optical fiber business, and other divested business operations are not eligible to participate in this offer because the purpose of this offer is to motivate and provide incentive to the current eligible employees of Lucent's businesses.

5.  STOCK OPTIONS; PROPER ELECTION TO EXCHANGE STOCK OPTIONS.

  A.  STOCK OPTIONS

     A stock option is a right, but not an obligation, to buy a specific quantity of stock at a designated price for a specified period of time regardless of changes in the market price of the stock during the period. Stock is an ownership interest in a company.

     At the time a company grants an option, the recipient of the option will not be able to immediately exercise the option to purchase the shares of stock if the options are not "vested." A vesting schedule describes when an option holder may exercise the option to purchase all or a portion of the shares covered by the option. To the extent an option has vested, unless the terms of the option provide otherwise, it becomes exercisable, and the option holder may then pay the grant price, which is the price at which the option is granted to purchase the shares. An option may expire after a certain period of time or may terminate upon the occurrence of certain events, as determined by the option agreement or the plan under which the option may be granted.

     Grants of options to purchase Lucent common stock that we make under the 1996 LTIP, which will apply to "officers" who are eligible employees, and the 1997 LTIP, which will apply to all other eligible employees, excluding "officers," must be made at a grant price of no less than the fair market value of Lucent common stock on the date of grant. Therefore, the option that you will receive on the date of grant, if any, will have a grant price equal to the fair market value of Lucent common stock on that date (in Italy, the grant price will be the greater of fair market value or normal value as prescribed by local law). You may exercise any vested portion of your option by contacting the record keeper and following the prescribed procedures.

  B.  PROPER ELECTION TO EXCHANGE STOCK OPTIONS

     This offer to exchange will require an eligible employee, other than eligible Belgium employees, to make a voluntary election to exchange outstanding stock options prior to the deadline to participate in this offer, which is 11:59 p.m. Eastern Time on May 22, 2002, unless we extend this deadline. YOUR ELECTION TO EXCHANGE IS IRREVOCABLE AFTER THIS DEADLINE. In consideration for your election to exchange your eligible options, we will deliver our Promise to Grant New Stock Option. This Promise to Grant New Stock Option will consist of a promise to grant a new option to purchase a number of shares (determined by the exchange ratios) for every share subject to the exchanged options, rounded up to the nearest whole share, to be issued on the date of grant, which we expect to be on November 25, 2002. The new options will be priced at the fair market value of Lucent common stock on the date of grant (greater of fair market value or normal value in Italy), or, if applicable, the fair market value of the common stock of our successor on the date of grant.

     You may elect to participate in this offer by properly completing the Exchange Offer Election and Withdrawal Form. This form contains instructions for its completion and directions for executing and delivering it to us. In order for your agreement to exchange your options to be valid, you must comply with these instructions before the deadline.

     If you do not deliver your properly completed Exchange Offer Election and Withdrawal Form so that we receive it before the expiration of this offer, then you will not participate in the option exchange, and all stock options currently held by you will remain intact at their original price and subject to their original terms.

     If you are an eligible United States employee holding eligible options, and have a valid lucent.com e-mail address and access to a company supplied computer, you may only elect to exchange electronically by accessing our web site at [web site link], and properly completing and executing the Exchange Offer Election and Withdrawal Form. You must electronically submit your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center so that we receive it before this offer expires.

     If you are an eligible United States employee holding eligible options and you are covered by a collective bargaining agreement, on a company approved leave of absence, on short-term disability, or you do not have a lucent.com e-mail address, you may also elect to exchange by faxing your properly completed Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center at (847) 883-4050. You must submit your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center so that we receive it before this offer expires.

     If you are an eligible non-United States employee holding eligible options, you may elect to exchange by properly completing, signing and submitting your paper Exchange Offer Election and Withdrawal Form to us by faxing it to the Lucent Exchange Offer Support Center at +1 (847) 883-4050. Your election will not be valid unless you execute a paper version of the Exchange Offer Election and Withdrawal Form and submit it in accordance with its instructions so that we receive it before this offer expires.

     We currently have no plans to extend the expiration of this offer, but if it is extended, you will be notified. We reserve the right to reject any or all options elected for exchange that we determine are not in the proper form, that we do not receive before the deadline, or that we determine are unlawful to accept. Otherwise, we will accept your proper and timely election to participate that you have not validly withdrawn, subject to our rights to extend, terminate and amend this offer.

     After we cancel your options that you are exchanging under this offer, we will promptly send to you a Promise to Grant New Stock Option. When you receive this promise, you should carefully review it and immediately notify the Lucent Exchange Offer Support Center of any discrepancies that you find.

     The new options will be subject to the terms of the 1996 LTIP if you are an "officer" or the 1997 LTIP if you are not an "officer" and will vest in accordance with the new vesting schedule that is described in Section 15, entitled "Source and Terms of New Options." To participate, you must deliver to us a properly completed Exchange Offer Election and Withdrawal Form before expiration of this offer.

     Please note that you may withdraw from this offer or change the category of options you elect to exchange at any time before the expiration date by completing, executing and dating another Exchange Offer Election and Withdrawal Form. However, AFTER 11:59 P.M. EASTERN TIME ON THE EXPIRATION DATE, YOU CANNOT CHANGE ANY CHOICE YOU HAVE MADE. Your most recent properly completed Exchange Offer Election and Withdrawal Form received by us will invalidate and supersede all previously delivered forms.

     PLEASE NOTE THAT YOU ARE RESPONSIBLE FOR AND BEAR THE RISK OF DELIVERY OF ALL REQUIRED DOCUMENTS, INCLUDING THE EXCHANGE OFFER ELECTION AND WITHDRAWAL FORM.

6. VALIDITY OF OPTIONS, REJECTION OF OPTIONS, WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE.

     We have the sole discretion to make the determination as to the propriety of the form and content of all documents submitted pursuant to this offer and the validity, form, eligibility, including timeliness of receipt, and acceptance of options. Our determination will be final and binding on all parties. We also reserve the right to reject any and all of the elections that we determine are
(a) not in the proper form or format, (b) not from eligible employees, or (c) not for eligible options. We also make the final determination as to eligible employees. While no election of options for exchange will be deemed to be properly made until all defects or irregularities in your election have been cured within the offer period, we also reserve the right to waive any conditions of this offer or any defects or irregularities. We are not obligated to give notice of any defects or irregularities and we will incur no liability for the failure to provide such notice. Otherwise, we will accept properly and timely elected options for exchange that are not validly withdrawn. This is a one-time offer, and we will strictly enforce the offer period and expiration date, subject only to any extensions that we, in our sole discretion, may grant.

7.  YOUR ACCEPTANCE CONSTITUTES AGREEMENT.

     Your election to exchange in accordance with this offer constitutes your acceptance of all the terms of this offer. After the offer expires, we will promptly cancel all options that you properly elect to exchange that are not validly withdrawn during the offer period. Our acceptance of the options you elected to exchange and our delivery to you of our Promise to Grant New Stock Option, described below, constitutes a binding agreement between us, and which will be our commitment to you that any successor to our company would honor our commitment to grant new options on the date of grant. The Promise to Grant New Stock Option will indicate the number of shares that we expect to be covered by your new option grant and will be granted in the name associated with your Lucent HRID Number. When you receive this promise, you should carefully review it and immediately notify the Lucent Exchange Offer Support Center if you believe there are any discrepancies. We will include contact information in the Promise to Grant New Stock Option.

     We reserve the right to correct the number of shares identified in our Promise to Grant New Stock Option at any time until we grant the new options.

     In a merger or similar transaction, you would likely receive options in the successor. If you receive options to purchase the successor company's stock, the grant price of those options would likely be equal to the fair market value of that company's stock on the date of grant, which date would remain at least six months and one day after the cancellation date.

     You should refer to Section 15, entitled "Source and Terms of New Options."

8. YOUR RIGHT TO WITHDRAW OR CHANGE YOUR ELECTION TO EXCHANGE; YOUR ABILITY TO ELECT TO EXCHANGE AFTER WITHDRAWING YOUR ELECTION.

     You may withdraw or change your election to exchange ONLY in accordance with the provisions of this section.

     You may withdraw or change your election to exchange at any time so long as we receive your properly completed Exchange Offer Election and Withdrawal Form before 11:59 p.m. Eastern Time on the date this offer expires (which we expect to be May 22, 2002, unless we extend the expiration of this offer).

     If you are an eligible United States employee holding eligible options and have a valid lucent.com e-mail address and access to a company supplied computer, you may only withdraw or change your election to exchange electronically by accessing our web site at [web site link], and properly completing and executing the Exchange Offer Election and Withdrawal Form. You must electronically submit your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center so that we receive it before this offer expires.

     If you are an eligible United States employee holding eligible options and you are covered by a collective bargaining agreement, on a company-approved leave of absence, on short-term disability, or you do not have a lucent.com e-mail address, you may also withdraw or change your election to exchange by faxing your properly completed Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center at (847) 883-4050. You must submit your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center so that we receive it before this offer expires.

     If you are an eligible non-United States employee holding eligible options, and you wish to withdraw or change your election to exchange, then you must properly complete, sign and submit your paper Exchange Offer Election and Withdrawal Form to us by faxing it to the Lucent Exchange Offer Support Center at +1 (847) 883-4050. Your election will not be valid unless you execute a paper version of the Exchange Offer Election and Withdrawal Form and submit it in accordance with its instructions so that we receive it before this offer expires.

     Once you have withdrawn your election to exchange options, at any time before this offer expires, you may re-elect to exchange options only by completing a new Exchange Offer Election and Withdrawal Form and again following the delivery procedures described in this offer. If we extend the expiration of this offer, you may withdraw or change your previous election to exchange options until the new expiration date of this offer.

     Your most recent, properly completed Exchange Offer Election and Withdrawal Form received by us before this offer expires will supersede all of your previously delivered forms. Your last properly completed Exchange Offer Election and Withdrawal Form that we receive before the expiration of this offer will be binding and irrevocable.

     PLEASE NOTE THAT YOU ARE RESPONSIBLE FOR AND BEAR THE RISK OF DELIVERY OF ALL REQUIRED DOCUMENTS, INCLUDING THE EXCHANGE OFFER ELECTION AND WITHDRAWAL FORM.

     We are not obligated to notify you of any defects or irregularities in any Exchange Offer Election and Withdrawal Form you submit. We will not be liable for any failure to give notice. We will resolve, in our sole discretion, any and all questions about the form and validity, including the time of receipt, of any Exchange Offer Election and Withdrawal Form you submit. Our determination of these matters will be final and binding.

9. ACCEPTANCE OF OPTIONS FOR EXCHANGE AND GRANT OF NEW OPTIONS; DEFERRAL OF NEW GRANTS.

     Subject to the terms of this offer, promptly following the expiration date, we will accept for exchange and will cancel those options that you properly elect to exchange and do not validly withdraw before this offer expires. We expect the cancellation date to be May 23, 2002, unless we extend the expiration of this offer. Once we cancel the options you elect to exchange, you will no longer have any rights with respect to those options. After we cancel the options that you properly elect to exchange, we expect to provide you promptly with a Promise to Grant New Stock Option indicating the number of shares that we expect to be covered by your new option grant. We will approve the grant of new options, and you will be granted your new option, on November 25, 2002, unless we extend the expiration of this offer.

     Regardless of whether the options that you elect to exchange are incentive stock options or non-statutory stock options, your new option will be granted as a non-statutory stock option. Your new option will be granted under the 1996 LTIP, if you are an "officer," or under the 1997 LTIP, including any applicable subplan under the 1997 LTIP, if you are not an "officer."

     We expect to distribute the new option agreements within two months after the date of grant.

     If you are eligible to participate in this offer, whether or not you participate or have eligible options, we will not grant any options to you before the date that we grant the new options under this offer. We will defer any grant to you of other options for which you may be eligible before the new option grant date so that you are granted no new options for any reason until the expiration of a period that is at least six months and one day after we cancel the options that you elect to exchange. We will defer the grant to you of these other options in order to avoid incurring compensation expense against our earnings as a result of accounting rules that could apply to such interim option grants as a result of this offer.

     Our fiscal year 2002 annual option grant was made in July 2001. We expect to commence the fiscal year 2003 annual option grant cycle in December 2002. Any grants awarded through our annual option grant cycle will be made after the grant date associated with this offer. Those options will have different terms, which will be communicated at the time any such 2003 option grants are awarded.

     It is possible that, prior to the grant of new options, we might effect or enter into an agreement such as a merger or other similar transaction, in which case you might receive options to purchase shares of a successor to our company rather than an option to purchase shares of our company as part of the terms of a proposed merger.

10.  HOW THE EXCHANGE RATIOS WERE DETERMINED.

     We established the exchange ratios in a way that the new option grants are intended to provide approximately equivalent value for the options that are exchanged. We used the Black-Scholes options pricing model (a standard method to value options) to estimate the total value of the options that were eligible for exchange and a range of possible values for the new option grants. We then determined the ratios that would make the exchange approximately equivalent in value. This approach results in the grant of new options for a smaller number of shares than the shares under the canceled options. This reduces the dilution that would have resulted if we exchanged all options using a one-to-one exchange ratio and balances the benefits of the exchange to employees with the interests of shareowners.

11.  TERMINATION OF EMPLOYMENT.

YOUR EMPLOYMENT WITH LUCENT TERMINATES AFTER THIS OFFER COMMENCES BUT BEFORE THIS OFFER EXPIRES

     If your employment terminates for any reason before this offer expires, you will not be eligible to participate in this offer. Any election to participate in this offer that you have already submitted will be void, and you will not receive a new option. Your outstanding options will remain in effect subject to their terms.

YOU ARE ON APPROVED LEAVE OF ABSENCE OR SHORT-TERM DISABILITY AFTER THIS OFFER COMMENCES

     If you are on a company-approved leave of absence or short-term disability after this offer commences, and your employment does not terminate before this offer expires and you comply with the other terms of this offer, you are eligible to participate in this offer.

YOU ARE ON A COMPANY INITIATED LEAVE OF ABSENCE UNDER THE OFFICER SEVERANCE PROGRAM AT ANY TIME AFTER THIS OFFER COMMENCES

     If you are on a company-initiated leave of absence under the Officer Severance Program, you are not eligible to participate in this offer.

     If you begin a company-initiated leave of absence under the Officer Severance Program after the cancellation date, but before the grant of new options, you will receive a fully vested option on the grant date for only 20% of the shares.

YOU RETIRE AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options, then retire at any time after the cancellation date and before the date on which the new options are granted, which we currently expect to be November 25, 2002, you will not receive a new option and the options that you elected to exchange will not be returned to you.

YOUR EMPLOYMENT TERMINATES BY REASON OF DEATH AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options and then your employment terminates by reason of death anytime before the date on which the new options are granted, your estate will receive your entire new option. Your new option will be fully vested upon grant, and your estate may exercise the new option at anytime until the new option expires.

YOUR EMPLOYMENT TERMINATES BY REASON OF DISABILITY AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options, then your employment terminates by reason of disability after the cancellation date but before the date on which the new options are granted, you will receive your entire new option. The new option will be fully vested upon grant, and you may exercise your new option until it expires.

YOUR EMPLOYMENT TERMINATES BY REASON OF "COMPANY ACTION" AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options and your employment is terminated by reason of "company action" after the cancellation date but before the date on which your new option is granted, you will receive a fully vested option on the grant date for only 20% of the shares. The remaining 80% of the shares that would have been subject to the new option had you continued to be an eligible employee on the grant date will not be granted to you, and the options that you elect to exchange will not be returned to you.

     If you ARE eligible for retirement, you will be entitled to exercise the new option that you receive at any time until the new option expires. If you ARE NOT eligible for retirement, you will have 90 days after the date of grant to exercise your new option.

     "Company action," as defined in the 1996 LTIP or 1997 LTIP, refers to a force management program declared by us or a participating subsidiary, a sale of a business unit or portion of a business unit, or a transfer initiated by us or a participating subsidiary to:

     - a corporation, partnership, limited liability company or other business entity in which we have a direct or indirect equity interest and which does not constitute a subsidiary; or

     - to an outsourcing contractor engaged by us.

YOUR EMPLOYMENT IS TERMINATED FOR "CAUSE" AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options and your employment with us is terminated for "cause" after the cancellation date but before the date of grant, you will not receive a new option and your canceled options will not be returned to you.

     A termination for "cause," as defined in your option agreements, occurs when an employee's action constitutes one of the following:

     - conviction (including a plea of guilty or nolo contendere) of a felony, or any crime of theft, dishonesty, or moral turpitude;

     - a violation of our code of conduct, Business Guideposts; or

     - gross omission or gross dereliction of any statutory or common law duty to us or our participating subsidiary.

* If you need a copy of Business Guideposts, please contact your supervisor.

YOUR EMPLOYMENT TERMINATES VOLUNTARILY AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options, but you are no longer an employee of ours on the date on which the new option is granted for any reason other than company action or due to your death or disability, you will not receive any new options and your old options will not be returned to you.

YOUR EMPLOYMENT IS TERMINATED FOR UNSATISFACTORY PERFORMANCE AFTER THE CANCELLATION DATE BUT BEFORE THE GRANT OF NEW OPTIONS

     If you elect to exchange your options and your employment with us is terminated for unsatisfactory performance after the cancellation date but before the date of grant, you will not receive a new option and your canceled options will not be returned to you.

YOUR EMPLOYMENT IS TERMINATED FOR UNSATISFACTORY PERFORMANCE AFTER THE GRANT OF NEW OPTIONS

     If you participate in this offer and your employment is terminated for unsatisfactory performance after the date on which your new option is granted, the unvested portion of your new option will be immediately canceled. If you ARE eligible for retirement, you will be entitled to exercise the vested portion of your new option at any time after the date your employment terminates until the new option expires. If you ARE NOT eligible for retirement, you will have 90 days after the date your employment terminated to exercise the vested portion of your new option.

YOU "RETIRE" AFTER THE GRANT OF NEW OPTIONS

     If you "retire" at any time after the new option is granted to you, you will keep the vested portion of your new grant and all of your unvested options will be canceled. You will be entitled to exercise your vested portion at any time until it expires.

     "Retire," as defined in the 1997 LTIP or your option agreements, means terminate employment with us under any of the following circumstances or entitlements:

     - eligibility for a Service Pension under the Lucent Retirement Income Plan as defined in such plan;

     - eligibility for a similar pension under any comparable plan or arrangement with Lucent or a subsidiary of Lucent;

     - you are at least age 50 with a minimum of 15 years of service with us at retirement (only for new grants made under the 1996 LTIP);

     - the sum of your years of service with Lucent and your age at retirement equals or exceeds 75.

YOUR EMPLOYMENT TERMINATES BY REASON OF DEATH AFTER THE GRANT OF NEW OPTIONS

     If your employment terminates by reason of death after your new option is granted, your entire new option will immediately vest and your estate will be entitled to exercise your new option at any time before the option expires.

YOUR EMPLOYMENT TERMINATES BY REASON OF DISABILITY AFTER THE GRANT OF NEW
OPTIONS

     If you participate in this offer and your employment terminates by reason of disability after your new option is granted, your entire new option will immediately vest and you will be entitled to exercise your new option at any time before it expires.

YOU VOLUNTARILY LEAVE THE EMPLOY OF LUCENT AFTER THE GRANT OF NEW OPTIONS

     If you participate in this offer and your employment terminates voluntarily after the date on which your new option is granted for any reason other than company action, retirement, or by reason of death or disability, you will have 90 days after the date your employment terminates to exercise the vested portion of your new option and the unvested portion of your new option will be immediately canceled.

YOUR EMPLOYMENT IS TERMINATED FOR CAUSE AFTER THE GRANT OF NEW OPTIONS

     If you participate in this offer and your employment is terminated for "cause" after the date on which your new option is granted, all of your options will be canceled immediately upon your termination.

YOUR EMPLOYMENT TERMINATES BY REASON OF COMPANY ACTION AFTER THE GRANT OF NEW OPTIONS

     If your employment with us is terminated by company action, the total amount of your new option that will be vested as of your termination date will be the greater of:

     - 20% of your new option; or

     - 1/30th of your new option for each full month completed between the grant date and your termination date.

     If you ARE eligible for retirement, you will be entitled to exercise the vested portion of the new option at any time after the date your employment terminates until the new option expires. If you ARE NOT eligible for retirement, you will have 90 days after the date your employment terminates to exercise your new option.

TRANSFERABILITY OF OPTIONS

     New options generally may not be transferred, other than by will or the laws of descent and distribution. In the event of your death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

REGISTRATION OF OPTION SHARES

     An aggregate of 260 million shares of common stock issuable upon exercise of options under our 1996 LTIP and 1997 LTIP have been registered under the Securities Act on registration statements on Form S-8 filed with the SEC. All the shares issuable upon exercise of all new options to be granted as a result of this offer will be registered under the Securities Act. Unless you are an affiliate of ours, you will be able to sell your shares free of any transfer restrictions under applicable United States securities laws.

OUR STOCK OPTION PLANS

     Our statements in this offer concerning our plans and the new options are merely summaries and do not purport to be complete. Summaries of the plans are attached as Appendix D. The statements and summaries are subject to, and are qualified in their entirety by reference to, all provisions of the plans and the option agreements under those plans.

12.  CONDITIONS TO THIS OFFER.

     If any of the following events occur, or are determined to have occurred, at any time during the offer period, we will not be required to accept any eligible options that you elected to exchange, and we may terminate or amend this offer, or postpone our acceptance and cancellation of any options you elected to exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934:

     - any threatened, instituted, or pending action or proceeding by any governmental, regulatory or administrative agency, authority or tribunal that directly or indirectly challenges the making of this offer or any material part or term of this offer;

     - any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be eligible to this offer or to us, by any court or any administrative agency, authority, or tribunal that, in our reasonable judgment, would or might directly or indirectly:

       - make our acceptance for exchange of, or the issuance of new options for, some or all of the options that you elected to exchange illegal or otherwise restrict or prohibit consummation of this offer or that otherwise relates in any manner to this offer;

       - delay or restrict our ability, or render us unable, to accept for exchange or issue new options for some or all of the options that you elected to exchange;

       - materially impair the contemplated benefits of this offer to us; or

       - materially and adversely affect our business, condition (financial or other), income, operations, or prospects, or materially impair the contemplated benefits of this offer to us in the present or the future.

     - any change in generally accepted accounting principles or the application or interpretation thereof that could or would require us to record compensation expense against our earnings for financial reporting purposes in connection with this offer;

     - the proposal, announcement, or making of a tender or exchange offer for some or all of our shares, or a merger of or acquisition proposal for us;

     - an event occurs that is outside our reasonable control, such as an act of nature or an act of terrorism;

     - any change or changes in our business, condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us or may materially impair the contemplated benefits of this offer to us;

     - any general suspension of trading, in or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

     - the declaration of a banking moratorium or suspension of payments in respect of banks in the United States, whether or not mandatory;

     - the commencement of a war, armed hostilities or other international crisis directly or indirectly involving the United States;

     - any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

     - any significant decrease in the market price of the shares of Lucent common stock or any change in the general political, market, economic, or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of us or our subsidiaries or affiliates or on the trading in Lucent common stock;

     - any change in the general political, market, economic, or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that, in our reasonable judgment, makes it inadvisable to proceed with this offer;

     - in the case of any of the foregoing existing at the time of the commencement of this offer, a material acceleration or worsening thereof; or

     - any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% during any time period after the close of business on April 19, 2002.

     This offer is not conditioned on a minimum number of option holders accepting this offer or a minimum number of options being exchanged.

     Although we currently expect to grant new stock options on November 25, 2002, we may alter the date on which we grant new options in the following, limited circumstances:

     - we extend the expiration date of this offer one or more times. An extension will result in a later expiration date, a later cancellation date, and a later grant date that will be six months and one day after the cancellation date;

     - an event occurs that is outside our reasonable control, such as an act of nature, an act of terrorism, or a closure of the United States securities markets that prevents us from operating our business in the ordinary course;

     - a governmental entity or person obtains an order from a court of competent jurisdiction to prohibit us from granting the options in this offer;

     - we file or have filed against us in any court pursuant to any United States statute, state statute, or country or provincial statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a trustee, or we make an assignment for the benefit of creditors or enter into an arrangement under the United States Bankruptcy Code;

     - in the reasonable opinion of our attorneys, the grant is illegal or will subject us to adverse regulatory actions.

     The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date and with respect to the five bullet points immediately preceding this paragraph, after the cancellation date. We may waive any of them, in whole or in part, at any time and from time to time prior to the expiration date and with respect to the five bullet points immediately preceding this paragraph, after the cancellation date, in our discretion, whether or not we waive any other condition to this offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 12 will be final and binding upon all persons.

13.  NO PARTIAL ELECTION CHOICES.

     You may select one of five election choices under this offer, each containing options at various grant prices. Each choice requires that you elect to exchange all or none of your outstanding, unexercised options, whether vested or unvested, in the grant price range specified. If you are eligible and elect to exchange all or a portion of your eligible options, you must also elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price.

     You should refer to Section 1, entitled "Explanation of this Offer," for additional information regarding your election choices.

14.  PRICE RANGE OF SHARES UNDERLYING THE OPTIONS.

     The shares underlying your options are currently traded on the New York Stock Exchange under the symbol: LU. The following table shows, for the periods indicated, the high and low sales prices per share of Lucent common stock as reported by the New York Stock Exchange, as adjusted for stock dividends and stock splits.

                                                              HIGH     LOW
                                                             ------   ------
FISCAL YEAR 2000
  First Quarter............................................  $83.58   $54.66
  Second Quarter...........................................   76.94    49.45
  Third Quarter............................................   65.46    50.75
  Fourth Quarter...........................................   66.70    28.05

                                                              HIGH     LOW
                                                             ------   ------
FISCAL YEAR 2001
  First Quarter............................................  $34.50   $12.19
  Second Quarter...........................................   21.13     9.15
  Third Quarter............................................   11.50     5.16
  Fourth Quarter...........................................    7.90     5.25
FISCAL YEAR 2002
  First Quarter............................................  $ 8.75   $ 5.37
  Second Quarter...........................................    7.50     4.10

     As of April 19, 2002, the closing price of Lucent common stock, as reported by the New York Stock Exchange, was $4.29 per share.

     WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR LUCENT COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

15.  SOURCE AND TERMS OF NEW OPTIONS.

CONSIDERATION

     Promptly after the cancellation date, we will provide you with our Promise to Grant New Stock Option. We will issue new options to purchase shares of common stock under the 1996 LTIP or the 1997 LTIP, as applicable, in exchange for the outstanding eligible options that you properly elect to exchange and we cancel in accordance with the terms of this offer.

     In the event that all eligible options were exchanged, we would grant new options to purchase an approximate maximum of 155 million shares of Lucent common stock, subject to adjustment in accordance with the terms of this offer. The shares issuable upon exercise of these new options would equal approximately 4.52% of the total shares of Lucent common stock outstanding as of March 31, 2002.

TERMS OF NEW OPTIONS

     The new options will be granted under the 1996 LTIP or the 1997 LTIP. A new option agreement will be entered into between us and each eligible employee who receives a new option grant. THE TERMS OF THE NEW OPTIONS -- INCLUDING GRANT PRICE, NUMBER OF SHARES, VESTING PERIOD AND DURATION -- WILL VARY FROM THE TERMS OF THE OPTIONS YOU ELECT TO EXCHANGE.

INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS

     If you are an eligible United States employee, regardless of whether your canceled stock options were "incentive stock options" as defined under Section 422 of the United States Internal Revenue Code of 1986, as amended (which includes the legislative history, the United States Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof), or "non-statutory stock options," your new option will be a non-statutory stock option. You should refer to Section 20, entitled "Material United States Tax Consequences," for a discussion of the potential tax consequences for eligible United States employees.

GRANT PRICE

     Your new option will have a grant price equal to the fair market value (in Italy, the greater of fair market value or normal value as prescribed by local law) of Lucent common stock on the date of grant of the new option. Your grant price for your new option may be higher or lower than the grant price of the exchanged options.

     Fair market value is the average of the low and high sales prices on the New York Stock Exchange of a share of Lucent common stock on the date of grant. Because we will not grant new options until at least six months and one day after the cancellation date, the new options may have a higher or lower grant price than some or all of the canceled options. We have attached as Appendix D summaries of the Lucent plans pursuant to which the options eligible for this offer were granted. If you continue to be an eligible employee through and including the date of grant, your new option will be issued under the 1997 LTIP if you are not an officer, and under the 1996 LTIP, if you are an officer, and the applicable subplans to each.

     We will tell you what the grant price for the new options is on or about the date of grant, which we currently expect will be on November 25, 2002 and later for eligible Belgium employees. We will post the grant price on the Lucent intranet home page around that time.

EXPIRATION

     Your new option will have a five-year term, unless your employment terminates earlier, in which case special rules apply. The term will expire at 11:59 p.m. Eastern Time, on the day before the fifth anniversary of the date of grant of your new option. For certain France employees, the new options have a six-year term, which will expire on the day before the sixth anniversary of the date of grant, unless their employment terminates earlier, in which case special rules apply. The new option has a longer term for France employees because in France it may not be exercised until the fourth anniversary of the grant date. Different dates of the option grant and expiration will apply to eligible Belgium employees.

     The new option granted under this offer will have a five-year term, which may be a shorter term than the options you currently hold. Thus, if you elect to exchange an option that has a ten-year term, you will exchange an option with a ten-year term for an option with a five-year term.

     The expiration dates of options you currently hold may be before or after the expiration date of the new options. For example, an option granted on June 1, 2000 having a ten-year term would have an expiration date of May 31, 2010. If you hold such an option and decide to exchange it for a new grant issued under this offer, you will receive a new option having a five-year term that is anticipated to expire on November 24, 2007 (for certain France employees, November 24, 2008).

     If we grant the new options on November 25, 2002, then the new options will expire on November 24, 2007, except for options granted to certain France employees, which will expire on November 24, 2008.

     If you are an eligible non-United States employee, you should also read
Section 21, entitled "Material Tax Consequences for Eligible Non-United States Employees" and Appendix C to this offer to exchange for a discussion of the tax consequences that may apply to you.

VESTING

     Subject to the terms of this offer, the new option that we grant to you will be unvested and will be subject to the following vesting schedule:

     - 0% of the new option grant will vest on the date of grant;

     - 20% of the new option grant will vest six months after the date of grant; and

     - 20% of the new option grant will vest every six months thereafter, at which time all of the options will be fully vested.

     Thus, two and one-half years after the date of grant, 100% of your new option grant will be vested. Special vesting rules may apply in the event of termination of employment.

PAYMENT OF GRANT PRICE

     Upon vesting, you may exercise your options, in whole or in part, by delivering a notice to us in the form we prescribe, accompanied by payment in full of the grant price. The permissible methods of payment of the option grant price generally include any of the following:

     - cash

     - check

     - certain other shares of Lucent common stock

     - delivery of an undertaking by a broker, or delivery of a copy of instructions to a broker, to deliver promptly the payment of the grant price

     - a combination of the foregoing methods

     - alternate forms of payment for the grant price as required in countries other than the United States

ADJUSTMENTS UPON CERTAIN EVENTS

     In the event that there is any re-capitalization, stock split, reverse stock split, spin-off (other than the Agere spin-off), or similar transaction or other change in corporate structure affecting our stock before we grant the new options, we reserve the right to adjust the number of shares identified in the Promise to Grant New Stock Option. Any such adjustment will be made as we deem equitable or appropriate.

     In the event that there is a sale of all or substantially all of our assets, or a merger in which Lucent is not the surviving entity, and such transaction occurs before new options are granted pursuant to this offer, the surviving entity would be obligated to honor any Promise to Grant New Stock Option, provided that you might receive options to purchase the common stock of a successor to our company, as may be appropriately adjusted, rather than an option to purchase shares of Lucent common stock. If you receive options to purchase the successor company's common stock, the grant price of those options would equal the fair market value of that company's stock on the date of grant, which would remain at least six months and one day after the cancellation date.

     In the event that there is a change of control, including any one of the following:

     - our stockholders' approval of a merger, reorganization, consolidation, or asset sale if certain conditions are satisfied,

     - if anyone acquires 20% of our voting stock (with certain exceptions),

     - if there is a change in the composition of our board of directors during any two-year period so that any individuals who constitute the board of directors at the beginning of such two year period no longer constitute a majority of the board of directors (with certain exceptions), or

     - stockholders' approval of a complete liquidation or dissolution of Lucent,

AFTER the new options have been granted, unless our compensation committee determines otherwise at the time of grant, all options outstanding under the 1996 LTIP or the 1997 LTIP will become fully vested and exercisable.

     During the 60 day period following a change of control, our compensation committee will have the discretionary authority to offer option holders the opportunity to surrender all or part of the option to Lucent in exchange for certain cash consideration.

     These types of transactions could have substantial effects on our share price, including potentially substantial appreciation in the price of our shares. Depending on the structure of this type of transaction, option holders electing to exchange options might be deprived of any further price appreciation in the shares associated with the new options. For example, if our shares were acquired in a cash merger, the fair market value of our shares, and therefore the price at which we grant the new options, would likely be a price at or near the cash price being paid for the shares in the transaction, yielding limited or no financial benefit to a recipient of the new options for that transaction. Option holders who do not elect to exchange options in connection with this offer will still have their outstanding options treated in accordance with the terms of the plan under which they were granted, and if their options are assumed by the successor to our company in an acquisition, they may be appropriately adjusted. This could potentially result in a greater financial benefit for those option holders who elect not to participate in this offer if the terms of the acquisition transaction result in more favorable terms for the options that are not exchanged.

     If we were to be acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this option exchange program. Termination for this, or any other reason before your new option is granted may mean that you will not receive new options, nor receive any other consideration for the options that were canceled.

16.  INFORMATION CONCERNING LUCENT.

     We operate in the global communications networking industry and design and deliver networks for the world's largest telecommunications service providers. Backed by Bell Labs, one of the world's foremost industrial research and development organizations, we rely on our strengths in mobility, optical, data and networking technologies as well as software and services to develop next generation networks. Our systems, services and software are designed to help customers quickly deploy and better manage their networks and create new opportunities for revenue-generating services that help businesses and consumers.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and our telephone number is (908)582-8500.

     The financial information included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2001 is incorporated herein by reference. See Section 27, entitled

"Additional Information," for Selected Historical Financial Data and for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

17. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.

     A list of our directors and executive officers and the aggregate number and percentage of stock options that each holds as of March 31, 2002 is attached to this offer to exchange as Appendix B. As of March 31, 2002, our directors and executive officers, as a group, beneficially owned a total of approximately 28,796,474 options to purchase Lucent common stock, which represented approximately 4.7% of all outstanding options to purchase Lucent common stock as of that date. Our directors and certain executive officers are not eligible to participate in this offer.

     In the 60 days prior to and including April 22, 2002, the executive officers and directors of Lucent had the following transaction(s) in Lucent shares:

                                        NUMBER OF
NAME                                 OPTIONS GRANTED    GRANT DATE     GRANT PRICE
----                                 ---------------   -------------   -----------
Allaire, Paul A. ..................       5,000        March 1, 2002      $5.73
Atkins, Betsy S. ..................       5,000        March 1, 2002      $5.73
Hills, Carla A. ...................       5,000        March 1, 2002      $5.73
Thomas, Franklin A. ...............      37,487        March 1, 2002      $5.73
Young, John A. ....................       5,000        March 1, 2002      $5.73

     Except as otherwise described above, there have been no transactions in options to purchase our shares effected during the 60 days prior to April 22, 2002 by Lucent or, to our knowledge, by any executive officer, director or affiliate of Lucent.

18. STATUS OF OPTIONS CANCELED IN THIS OFFER; ACCOUNTING CONSEQUENCES OF THIS OFFER.

     The shares subject to options that were originally granted under the 1996 LTIP or 1997 LTIP that we cancel in connection with this offer will be returned to the pool of shares available for grants of new options under those plans. To the extent these shares are not fully reserved for issuance upon exercise of the new options to be granted in connection with this offer, the shares will be available for future awards to employees and other eligible plan participants without further stockholder action, except as required by applicable law or the rules of the New York Stock Exchange or any other securities quotation system or any stock exchange on which our shares are then quoted or listed. Shares subject to options granted under all other plans will not be returned to the pool of shares available for grants under such plans.

     We believe that we will not incur any compensation expense solely as a result of the transactions contemplated by this offer because:

     - we will not grant any new options to participants in this offer until a business day that is at least six months and one day after the cancellation date, and

     - if an option holder elects to exchange any options under this offer, the option holder must elect to exchange all options that were granted to that option holder after October 21, 2001, and

     - the grant price of all new options will at least equal the fair market value (or in Italy, the greater of the fair market value or normal value as prescribed by local law) of Lucent common stock on the date we grant the new options.

     If we were to exchange outstanding options for the new option within the six month period after the cancellation of the outstanding options, we could be required to take a charge in our financial statements, which could reduce our earnings for as long as the re-priced options are outstanding. This would create a risk of greater volatility that would adversely affect our earnings in the future.

     Under current accounting rules, options granted during the six month period before the date this offer commences and during the six month period after the option cancellation date could be viewed as replacement options for the canceled grants. As such, these recent option grants would receive the negative accounting treatment that an option re-pricing would receive. This means we could be required to take a charge in our financial statements, which could reduce our earnings and increase our earnings volatility for as long as the options are outstanding. That is also why we must wait more than six months after the options are canceled to grant the new options.

19.  LEGAL MATTERS; REGULATORY APPROVALS.

     Currently we are not aware of any licenses or regulatory requirements that appear to be material to our business that might be adversely affected by our cancellation of options and grant of new options as contemplated by this offer, or of any approval or other action by the United States government or governmental, administrative or regulatory authority or agency of countries domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. We must delay making this offer to our eligible Belgium employees until we obtain local regulatory approval. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this offer to accept options you elect to exchange and to issue new options for options you elect to exchange is subject to the conditions described in Section 12, entitled "Conditions to this Offer."

     If we are prohibited by applicable laws or regulations from granting new options during the period beginning immediately after the day that is six months and one day after the cancellation date, after which period we presently expect to grant the new options, we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to grant the new options, but if the grant of new options is prohibited, we will not grant any new options and you will not get any other consideration for the options you elect to exchange.

20.  MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

     The following is a general summary of the material United States federal income tax consequences of the exchange of options pursuant to this offer. This discussion is based on the Internal Revenue Code, as of the date of this offer, which is subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

GENERAL

     Option holders who exchange outstanding options for new options should not be required to recognize income for United States federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

INCENTIVE STOCK OPTIONS

     The holder of incentive stock options generally does not realize taxable income upon the grant or exercise of an incentive stock option under our plans. However, an incentive stock option holder's Alternative Minimum Taxable income is increased by the amount by which the aggregate fair market value of the shares subject to the option, generally determined as of the date of exercise, exceeds the aggregate grant price of the options. Except in the case of an option holder's death or disability, if an incentive stock option is exercised more than three months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to non-statutory stock options (see below).

     If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition of those shares depends upon whether the disposition is "qualifying" or "disqualifying." The disposition of the option shares is qualifying if it is made:

     - at least two years after the date the incentive stock option was granted, and

     - at least one year after the date the incentive stock option was exercised.

     If the disposition of the option shares is a qualifying disposition, then any excess of the sale price of the option shares over the grant price of the option will be treated as long-term capital gain taxable at the long-term capital gain tax rate in effect at the time of the sale. On the other hand, if the grant price exceeds the sales price, the holder would recognize a long-term capital loss for the amount of such excess.

     If the disposition does not meet the above requirements, it is a disqualifying disposition with the result that the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying disposition. Such ordinary income is limited to the lesser of: (1) the excess of the fair market value of the option shares on the date the option was exercised over the grant price or (2) the excess of the sale price of the option shares over the grant price. If the sales price exceeds the fair market value of the option shares on the date the option was exercised, such excess will be taxed as long-term or short-term capital gain, depending upon whether the shares were sold more than one year after the option was exercised. However if the grant price exceeds the sales price, such excess will be taxed as a long-term or short-term capital loss for the amount of such excess, depending on whether the shares were held for more than one year after the option was exercised.

     Unless an option holder engages in a disqualifying disposition, we will not be entitled to a compensation expense deduction for United States federal income tax purposes with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a compensation expense deduction for United States federal income tax purposes in an amount equal to the amount of compensation income taxable to the option holder, if we comply with certain reporting requirements.

     Regardless of whether the options you elect to exchange are incentive stock options or non-statutory stock options (see below), the new options that will be granted on the date of grant will be non-statutory stock options. THE PRIMARY DIFFERENCE TO YOU BETWEEN AN INCENTIVE STOCK OPTION AND A NON-STATUTORY STOCK OPTION IS THAT, UNDER THE INTERNAL REVENUE CODE, YOUR EXERCISE OF NON-STATUTORY STOCK OPTIONS IS SUBJECT TO ORDINARY INCOME TAX TREATMENT AT THE TIME OF EXERCISE. HOWEVER, IN THE CASE OF AN INCENTIVE STOCK OPTION, YOU ARE GENERALLY NOT SUBJECT TO REGULAR INCOME TAX UNTIL YOU DISPOSE OF THE SHARES ACQUIRED UPON EXERCISE, AND YOU HAVE THE POTENTIAL OF CAPITAL GAINS TAX TREATMENT IF SUCH DISPOSITION IS A QUALIFYING DISPOSITION.

     With respect to eligible incentive stock options, the IRS may characterize this offer as a modification of your current incentive stock options, even if you decline to participate in this offer. If the IRS were successful in asserting that this offer constitutes a modification of those incentive stock options, such action could result in an extension of the required holding period to qualify for capital gains treatment by restarting such holding period as of the date this offer commences. In such event, you would not be eligible for favorable tax treatment in connection with a disposition of shares acquired upon the exercise of any affected incentive stock option prior to the expiration of the extended holding period, and instead you would be taxed in a manner similar to that which would apply to a non-statutory stock option (see below). You would continue to qualify for the favorable tax treatment with respect to any incentive stock option that is not eligible for this offer.

NON-STATUTORY STOCK OPTIONS

     The holder of non-statutory stock options generally does not realize taxable income upon the grant of a non-statutory stock option under our plans. However, when an option holder exercises a non-statutory stock option, the excess of the fair market value of the option shares over the grant price of the option will be compensation income taxable as ordinary income to the option holder. Gain or loss on a subsequent sale of the shares would be recognized for United States federal income tax purposes in an amount equal to the difference between the sale price and the fair market value of the shares at the time the option was exercised. Such gain or loss would be taxed as long-term or short-term capital gain or loss, depending upon whether the shares were sold more than one year after the option was exercised.

     We will be entitled to a compensation expense deduction for United States federal income tax purposes in an amount equal to the amount of compensation income taxable to the option holder, if we comply with certain reporting requirements.

EXERCISE OF STOCK OPTIONS WITH PREVIOUSLY ACQUIRED LUCENT SHARES

     If an option holder uses previously acquired shares of Lucent common stock to pay all or a portion of the grant price of either an incentive stock option or a non-statutory stock option, no gain or loss is recognized for United States federal income tax purposes on the disposition of those shares. However, the use of shares of Lucent common stock that were previously acquired upon the exercise of an incentive stock option will be treated as a disposition of those shares for purposes of determining whether the holder has made a "disqualifying disposition" of those shares, which could result in the recognition of ordinary income, as described under "Incentive Stock Options," above.

     For United States federal income tax purposes, the number of shares of Lucent common stock received upon the exercise of the option that is not in excess of the number of previously acquired shares used to pay the grant price will have the same cost basis and holding period for capital gain and loss purposes as such previously acquired shares. Further, if the option exercised is a non-statutory stock option, the number of shares received upon the exercise of such option that is in excess of the number of previously acquired shares used to pay the grant price will have a cost basis equal to the sum of any cash paid upon exercise, plus the amount of compensation income taxable as ordinary income upon exercise of such option, as described under "Non-Statutory Stock Options," above. On the other hand, if the option exercised is an incentive stock option, the number of shares received upon the exercise of such option that is in excess of the number of previously acquired shares used to pay the grant price will have a cost basis equal to the sum of any cash paid upon exercise, plus, if applicable, the amount of ordinary income recognizable on a disqualifying disposition of previously acquired shares, as described in the previous paragraph and under "Incentive Stock Options," above.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISOR (AT YOUR OWN EXPENSE) WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER.

21.  MATERIAL TAX CONSEQUENCES FOR ELIGIBLE NON-UNITED STATES EMPLOYEES.

     If you are an eligible non-United States employee and you participate in this offer, you may be required to report taxable income and be liable for income tax and social insurance contributions under local law on the fair market value of your new option. Additionally, you may lose the ability to claim preferential tax treatment on your new option or lose the cost basis that you realized on the canceled options if you were taxed on them prior to their cancellation. Furthermore, you may have exchange control reporting obligations associated with the transfer of funds in connection with the new options or the ownership of foreign shares of stock.

     SUMMARY DESCRIPTIONS OF THE INCOME TAX CONSEQUENCES FOR ELIGIBLE NON-UNITED STATES EMPLOYEES ARE FOUND IN APPENDIX C TO THIS OFFER TO EXCHANGE. THESE SUMMARIES DO NOT DISCUSS ALL OF THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, NOR IS IT INTENDED TO BE APPLICABLE IN ALL RESPECTS TO ALL CATEGORIES OF OPTION HOLDERS.

     YOU SHOULD CONSULT WITH A TAX ADVISOR (AT YOUR OWN EXPENSE) IN YOUR OWN COUNTRY AS TO THE TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER. IF YOU ARE ELIGIBLE FOR THIS OFFER BECAUSE YOU LIVE OR WORK IN ONE COUNTRY BUT ARE ALSO SUBJECT TO THE TAX LAWS IN ANOTHER COUNTRY, YOU SHOULD BE AWARE THAT THERE MAY BE OTHER TAX AND SOCIAL INSURANCE CONSEQUENCES WHICH MAY APPLY TO YOU. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR (AT YOUR OWN EXPENSE) TO DISCUSS THESE CONSEQUENCES.

22.  IMPACT OF THE PLANNED SPIN-OFF OF AGERE SYSTEMS INC.

     We plan to complete the spin-off of Agere Systems Inc. on June 1, 2002, which is after the date we expect to cancel the options you elect to exchange (May 23, 2002). The spin-off is subject to our continued compliance with our credit facility and the requirements of Delaware law with respect to the declaration and payment of dividends.

HOW WILL THE AGERE SPIN-OFF AFFECT MY OPTIONS?

     If we spin off Agere, we will make an adjustment to certain outstanding options. The adjustment will be determined using the ratio of the closing price of Lucent common stock on the day of the distribution of our shares of common stock in Agere to our shareowners (or if that date is not a business day, the previous trading day) divided by the opening price of Lucent common stock on the first business day after the distribution. To determine the adjusted number of shares subject to the option and the adjusted grant price, the number of shares subject to the option would be multiplied by the adjustment ratio and the grant price would be divided by the same ratio.

     For example, if the closing price of Lucent common stock immediately before the spin-off is $5.60, and the opening price immediately after the spin-off is $4.50, the adjustment ratio to be applied to your option would be 1.2444:1 ($5.60/$4.50). A stock option for 100 shares at a grant price of $12.14 per share would be adjusted to a stock option for approximately 124 shares with a grant price of $9.7557 ($12.14/1.2444) per share.

ARE ALL OF MY OUTSTANDING OPTIONS ELIGIBLE FOR ADJUSTMENT UPON THE SPIN-OFF?

     No.

     - Options with grant prices of $12.14 per share or less and options that were granted after February 21, 2001 will be adjusted upon the spin-off of Agere, unless they are canceled due to the exchange.

     - Options with grant prices greater than $12.14 per share that were granted prior to February 21, 2001 will not be adjusted.

HOW WILL THE PLANNED SPIN-OFF OF AGERE IMPACT THIS OFFER?

     The effect of the planned spin-off of Agere on this offer depends on the timing of the spin-off.

     If we spin off Agere after the date we cancel your old options (expected to be May 23, 2002) but before the date that we grant new options (expected to be November 25, 2002), as planned:

     - we will not adjust the new option grants, and we will not adjust any options that were canceled due to the exchange, and

     - we will adjust any options not exchanged that were granted on or after February 21, 2001, or that have a grant price of $12.14 or less.

     If we spin off Agere later than planned (i.e., later than June 1, 2002), and after the date that we grant new options (expected to be November 25, 2002), we will adjust

       - the new option grants, and

       - any options not exchanged if they were granted on or after February 21, 2001, or any options that have a grant price of $12.14 per share or less. No other options will be adjusted.

     If we extend the expiration of the offer and we spin off Agere before the date on which we cancel your old options:

       - options having a grant price of $12.14 per share (including any options granted to you after October 21, 2001, regardless of grant price) will be adjusted. However, if you elect to exchange these options, we will apply the exchange ratio of 1 to 1.25 applicable to grants of $12.14 per share (as described in Section 2) to the number of shares in the grant prior to the application of the spin-off adjustment. Similarly, we will apply the exchange ratio of 1 to 1 applicable to grants made after October 21, 2001, regardless of grant price, to the number of shares in those grants prior to application of the spin-off adjustment ratio. No other options will be adjusted.

       - If, for example, the spin-off adjustment ratio were a HYPOTHETICAL 1 to 1.2444, and you held 100 options granted at $12.14 per share, your 100 options would become 124 options at an adjusted price of approximately $9.7557. If you wish to continue to hold options subject to the spin-off adjustment, you may elect not to exchange the options you hold at $12.14 per share. If you do elect to exchange options with a grant price of $12.14 per share (including all options granted to you after October 21, 2001, regardless of grant price), we will apply the exchange ratio of 1 to 1.25 applicable to grants of $12.14 per share to the number of shares in the grant prior to the application of the spin-off adjustment. Similarly, we will apply the exchange ratio of 1 to 1 applicable to grants made to you after October 21, 2001, regardless of grant price, to the number of shares in those grants prior to application of the spin-off adjustment.

23.  EXTENSION OF OFFER; TERMINATION; AMENDMENT; EXTENSION OF GRANT DATE.

     We expressly reserve the right, in our discretion, on or before this offer expires, and regardless of whether any event listed in Section 12, entitled "Conditions to this Offer," has occurred or is deemed by us to have occurred, to extend the period of time during which this offer is open and thereby delay our acceptance for exchange and cancellation of any options by giving written notice of such extension to the option holders or making a public announcement thereof.

     We also expressly reserve the right, in our reasonable judgment, prior to the expiration of this offer, to terminate or amend this offer and to postpone our acceptance and cancellation of any options you elect to exchange upon the occurrence of any of the events listed in Section 12, by giving written notice of such termination or postponement to you or by making a public announcement thereof. Although we currently expect to grant new stock options on November 25, 2002, we also have the discretion to alter the date of grant in the circumstances outlined in Section 12. Our reservation of the right to delay our acceptance and cancellation of options you elected to exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options you elect to exchange promptly after termination or withdrawal of this offer.

     Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 12 has occurred or is deemed by us to have occurred, to amend this offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this offer to option holders.

24.  FEES AND EXPENSES.

     We have retained Hewitt Associates LLC to act as the Lucent Exchange Offer Support Center in connection with this offer. Employees may contact Hewitt by e-mail, facsimile, or telephone as provided in this offer. We will pay Hewitt reasonable and customary compensation for its services in connection with this offer plus reimbursement for out-of-pocket expenses, and will indemnify Hewitt against certain liabilities and expenses in connection therewith.

     We will not pay any fees or commissions to any broker, dealer or other person for soliciting options for exchange pursuant to this offer to exchange.

25.  RISK FACTORS.

     You should refer to "Certain Risks of Participating in this Offer," beginning on page 18, for a non-exclusive description of the risks you should consider in connection with our business and this offer. You should refer to Section 27 entitled "Additional Information," for an explanation of how to obtain additional materials that may assist you in evaluating this offer.

26.  NOTICES.

     We will notify you by public announcement of any amendment, modification, withdrawal or termination of this offer. If we extend the expiration of this offer, we will make an announcement no later than 9:00 a.m. Eastern Time on the first business day after the last previously scheduled or announced expiration date. Any public announcement made in connection with this offer will be disseminated promptly to you in a manner reasonably designated to inform you of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to a public newswire.

     If we materially change the terms of this offer or the information concerning this offer, or if we waive a material condition of this offer, we will extend the expiration of this offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of this offer or information concerning this offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of these actions:

     - we increase or decrease the amount of consideration offered for the options elected for exchange;

     - we decrease the number of options eligible to be exchanged in this offer;

     - we increase the number of options eligible to be exchanged in this offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to this offer immediately prior to the increase;

     - we make a material change in the information contained in this offer to exchange;

     - we extend the expiration of this offer; or

     - we cancel this offer.

     If this offer is scheduled to expire at any time earlier than the 10th business day after (and including) the date that we first give notice of an increase or decrease in the amount of consideration, we will extend the time period during which this offer remains open for at least 10 business days following the publication, sending or giving of notice. In any case, if we decide to extend the expiration of this offer, you will be notified by 9:00 a.m. Eastern Time on the first business day following the previously scheduled date of expiration of this offer.

27.  ADDITIONAL INFORMATION.

     This offer to exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the

Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to elect to exchange your options:

          1. Lucent's Annual Report on Form 10-K for our fiscal year ended September 30, 2001, filed with the SEC on December 28, 2001;

          2. Lucent's Proxy Statement pursuant to Section 14(A) of the Securities Exchange Act of 1934 filed with the SEC on December 28, 2001;

          3. Lucent's Current Reports on Form 8-K furnished to the SEC on January 22, 2002, March 13, 2002, and April 22, 2002;

          4. Lucent's Current Report on Form 8-K filed with the SEC on March 13, 2002;

          5. Lucent's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2001, filed with the SEC on February 14, 2002; and

          6. Any document that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this offer to exchange and before the termination of this offer. Information in these filings will be deemed to be incorporated by reference as of the date we make the filing.

     These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at [web site link] and at the following SEC public reference rooms:

    450 Fifth Street, NW        The Woolworth Building      500 West Madison Street
         Room 1024                   233 Broadway                  Suite 1400
   Washington, D.C. 20549      New York, New York 10279     Chicago, Illinois 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

     Our SEC filings are also available to the public on the SEC's Internet site at www.sec.gov.

     Lucent's common stock is listed on the New York Stock Exchange under the symbol "LU" and our SEC filings can be read at the following New York Stock Exchange address:

                            New York Stock Exchange
                                 11 Wall Street
                            New York, New York 10005

     Each person to whom a copy of this offer to exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by contacting the Lucent Exchange Offer Support Center.

     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made first in this offer and then in the most recently dated document.

     The information contained in this offer to exchange about Lucent should be read together with the information contained in the documents to which we have referred you. You should rely only on the information contained in this document or to documents to which we have referred you. We have not authorized any person or group EITHER INSIDE OR OUTSIDE OF LUCENT to make any representation or recommendation on our behalf as to whether you should exchange your options under this offer.

     For additional information or assistance, you should contact the Lucent Exchange Offer Support Center:

Telephone:  (877) 843-9488 (if you are in the United States)
            +1 (847) 883-0830 (if you are outside the United States)
E-mail:     lucentexchange@hewitt.com

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table presents selected historical financial data derived from Lucent's audited consolidated financial statements as of September 30, 2000 and 2001 and for each of the three years in the period ended September 30, 2001, included in its Annual Report on Form 10-K for the year ended September 30, 2001, filed on December 28, 2001 and incorporated herein by reference, its audited consolidated financial information as of September 30, 1999, its unaudited consolidated financial statements as of December 31, 2001 and for the three months ended December 31, 2000 and 2001, included in its Quarterly Report on Form 10-Q for the three months ended December 31, 2001, filed on February 14, 2002 and incorporated herein by reference, and its unaudited consolidated financial information as of December 31, 2000. In the opinion of Lucent's management, the interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the unaudited interim periods. Results of operations data for the three months ended December 31, 2001 are not necessarily indicative of results for future periods or which may be expected for the entire year. This selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," Lucent's consolidated financial statements and related notes and the other financial information incorporated herein by reference.

                                                                               THREE MONTHS
                                          FISCAL YEAR ENDED SEPTEMBER 30,   ENDED DECEMBER 31,
                                          -------------------------------   -------------------
                                            1999       2000       2001        2000       2001
                                          --------   --------   ---------   --------   --------
                                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS DATA:
Revenues................................  $26,993    $28,904    $ 21,294    $ 4,346    $ 3,579
Gross margin(1).........................   12,969     11,714       2,058        681        435
Operating income (loss)(1)..............    3,786      2,366     (19,029)    (2,186)    (1,352)
Income (loss) from continuing
  operations............................    2,369      1,433     (14,170)    (1,575)      (423)
Earnings (loss) per common share from
  continuing operations(2)
  Basic.................................  $  0.76    $  0.44    $  (4.18)   $ (0.47)   $ (0.14)
  Diluted...............................     0.74       0.43       (4.18)     (0.47)     (0.14)
  Dividends per common share(2).........     0.08       0.08        0.06       0.02         --
FINANCIAL POSITION DATA (AS OF PERIOD
  END):
Total assets............................  $34,246    $47,512    $ 33,664    $48,862    $30,199
Working capital.........................   10,197     10,380       5,934      9,889      6,639
Total debt..............................    5,788      6,498       4,409      8,065      3,339
8.00% redeemable convertible preferred
  stock.................................       --         --       1,834         --      1,838
Shareowners' equity.....................   13,936     26,172      11,023     25,679     10,627
OTHER FINANCIAL DATA:
Ratio of earnings to combined fixed
  charges and preferred stock dividend
  requirements(3).......................      7.2x       4.6x         --                    --
Deficiency of earnings to cover combined
  fixed charges and preferred stock
  dividend requirements(3)..............       --         --    $ 19,888               $   946

---------------

The book value per share of Lucent common stock was $3.11 per share at December 31, 2001.

(1) Includes business restructuring charges and asset impairments of $11,416, including $1,259 of inventory write-downs, which affected gross margin, in fiscal year 2001 and a reversal of business restructuring charges and asset impairments of $68, including $11 of inventory write-downs, which affected gross margin, in the first fiscal quarter of 2002.

(2) All per share data in the table above have been restated to reflect the two-for-one splits of Lucent's common stock that became effective on April 1, 1998 and April 1, 1999.

(3) For purposes of determining the ratio of earnings to combined fixed charges and preferred stock dividend requirements and deficiency of earnings to cover combined fixed charges and preferred stock dividend requirements, earnings are defined as income (loss) from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates and plus fixed charges. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Preferred stock dividend requirements consist of the amount of earnings that is required to cover the dividends and accretions on outstanding preferred stock.

28.  MISCELLANEOUS.

      AS AN ACCOMMODATION TO YOU, WE ARE TRANSLATING THIS OFFER TO EXCHANGE, APPENDICES A, B, AND C TO THIS OFFER TO EXCHANGE, AND A FORM OF THE EXCHANGE OFFER ELECTION AND WITHDRAWAL FORM INTO THE FOLLOWING LANGUAGES: CHINESE, FRENCH, GERMAN, JAPANESE, KOREAN, POLISH, PORTUGUESE, AND SPANISH. HOWEVER, THE TRANSLATED MATERIALS ARE NOT DEFINITIVE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE ENGLISH LANGUAGE VERSION OF THESE MATERIALS. THE DEFINITIVE OFFER TO EXCHANGE, APPENDICES A, B, AND C, AND THE EXCHANGE OFFER ELECTION AND WITHDRAWAL FORM ARE THE ENGLISH LANGUAGE VERSION OF EACH DOCUMENT.

      WE HAVE NOT AUTHORIZED ANY PERSON OR GROUP EITHER INSIDE OR OUTSIDE OF LUCENT TO MAKE ANY REPRESENTATION, INTERPRETATION OR RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD OR SHOULD NOT ELECT TO EXCHANGE YOUR OPTIONS THROUGH THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE, OTHER THAN THE LUCENT EXCHANGE OFFER SUPPORT CENTER, TO GIVE YOU INFORMATION CONCERNING THIS OFFER, WHICH SHALL BE BASED UPON THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE SCHEDULE TO AND ALL EXHIBITS AND AMENDMENTS TO THE SCHEDULE TO, INCLUDING THIS OFFER TO EXCHANGE. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION RELATING TO THIS OFFER, YOU MUST NOT RELY UPON ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                            LUCENT TECHNOLOGIES INC.

                                 APRIL 22, 2002

                                   APPENDIX A

                            LUCENT TECHNOLOGIES INC.

                                 APRIL 22, 2002

                       LIST OF PARTICIPATING SUBSIDIARIES

Lucent Technologies Argentina S.A.

Lucent Technologies Australia Pty. Ltd.

Lucent Technologies Austria Ges.mbH

Lucent Technologies Foreign Sales Corporation

Lucent Technologies SSG do Brasil S.A.

Lucent Technologies Network Systems do Brasil, Ltda.

Lucent Technologies Canada Corp.

INS Canada Ltd.

Lucent Technologies (Chile) Ltda.

Lucent Technologies Colombia S.A.

Lucent Technologies de Costa Rica S.A.

Lucent Technologies Czech Republic s.r.o.

Lucent Technologies Network Denmark ApS

Lucent Technologies Dominicana C. por A.

EcuaLucent Technologies S.A.

Lucent Technologies El Salvador S.A. de C.V.

Lucent Technologies Oy

Lucent Technologies France S.A.

Ascend Communications S.A.R.L.

Lucent Technologies Network Care S.A.R.L.

Lucent Technologies Beiteiligungs und Verwaltungs GmbH

Lucent Technologies Beiteiligungs GmbH & Co. KG

Lucent Technologies Network Systems GmbH

INS Network Services GmbH

Lucent Technologies de Guatemala S.A.

Lucent Technologies de Honduras S.A.

Lucent Technologies Asia/Pacific (H.K.) Ltd.

Lucent Technologies Magyarorszag Kft

Lucent Technologies India Pvt. Ltd.

Lucent Technologies Hindustan Ltd.

P.T. Lucent Technologies Network Systems Indonesia

Lucent Technologies Europe

Lucent Technologies International Sales Ltd.

Lucent Technologies Network Systems Ireland Ltd.

Lucent Technologies Inc.

Lucent Technologies Optical Network (Israel) Ltd.

WaveAccess, Ltd.

Lucent Technologies Israel Ltd.

Lucent Technologies Italia S.p.A.

Lucent Technologies Japan Ltd.

Lucent Technologies Korea Ltd.

Lucent Technologies (Malaysia) Sdn. Bhd.

Lucent Technologies de Mexico S.A. de C.V.

Lucent Technologies Holdings de Mexico S.A. de C.V.

Bedrijvencomplex Huizen/Hilversum C.V.

Lucent Technologies EMEA B.V.

Lucent Technologies EMEA Services B.V.

Lucent Technologies Nederland B.V.

Lucent Technologies Networks Netherlands B.V.

Lucent Technologies New Zealand Ltd.

Lucent Technologies Nicaragua S.A.

Lucent Technologies Norway AS

Guoxin Lucent Technologies Network Technology Co., Ltd.

Lucent Technologies Optical Networks (China) Co., Ltd.

Lucent Technologies Qingdao Telecommunications Equipment Ltd.

Lucent Technologies Qingdao Telecommunications Systems Ltd.

Lucent Technologies Information and Communications of Shanghai Ltd.

Lucent Technologies (China) Co., Ltd.

Lucent Technologies (Shanghai) International Enterprises, Ltd.

Lucent Technologies (Shenzhen) Co., Ltd.

Shanghai Lucent Technologies Transmission Equipment Co., Ltd.

Lucent Technologies del Peru S.A.

Lucent Technologies Philippines Inc.

Lucent Technologies Poland Sp. Z.o.o.

Lucent Technologies Caribbean and Latin America Sales, Inc.

Lucent Technologies Sistema Switching Solutions

ZAO Lucent Technologies

ZAO Lucent Technologies Manufacturing of St. Petersburg

Western Electric Saudi Arabia Ltd.

Lucent Technologies Singapore Pte. Ltd.

Lucent Technologies Slovenia d.o.o.

Lucent Technologies South Africa (Proprietary) Ltd.

Lucent Technologies Espana S.A.

Lucent Technologies Sweden A.B.

Ascend Communications Nordic A.B.

Lucent Technologies Switzerland A.G.

INS Network Services A.G.

Lucent Technologies Taiwan Telecommunications Co., Ltd.

Lucent Technologies Network Systems UK Ltd.

INS Network Services UK Ltd.

Lucent Technologies Holdings UK Ltd.

Lucent Technologies Group UK Ltd.

AG Communications Systems Ltd.

ZAO Lucent Technologies CheZaRa

Lucent Technologies Uruguay S.A.

Lucent Technologies Venezuela S.A.

AG Communications Systems Corp.

Agile Networks, Inc.

Ascend Communications, Inc.

Chromatis Networks, Inc.

Day Investment Corp.

Excel Switching Corporation

LTI NJ Finance LLC

LTI NJ Properties Holdings LLC

LTI Properties Finance LLC

LTO1 LLC

Lucent Asset Management Corporation

Lucent Technologies Americas Inc.

Lucent Technologies Asia/Pacific Inc.

Lucent Technologies Construction Services Inc.

Lucent Technologies Eastern Ventures Inc.

Lucent Technologies Engineering Inc.

Lucent Technologies Eurasia Ltd.

Lucent Technologies GRL Corporation

Lucent Technologies Holding LLC

Lucent Technologies International Inc.

Lucent Technologies Management Services Inc.

Lucent Technologies Optical Networking Guardian Corp.

Lucent Technologies Realty Inc.

Lucent Technologies Taiwan Inc.

Lucent Technologies Technical Services Company, Inc.

Lucent Technologies Thailand Inc.

Lucent Technologies Ventures Inc.

Lucent Technologies Wireless Guardian Corp.

Lucent Technologies Sentinel I Inc.

Lucent Technologies World Services Inc.

Lucent Venture Partners I LLC

Lucent Venture Partners II LLC

Lucent Venture Partners III LLC

Lucent Venture Partners Inc.

Nassau Metals Corporation

Nexabit Networks Inc.

SpecTRAN Communication Fiber Technologies, Inc.

SpecTRAN Corporation

SpecTRAN Specialty Optics Company

SpringTide Networks, Inc.

Stratus Computer, Inc.

Xedia Corporation

                                   APPENDIX B

                            LUCENT TECHNOLOGIES INC.

                                 APRIL 22, 2002

                     INFORMATION CONCERNING THE DIRECTORS,
                EXECUTIVE OFFICERS AND CERTAIN OTHER OFFICERS OF
                            LUCENT TECHNOLOGIES INC.
                             (AS OF MARCH 31, 2002)

                                                            SHARES OF
                                                           COMMON STOCK
                                                            UNDERLYING       PERCENTAGE OF
                                                         ELIGIBLE OPTIONS   ELIGIBLE OPTIONS
                                                           BENEFICIALLY       BENEFICIALLY
NAME                        POSITION AND OFFICES HELD         OWNED              OWNED
----                        -------------------------    ----------------   ----------------
Allaire, Paul A. .........  Outside Director                   20,072             .003%
Atkins, Betsy S. .........  Outside Director                   33,329             .005%
D'Amelio, Frank A.*.......  Executive Vice President        2,588,095             .418%
                            and Chief Financial
                            Officer
Hills, Carla A. ..........  Outside Director                   23,048             .004%
Holder, Robert C.*........  Chief Operating Officer         4,526,334             .740%
Kritzmacher, John A.......  Senior Vice President and         565,672             .093%
                            Corporate Controller
O'Shea, William T.*.......  Executive Vice President,       5,692,684             .931%
                            Corporate Strategy and
                            Marketing, President,
                            Bell Laboratories and
                            Chief Technology Officer
Rawson, Richard J.*.......  Senior Vice President,          2,458,571             .402%
                            General Counsel and
                            Secretary
Russo, Patricia F.*.......  President and Chief             8,093,558            1.324%
                            Executive Officer
Schacht, Henry B.*........  Chairman of the Board           4,724,320             .773%
Thomas, Franklin A. ......  Outside Director                   80,720             .013%
Young, John A. ...........  Outside Director                   20,072             .003%

* Executive Committee member

The address of each director and executive officer is: Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974.

                                   APPENDIX C

                            LUCENT TECHNOLOGIES INC.

                                 APRIL 22, 2002

                     MATERIAL TAX CONSEQUENCES FOR ELIGIBLE
                          NON-UNITED STATES EMPLOYEES

                                   ARGENTINA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF ARGENTINA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be taxed on the "spread," which is the difference between the fair market value of the underlying stock at the time of exercise (less any social taxes withheld) and the exercise price. The spread is subject to income tax at rates of up to 35% and social tax at rates of up to 11%. Please note that social tax is only imposed on monthly income of up to AR 4,800.

     Argentina does not impose capital gains tax upon the sale of publicly traded stock. Although not clearly defined in the Argentine income tax law, this exemption appears to extend to shares traded on a foreign exchange and therefore you should not be subject to capital gains tax upon sale of your shares.

     Generally, stock awards are considered to be "assets." Therefore, as an Argentine resident, you will most likely be subject to a personal assets tax. This tax is imposed on your personal worldwide assets at a rate of 0.5% if your total assets have a "tax value" exceeding AR 102,300, and at a rate of 0.75% if your total assets have a "tax value" exceeding AR 302,000. While the "tax value" depends on the type of asset involved, shares of stock are typically included at their fair market value on December 31 of each year. Please contact your personal tax advisor (at your own expense) for more details on this tax.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, your employer is generally responsible for withholding the taxes due at exercise and reporting the gain on your behalf to the tax authorities. Generally, if taxes were withheld at the time of exercise you will not have an obligation to file a personal income tax return. However, if you have income from other sources (i.e., earnings which have not been reported by Lucent-Argentina nor subject to tax withholdings), you are required to file an annual tax return (Declaracion Jurada Impuesto A Las Ganancias). If this applies, your annual tax return is due by April 20 of the year following the year in which the income is paid. Please be aware that this reporting obligation lies solely with you, and you must inform your employer that a return has been filed.

                                   AUSTRALIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF AUSTRALIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXING EVENT?

     Yes, a taxing event will likely be triggered when you tender your outstanding options. The tax treatment will depend upon whether you elected to be taxed at the time of grant of your original stock option grant or if you became subject to tax at the time of exercise.

     IF YOU ELECTED TO BE TAXED AT GRANT, you will be subject to capital gains tax on the market value of your options (as determined under the Australian tax law) less any tax you previously paid on your outstanding options. If your options were granted to you more than one year before the exchange, only 50% of the otherwise taxable amount will be subject to tax, as you will be eligible for long-term capital gains treatment. Capital gains are taxed at marginal income tax rates of up to 47%. A Medicare levy is also imposed on the benefit at a rate of 1.5% - 2.5%.

     IF YOU WERE NOT TAXED AT GRANT, you will be subject to income tax at regular marginal rates on the market value of the options (as determined under the Australian tax law). A Medicare levy will also be imposed on the benefit at a rate of 1.5% - 2.5%.

     Under the Australian tax law, options may have a market value for taxation purposes even though the options have no intrinsic value at grant. Specific tax tables are often used to ascertain the market value of your options for tax purposes. For example, assuming a 5-year option is issued for no consideration with an exercise price equal to the market value of the underlying share on the date of grant, the value of this option for taxation purposes is approximately 11.6% of the exercise price.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXING EVENT?

     No, the granting of a new stock option will not trigger a taxing event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     On the basis that the voluntary tendering of your options triggers an immediate taxing event, your new stock option will not become taxable until you sell the underlying shares. You will be subject to tax on the capital gain (the sale proceeds less the exercise price less the market value of the option at the time of grant) at marginal income tax rates of up to 47% plus a Medicare levy of 1.5% - 2.5%. If you hold the shares for at least 12 months after exercise, only half of the capital gain will be subject to tax.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company is not required to withhold taxes or report any benefit arising from your stock option.

     You are required to report the income or the capital gain or loss relating to the exchange of your options in your tax return. You are solely responsible for completing your tax return by the applicable due date following the end of the tax year. After your return has been processed, the Australian Taxation Office will issue you a notice of assessment and there may be a tax payable or refundable to you, depending on your circumstances.

                                    AUSTRIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF AUSTRIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be taxed on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price)(1). The spread is subject to income tax at rates of up to 50% and social tax at rates of up to 17.65%. Please note that the social tax is only imposed on monthly income of up to Euro 3,270.

     Upon sale of the underlying shares, you may be subject to capital gains tax(1). If you hold your shares for less than one year from the date of exercise, any gain in excess of Euro 440 will be taxed at ordinary income tax rates of up to 50%. If you hold the underlying shares for more than one year from the date of exercise, the gain will be tax-free (assuming you did not hold more than 1% of Lucent's total stock capital at any time during the last five years).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, your employer will withhold the taxes due at exercise as well as report the spread on your annual wage statement (Lohnzettel).

---------------

     (1) You may be eligible for preferential tax treatment on the first ATS 500,000 of options granted in a particular year. This preferential tax treatment allows you to defer a portion of the spread at exercise until sale of the underlying shares (but no later than 31 December of the seventh year after grant). It is recommended that you consult with your personal tax advisor (at your own expense) for more detailed information on this exemption.

     You are required to report the amount of the spread on your income tax return (Einkommensteuererklarung), which is due by 15 May of the calendar year following the year of exercise.

     Additionally, if you dispose of your stock within one year of acquisition, you must report the capital gain on your personal income tax return.

                                     BRAZIL
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF BRAZIL THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     Upon exercise of your new stock option, you will not be subject to tax. However, because of exchange control restrictions in Brazil, you will be required to perform a "cashless" exercise or a "same-day sale" as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise.

     You will be subject to tax at a rate of 15% on the difference between the sales proceeds and the exercise price if the sales proceeds exceed R$20,000 in the month of sale. Otherwise, tax will not be imposed upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. If you realize a taxable gain, you must remit the tax to the authorities on the last working day of the month following the month in which the sale occurred. The tax is collected through the tax payment voucher, "DARF." You are also responsible for reporting such gain on your personal income tax return (Declaracao Anual de Rendimentos) by April 30 following the year of sale.

                                     BRUNEI
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF BRUNEI THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will not be taxed when you exercise your stock option, or upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                     CANADA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF CANADA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to income tax and Canadian Pension Plan (CPP) or Quebec Pension Plan (QPP) contributions on 50% of the "spread" (the difference between the fair market value of the underlying shares on the date of exercise and the exercise price).

     Income tax is imposed at combined Federal and Provincial rates of up to 48.22%. CPP/QPP contributions are imposed on annual income up to C$39,100 at a rate of 4.7%. Please note that your first C$3,500 of income per year is exempt from social taxes, including CPP/ QPP.

     You may be able to defer taxation from the date of exercise until the date you sell your shares. If the options that vest in any given year have a total fair market value of C$100,000 or less at the date of grant, you may defer taxation until you sell the shares. Any amount above the C$100,000 limit will not be eligible for the deferral. In order to defer taxation until the time of sale, you must make a written election and submit it to Lucent by January 15 of the year following the year of exercise.

     Upon sale of the underlying shares, you will also be subject to tax on 50% of the gain (difference between the sales proceeds and your adjusted cost basis
(ACB) at the time of exercise) at marginal income tax rates. If you have elected to defer taxation until sale, your ACB in the shares is equal to the exercise price plus the deferred benefit. If you did not elect to defer taxation until sale, your ACB will depend on how long the shares were held prior to sale.

     If you hold your shares for more than 30 days prior to sale, you are required to use the averaging method for purposes of determining ACB. If you hold your shares for less than

30 days prior to sale, you may use either the specific identification method or the averaging method.

     Due to the complexity of the calculation of gains from stock options, we recommend that you contact your personal tax advisor (at your own expense) to assist you in this regard.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, your employer will withhold all income and social taxes and indicate the compensation income on your Form T-4 for the year of exercise. The Company will also indicate on your Form T-4 for the year of exercise that you are eligible for the 50% deduction, and where to report this amount on your annual Canadian/Provincial individual income return (Form T-1). Your Form T-1 must be filed by April 30 of the year following the year in which income is recognized.

     If you elect to defer the tax at exercise until the time of sale, you must also file a Statement of Deferred Stock Option Benefits (Form T1212) annually.

     Finally, you are solely responsible for remitting any taxes due upon sale of your shares. Lucent will not withhold tax on your behalf at the time of sale.

                                     CHILE
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF CHILE THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     Your new stock option will not become taxable until you sell the underlying shares. At that time, you will be taxed on the capital gain (the difference between the sales proceeds and the exercise price). The capital gain is subject to "First Category Income Tax" at a flat rate of 16%. The gain will also be subject to a surtax (the individual income tax) at marginal tax rates of up to 45%. You are entitled to credit the 16% capital gains tax against any surtax that you pay.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. When you sell your shares, you must report the gain on your annual tax return (Declaracion Anual de Impuestos) on Form No. 22. The return should be submitted no later than April 30 of the year following the year in which the income was recognized.

                                     CHINA
          EMPLOYEE TAX COMMUNICATION: SUBSTITUTE AWARD/OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF CHINA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING SUBSTITUTE AWARDS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding substitute awards.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new option, you will be subject to income tax on the "spread" (the difference between the fair market value of the underlying option at the time of exercise and the exercise price) at rates of up to 45%.

     On the day you exercise your options, you will be required to sell all of the underlying shares. This will be enforced by Lucent's stock option record keeper, which will only permit you to exercise your stock options by means of an "Exercise and Sell" transaction. No additional capital gains tax will be due since your sales price and the fair market value of the Lucent stock on the date of exercise will be the same.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION AWARD ON MY BEHALF?

     Yes, the Company will withhold the income tax arising at exercise (at the applicable rate) and report your compensation income and the related tax withholdings on your Monthly Individual Income Tax Return in the month following exercise. Your obligation to include the taxable benefit received under the plan as compensation income on your personal income tax return will thereby be fulfilled by your employer.

                                    COLOMBIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF COLOMBIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     Your new stock option will not become taxable until you sell the underlying shares. You will be required to pay capital gains tax on the excess of the sale proceeds over your exercise price ONLY IF you are under the obligation to file a tax return (see requirements below). Capital gains tax is imposed at marginal tax rates of up to 35%. However, if the net proceeds are repatriated back to Colombia, the bank handling the transaction will be required to withhold tax at a rate of 3% on the net proceeds. You may then credit the withheld tax against any additional capital gains tax due (if you do not have a filing requirement, a refund will not be available for the tax withheld).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes nor report any stock option benefit to the tax authorities.

     If you have a filing requirement(1), an annual Colombian tax return will need to be filed with the tax authorities in the year following the year in which income is recognized. Individual filing season typically starts in early May and ends in early June, the filing due date depends on the last two digits of your tax ID number.

---------------

     (1) Generally, you will be deemed to have a filing requirement when either your labor-related income for the year exceeds approximately 88 million pesos or the value of your assets exceed approximately 169.5 million pesos (2001 guidelines). If you are unsure as to whether you are required to file a tax return, please consult with a personal tax advisor (at your own expense).

                                   COSTA RICA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF COSTA RICA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will not be taxed when you exercise your stock options, or upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                 CZECH REPUBLIC
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE CZECH REPUBLIC THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to income tax on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise over the exercise price). Income tax is imposed at rates of up of to 32%.

     Upon sale of the underlying shares, you may be subject to capital gains tax. If you hold your shares for less than six months from the date of exercise, the gain will be taxed at ordinary income tax rates of up to 32%. If you hold the underlying shares for more than six months from the date of exercise, the gain will be tax-free.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the company will not withhold the income tax due upon exercise of your stock option or upon sale of the underlying shares. You are responsible for paying any tax due when you file your annual Czech tax return. Your return must be filed by 31 March (or 30 June if the services of a Czech Registered Tax Advisor are used, provided a Power of Attorney is properly filed by the original deadline) of the year following income recognition.

                                    DENMARK
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF DENMARK THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     The tax consequences of tendering options have not been regulated in the Danish Tax Laws. Thus, it is uncertain whether this type of exchange will be deemed to trigger a sale of the existing options. There is a position against such treatment, but there is no guarantee that the Danish tax authorities will agree with this argument.

     If the authorities regard the exchange as a sale of existing options and a purchase of new options, it is expected that the following formula will be applicable for the calculation of the taxable sale proceeds:


  M * P * R
  ---------
      U      = X

X = The value of the option as a percentage of the FMV of the underlying shares; M = FMV of the shares;
P = The term to maturity (in months);
R = The official monthly interest rate + 4%, less 50% tax; and U = The exercise price.

     Assume, you were granted 100 options with an exercise price of $12.14, which is also the FMV of the shares at the time of grant. The option has a remaining life of 5 years.

     According to the formula the taxable amount would be computed as follows:

  M      =                           $  12.14
  U      =                           $  12.14
  P      =  5 years * 12 months            60
  R      =  ((3.25 + 4) * 0.5) / 12      0.30%
  X      =  12.14 * 60 * 0.30
            ------------------

                   12.14               =18.13%

The value of the option can be calculated as (X * M) = 18.13% * 12.14 = 2.2

The value of 100 options is thus 100 * 2.2 = $ 220

     This value is deemed to be the sales price of your existing options, and is subject to taxation. This amount is treated as a part of your remuneration and is subject to personal income tax at rates of up to 59% and social taxes of 9%, which is deductible from your income tax base resulting in an effective social tax and income tax rate of approximately 62.7%.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at regular personal income tax rates of up to 59% (including state, local and county tax rates). The spread is also subject to social security tax at a rate of 9%, which is deductible from your income tax base resulting in a top combined income and social tax rate of 62.7%.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise.

     IF YOU HOLD YOUR SHARES FOR THREE YEARS OR LESS BEFORE SALE, you will be subject to tax on the gain at ordinary income tax rates of up to 59%.

     IF YOU HOLD YOUR SHARES FOR MORE THAN THREE YEARS BEFORE SALE, the gain is tax exempt if the FMV of your shares does not exceed DKK 125,100 (DKK 250,100 for married couples) within the three years prior to the sale. If the FMV exceeds DKK 125,100 (DKK 250,100 for married couples) during that time, the entire gain is subject to tax at a rate of 28% for the first DKK 39,700 (DKK 77,400 for married couples) and 43% for the amount exceeding DKK 39,700 (DKK 77,400 for married couples).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will not withhold taxes from your stock option. However, the Company will report any benefit arising from your stock options at exercise or sale. If you realize a taxable gain, you must remit the appropriate taxes to the tax authorities. You will receive a pre-printed Danish tax return (Selvangivelse) in March (of the year following the year in which income is recognized). If the tax return is not correct, it must be corrected, signed and filed no later than 1 May (with a possible extension until 1 July for more complicated tax returns).

     If your shares are registered through a stockbroker, you are required to provide the Danish authorities with the following information: name, social security number, name of the bank (or brokerage house) and the respective account number. You are also required to provide a power of attorney to the Danish authorities to enable the authorities to receive information about the account from the bank (or broker).

                               DOMINICAN REPUBLIC
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE DOMINICAN REPUBLIC THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     Your stock option will not become taxable until you sell the underlying shares. At the time of sale, the capital gain (the difference between the sale proceeds and the exercise price) will be added to your annual income and taxed at progressive income tax rates of up to 25%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold the tax arising upon sale of your shares. You are solely responsible for reporting any gain on your Individual Income Tax Return (Form IR-1) at year's end.

                                     EGYPT
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF EGYPT THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your stock option, you will be subject to tax on an amount equal to 90% of the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price). This amount is subject to income tax at rates of up to 32% and developmental tax at a flat rate of 2%. The developmental tax is imposed on annual income exceeding EGP 18,000.

     When you sell your shares, you will be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the stock at the time of exercise at rates of up to 32%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are responsible for reporting the stock option benefit and remitting the applicable taxes to the tax authority by the January of the year following income recognition.

                                  EL SALVADOR
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF EL SALVADOR THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will not be taxed when you exercise your stock option, or upon sale of the underlying shares (assuming the shares are sold through a US stockbroker).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                    FINLAND
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF FINLAND THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     It is likely that a taxable event will be triggered when you tender your outstanding stock options. According to the Finnish Income Tax Act Paragraph 66.3, the taxable moment is when the stock options are exercised. A transfer of stock options is deemed comparable to an exercise.

     In addition to the probability that the tendering of vested outstanding stock options will be taxed when you tender them for new options, taxation may also apply for non-vested stock options as well, since you have the opportunity to choose to retain the old options or to tender them in exchange for new ones. Since this transaction effectively means that you have the power to dispose of the non-vested options, it may constitute a taxable "transfer of option."

     At the moment when the outstanding options are tendered, since the new stock options have not been granted yet, the value of the transfer price cannot be assessed. The taxable transfer price can only be computed at the time of grant of the new options. It is recommended that the exchange of options be reported to the tax authorities on your annual tax return, to ensure correct tax treatment.

     When you exercise your new stock option, and if you have been taxed in connection with the tender of old options, the tax on the old options is deemed to be the "purchase price" of the new option, and therefore, it is fully credited when calculating the tax on the exercise of the new option.

     Again, as there are no specific laws governing the tendering of stock options in Finland, it is recommended that you consult with your personal tax advisor (at your own expense) regarding this matter.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be taxed on the spread (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price). The spread is subject to state income tax up to a maximum rate of 36%, municipal tax at rates between 15 - 19.55% depending on the place of residence and sickness insurance premium at a rate of 1.5%. Additionally, a voluntary church tax varying from 1% to 2.25% will be imposed on the spread if you have elected to pay church tax.

     Please note that depending on your total net assets (including vested options), you may be subject to a wealth tax. The wealth tax is payable if the total net assets exceed E185,000. The minimum amount of wealth tax is E80, and 0.9% on the excess of E185,000. It should be noted that the taxable value of vested options is 70% of their fair market value at the end of the calendar year. In addition, the employee is entitled to deduct the underlying hypothetical income tax liability attributable to the options. Since the calculations to determine the value of vested options subject to wealth tax are complex, it is recommended that you consult a personal tax advisor (at your own expense) for further details.

     Upon sale of the underlying shares, capital gains tax will be imposed on the smaller of: 1) the difference between the sales proceeds and the market value of the shares at the date of exercise of the option plus any sales cost you incur and 2) 80% of the sales proceeds. Capital gains are taxed at a rate of 29%. If you have owned the shares at least 10 years prior to disposal, capital gains tax will be imposed on the smaller of: 1) the difference between the sales proceeds and the market value of the shares at the date of exercise of the option plus any sales cost you incur or 2) 50% of the sales proceeds.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company is required to withhold the income tax, social tax and church tax (if applicable) due on the spread. This withholding may either be performed in the month following the month in which income is recognized, or it may be performed over the remaining payroll months for the year of exercise in equal installments. In addition, the Company has to report the benefit arising from the stock options to the local tax office on a monthly monitory notice, as well as on the annual reporting form.

     You must declare the value of the stock received upon the taxable event as well as the value of any other shares owned as of 31 December on your personal tax return, or in case of the so-called tax-proposal system, add them to the proposal sent for your inspection, if the information is missing.

                                     FRANCE
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF FRANCE THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE ASSUMING THAT I AM AN ACTIVE EMPLOYEE AT THE TIME OF ACCEPTANCE OF THE STOCK OPTION EXCHANGE AND AT THE TIME THAT THE NEW OPTION IS GRANTED TO ME?

     Upon exercise of your new stock option, you will not be subject to tax, as your stock option is a "qualified" stock option for French tax purposes. Please note, your original holding period (as described below) will not carry over from the date of grant of your tendered options. The holding period will restart on the date of grant of your new stock option.

     When you sell your shares, you will pay tax on 1) the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price; and 2) the excess of the sales proceeds over your FMV at exercise, if any.

          1) The tax rate applicable on the spread is dependent on (i) the amount of the spread; and (ii) how long you held the shares from the date you were granted and exercised the option.

          2) The tax rate applicable on any additional capital gain is the standard rate applicable to all capital gains.

     SHARES SOLD MORE THAN 4 YEARS BUT LESS THAN 6 YEARS FROM THE OPTION GRANT DATE OR SHARES SOLD 6 YEARS OR MORE FROM THE OPTION GRANT DATE BUT LESS THAN 2 YEARS FROM THE EXERCISE DATE:

          1) You will be subject to tax on the spread that is less than or equal to EUR 152,500 at a flat rate of 40% (including CSG, CRDS, and a 2% surtax). Any additional spread that exceeds EUR 152,500 is taxed at a flat rate of 50% (including CSG, CRDS, and a 2% surtax). Please note that you may opt to be taxed at your regular marginal tax rate (plus a 10% surcharge) if this rate is more favorable.

          No social security contributions are imposed on the spread at exercise or sale.

          2) The capital gain, if any, is only taxable if the annual sales proceeds realized by your household during the year exceed the annual ceiling of EUR 7,650. If the annual sales proceeds exceed this threshold, capital gains tax is imposed at a flat rate of 26% (including CSG, CRDS, and a 2% surtax).

     SHARES SOLD AT LEAST 6 YEARS OR MORE FROM THE OPTION GRANT DATE AND 2 YEARS OR MORE FROM THE EXERCISE DATE:

          1) You will be subject to tax on the amount of the spread that does not exceed EUR 152,500 at a flat rate of 26% (including CSG, CRDS, and a 2% surtax). The amount of the spread in excess of EUR 152,500 is taxed at a flat rate of 40% (including CSG, CRDS, and a 2% surtax). As an alternative, you may opt to be taxed at your regular marginal tax rate (plus a 10% surcharge) if this rate is more favorable.

          No social security contributions are imposed on the spread at exercise or sale.

          2) The capital gain, if any, is only taxable if the annual sales proceeds realized by your household during the year exceed the annual ceiling of EUR 7,650. If the annual sales proceeds exceed this threshold, capital gains tax is imposed at a flat rate of 26% (including CSG, CRDS, and a 2% surtax).

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE ASSUMING THAT I AM AN ACTIVE EMPLOYEE AT THE TIME OF ACCEPTANCE OF THE STOCK OPTION EXCHANGE, BUT NOT AT THE TIME THAT THE NEW OPTION IS GRANTED TO ME (DUE TO DEATH, DISABILITY, OR OTHER CIRCUMSTANCES)?

     When you exercise your new stock option, you will be taxed on the "spread," which is the difference between the fair market value of the underlying stock at the time of exercise (less any social taxes withheld) and the exercise price. The spread is subject to income tax at rates of up to 52.75% and social tax at rates of up to 15%. Additionally, 95% of the spread will be subject to CSG and CRDS contributions of 7.5% and 0.5% respectively.

     Upon sale of the underlying shares, you will be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the underlying shares at the time of exercise at a flat rate of 26%. If your annual proceeds exceed EUR 7,650, you will not be subject to capital gains tax.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will not withhold income taxes or report any benefit arising from your stock option. However, if you hold your shares for less than four years after grant, the Company will withhold the applicable social taxes and remit them to the authorities on your behalf.

     Please note that if you are not an active employee at the time of the grant of the new stock options, the Company will withhold the applicable social taxes and remit them to the authorities on your behalf at the time of exercise (regardless of how long the underlying shares are held after grant). The Company will also report the gain and the social taxes withheld on your monthly payslip.

     You are solely responsible for reporting any benefits received on your annual French income tax return (Form 2042, Form 2047 for foreign investment income, and Form 2074 for capital gains). Your tax return must be submitted to the tax authorities before 1 March of the year following income recognition. When you file your French personal income tax return for the year in which you exercise your options, you must attach the Exercise Certificate provided by the Company to your tax return. Additionally, you must also report any foreign accounts held abroad (including brokerage accounts) to the foreign tax authorities on your French personal income tax return for the year of exercise.

     Shares acquired on exercise may be subject to French wealth tax if the value of your total net assets on 1 January exceeds EUR 720,000. Your wealth tax return is due by 15 June of the same year. Please consult your financial/tax advisor for further details.

                                    GERMANY
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF GERMANY THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to tax on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price). The spread is subject to income tax at marginal rates of up to 51.167% and social taxes at rates of up to 20.65%(1). The income tax rate includes a mandatory 5.5% surcharge that is imposed on all income taxes paid. Please note that the various social taxes imposed on the spread are subject to different monthly contribution limits and annual ceilings. A church tax at rates of up to 9% may also be payable on the spread, depending on your residential district and whether you are a registered church member.

     Upon sale of the underlying shares, you may be subject to capital gains tax. If you hold your shares for less than one year from the date of exercise, 50% of the gain in excess of Euro 511 will be taxed at ordinary income tax rates of up to 51.167%. If you hold the underlying shares for more than one year from the date of exercise, the gain will be tax-free (assuming you did not hold more than 1% of the Company's nominal shares during the last five years).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold all applicable taxes, including the church tax if you are a registered church member, and report these amounts on your Lohnsteuerkarte.

---------------

     (1) You may, however, be eligible for reduced tax rate under Sec. 34 paragraph 3 of the German Personal Income Tax Code on your spread at exercise (often referred to as the " 1/5th" rule). You should consult with your personal tax advisor to check if you are eligible for, and would benefit from, such treatment.

     You must file an annual German tax return (Einkommensteuererklarung) with the tax authorities by 30 May of the year following the year in which income is recognized, and pay any additional tax due at that time. However, extensions for filing until 30 September are automatically granted for returns prepared by a tax consultant.

                                   GUATEMALA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF GUATEMALA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTIONS BECOME TAXABLE?

     You will not be taxed when you exercise your stock option, or upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                    HONDURAS
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF HONDURAS THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to tax on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price). The spread is subject to income tax at rates of up to 25% and social tax at a rate of 3.5%. Please note that social tax is only imposed on income of up to HNL 2,400, and that any social taxes paid are deductible for income tax purposes.

     Upon sale of the underlying shares, you will be subject to tax on the gain (difference between the sales price and the fair market value of the underlying shares at the time of exercise) at a rate of 10%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold all income and social taxes and report any benefit arising from your stock option. Since you are paid through Lucent's payroll system, you will not be required to file an annual Honduran tax return.

                                   HONG KONG
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF HONG KONG THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to income tax on the spread (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price) at rates of up to 17%(1).

     You will not be subject to tax upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes on the benefits arising from your stock option. The Company will, however, report the details of such benefit to Inland Revenue.

     You must file an annual Hong Kong tax return (Form BIR 60) with the tax authorities in the year following the year in which income is recognized. Inland Revenue will send the Form to you on or around 1 June and you must file the return within 30 days of receipt. Following the submission of your individual tax return, Inland Revenue will issue a notice of assessment, which sets out the due dates for the payment of tax. Tax is usually payable in two installments. The first installment is usually payable in January following the end of the tax year, and the second installment is usually payable three months thereafter.

---------------

     (1) While 17% is the highest income tax rate in Hong Kong, it is calculated as the lower of total taxable income less personal allowances of progressive rates and a flat rate of 15% on total taxable income with no deductions for personal allowances.

                                    HUNGARY
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF HUNGARY THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to income tax on the spread (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price). Income tax is imposed at rates of up to 40%. You will also be subject to a Health Care Contribution of 11% (assuming you are a Hungarian national).

     Upon sale of the underlying shares, you will be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the underlying shares at the time of exercise at a rate of 20%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You must file an annual tax return (Ado Bevallas) by 20 March of the year following the year of exercise. Additionally, you must report any capital gains arising from the sale of your Lucent stock on your personal income tax return. Any taxes payable upon exercise or sale, however, are due on a quarterly basis, by the 12th day of the month following the quarter in which the income is recognized. Please note that for exercises prior to January 2001, the tax payable was due at the time the tax return was filed.

                                     INDIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF INDIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will not be subject to tax. However, because of exchange control restrictions in India, you will be required to perform a "cashless" exercise or a "same-day sale" as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise.

     Upon sale, you will be subject to tax on the difference between the sales proceeds and exercise price at ordinary marginal income tax rates of up to 30.6% (includes additional surcharge of 2% for income above Rs 60,000).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You must submit an annual Indian tax return reporting any capital gains realized by June 30 of the year following the year of sale.

                                   INDONESIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF INDONESIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     Your new stock option will not become taxable until you sell the underlying shares. At that time, you will be taxed on the capital gain (the difference between the sales proceeds and grant price) at marginal income tax rates of up to 35%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You will therefore be obligated to submit an annual Indonesian tax return (Form 1770) by March 31 of the year following the year of sale. Payment of tax must be made by the 25th of the month in which the return is filed using the tax deposit form stipulated by the Indonesian Director of General Taxation. Therefore, you must have your own tax registration number
(NPWP). However, please note that there are exceptions to these reporting requirements, so please consult with your personal tax advisor.

                                    IRELAND
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF IRELAND THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of new a stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     When you exercise your new stock option, you will be subject to tax on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price). The spread is subject to income tax at rates of up to 42%.

     If you do not sell your shares in the same tax year as the year in which you exercise your stock option, you may elect to defer the payment of the income tax due at exercise until the earlier of (1) the time the shares are subsequently sold, or (2) seven years after exercise.

     The election must be made by 31 October, which is the date your tax return is due, or you will not be permitted to defer the tax. Please be aware that if you have acquired shares of Lucent stock other than through the exercise of options, you should sell those shares first so as to avoid accelerating the income tax payment date for the stock acquired at exercise.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the fair market value of the shares at the time of exercise. You will be subject to tax on the gain (less allowable expenses) at a flat capital gains tax rate of 20%. However, the first Euro 1,127 of gain is exempt from tax.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes on any benefit arising from your stock option.

     Regardless of whether you are within the self-assessment system or within the PAYE (Pay As You Earn) system, for tax years post 5 April 2001, you must file a tax return by 31 October of the tax year following the year of exercise or sale. If you have a single exercise only, the Revenue authorities will probably issue a balancing statement and tax would be due immediately upon receipt of such statement. If you receive regular option grants, and are therefore in the self-assessment system, a preliminary tax must be paid (the balance of the tax payable is due when your tax return is filed).

                                     ISRAEL
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF ISRAEL THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     The tendering of options and subsequent award of new options could be viewed as a substitution of assets resulting in a capital gains tax event. However, even if the authorities took this position, it would be difficult to ascertain a value to be assigned to the options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at rates of up to 50% as well as National Insurance and Health taxes. The social taxes are imposed as follows:

     - 5.76% for monthly income up to NIS 3,525

     - 9.70% on monthly income ranging between NIS 3,526 and NIS 35,250

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. The broker handling the sale of your shares is required to withhold 5% of the gross proceeds. If you are not required to file a tax return, this will satisfy your tax liability. If, however, you are required to file a tax return, you must report the capital gain on your tax return. Your capital gains are taxed at a flat rate of 35%. Any tax previously withheld by the broker can be credited against the tax due on your tax return.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold taxes and report any benefit arising from your stock option on your annual wage statement (Form 106). You are responsible for reporting the spread at exercise and the capital gain recognized on your annual tax return for the year of income recognition if you are required to file a return. Typically, if you have only employment income, a tax return will not be necessary; however, you should consult an individual tax advisor (at your own expense) to determine your filing requirements.

                                     ITALY
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF ITALY THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     Your new stock option will not become taxable until you sell the underlying shares. At that time, you will recognize a capital gain equal to the excess of your sales proceeds over the exercise price. You will be taxed on this gain at a flat rate of 12.5%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are solely responsible for reporting income relating to capital gains on your annual tax return in the year following income recognition. You can either file a Form 730 with your local employer by 31 May following the year income is recognized, or Form Unico with the Revenue office by 31 July.

     In addition, you must report the details of any stock acquired as foreign assets on tax Form RW if either:

          (1) the value of the investments held outside of Italy as of 31 December exceeds ITL 20,000,000 (approximately EUR 10,329), or

          (2) the value of all money/shares transferred to/from Italy during the year exceeds ITL 20,000,000 (approximately EUR 10,329).

Form RW is filed with your annual tax return.

                                     JAPAN
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF JAPAN THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the stock at exercise and the exercise price. The spread is subject to income tax at regular personal income tax rates of up to 50% (this includes a maximum National tax rate of 37% and a maximum Local Inhabitants tax rate of 13%).

     When you sell your shares, you will be subject to tax at a flat rate of 26% on the difference between your sales proceeds and the FMV of the shares on the date of exercise.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are solely responsible for reporting income realized upon exercise and sale on your personal income tax return (Kojin Shinkokusho) by March 15 of the year following income recognition.

                             REPUBLIC OF KAZAKHSTAN
          EMPLOYEE TAX COMMUNICATION: SUBSTITUTE AWARD/OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE REPUBLIC OF KAZAKHSTAN THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING SUBSTITUTE AWARDS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding substitute awards.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at regular personal income tax rates of up to 30%.

     On the day you exercise your option, you will be required to sell all of the underlying shares. This will be enforced by Lucent's stock option record keeper, which will only permit you to exercise your stock option by means of an "Exercise and Sell" transaction. No additional capital gains tax will be due since your sales price and the fair market value of the Lucent stock on the date of exercise will be the same.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will withhold income tax from your option. However, the Company will not report any benefit arising from your option. You are responsible for reporting any income realized through either exercise or sale on your personal income tax return in the year following income recognition.

                                     KOREA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF KOREA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the stock at exercise and your exercise price. The spread is subject to tax at your regular personal income tax rate of up to 39.6% (including a resident surtax). National Pension Contribution and National Health insurance taxes will also be imposed on the spread. National Pension Contributions are payable at a rate of 4.5% on monthly wages up to 3,600,000 Won. National Health Insurance Tax is payable at a rate of 1.7%, with no ceiling.

     Please note that you will be deemed to have received Class B income and are entitled to exclude 10% of your gain if you pay tax, voluntarily, through a licensed taxpayer association on a monthly basis.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. You will be taxed on this gain at a flat rate of 22%, assuming it exceeds Won 2,500,000.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will not withhold income taxes or report any benefit arising from your stock option. However, the Company will withhold social taxes over the 12-month period immediately following your option exercise. You may be required to report the spread at exercise on your global income tax return
(Jong-Hab-So-Deuk-Sye Sin-Goh-Seo) by May 31 of the year following income recognition.

     You are only required to file a global income tax return if you have more than one class of income (i.e., Class A income and Class B income) or if you have Class B income that has not been reported through a Class B taxpayer's association. Your tax return and additional taxes, if any, are due by May 31 following the end of the tax year.

     If your capital gains for the year exceed Won 2,500,000, the gain at sale must be reported on your annual capital gain tax return (Yang-Do-So-Deuk-Sye Sin-Goh-Seo) by May 31 of the year following the sale of your shares. A preliminary return to report your capital gain is due within two months following the end of the quarter in which the sale of shares occurs in order to claim a 10% credit.

     If you elect to join a licensed taxpayer association thereby exempting a portion of your income at exercise from tax, you may have additional reporting requirements. You will be required to report income on a monthly basis. Additionally, at year-end, you are required to make a year-end settlement for the tax amount withheld during the year. You are required to file your global income tax return if there is any additional income, which has not been reported to the taxpayers' association.

                                    MALAYSIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF MALAYSIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will not be taxed when you exercise your stock option, or upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                     MEXICO
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF MEXICO THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at the time of exercise and the exercise price. The spread is subject to income tax at rates of up to 35% and social tax at rates of approximately 3.735%. Please note that social tax is only imposed on monthly income of up to MXP 1,264.5 per day.

     When you sell your shares, you will recognize a capital gain equal to the excess of the proceeds from the sale over your "cost basis" in the shares you sold. Your cost basis is the amount paid for the shares, plus any amount recognized as income when you exercised your option, any fees and commissions paid on the acquisition and disposition, plus adjustments for inflation. If you held the shares for more than one month, you must use the National Consumer Price Index (NCPI) to increase the basis of shares.

     You must divide your capital gain into the number of years that the stock was held, up to 20 years, and report one year's worth of gain as ordinary income on your tax return for the year in which you sold the stock. The amount of tax you pay depends on your marginal tax rate. The maximum marginal tax rate is 35%.

     The balance of the capital gain is then taxed at either your current year's effective rate, or if you elect, at the average effective rate of the five-year period ending with the year of sale. As these rules are complex, you should consult with your personal tax advisor (at your own expense).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, your employer will withhold any income and social taxes and report the benefit arising from your stock option on your annual salary certificate. You are responsible for reporting the income arising at exercise and/or sale on your annual tax return (Form 6) by April 30 of the year following income recognition. Note that it is possible that you may be exempt from filing a tax return. Please consult your personal tax advisor (at your own expense) for further information.

                                  NETHERLANDS
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE NETHERLANDS THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     According to the terms of the tax ruling received by Lucent, you will be subject to income tax upon exercise of your stock option at your marginal personal income tax rate of up to 52%.

     Please note that there are two types of social security contributions in The Netherlands, which may also be imposed on your stock option benefit at the time of exercise:

          (1)  National Insurance Contributions; and

          (2)  Employee Insurance Contributions.

     National Insurance Contributions are imposed at a rate of 29.4% on annual taxable income of up to EUR 27,847. Employee Insurance Contributions are imposed on annual income of up to EUR 41,499. The percentage of Employee Insurance Contributions vary and the precise rate will depend on the nature of Lucent's operations in The Netherlands. However, the average rate is 4.95%.

     In addition, if your annual salary is lower than EUR 30,700, you are covered under the Health Insurance Act, and will be responsible for making a contribution of 1.7%.

     In addition to the tax consequences listed above, you will also be taxed annually on the average net value of your privately held investments in accordance with the Vermogensrendementsheffing. This tax is levied on 4% of the value of your assets over and above NLG 38,785 and is taxed at a flat rate of 30%, resulting in an effective tax rate of 1.2% (4% X 30%). The average net value of your privately held investments will be calculated by reference to the value of your assets at the beginning of the calendar year and the value at the end of the calendar year. For purposes of this tax, the benefit derived with the exercise of your options will constitute part of your privately held investments from 31 December of the year in which the exercise took place.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold income tax and, if applicable, social security contributions and remit the appropriate amounts to the tax and social security authorities on your behalf, as well as report any benefit arising from your stock option. The Company will include the benefit of your option at exercise in your annual salary statement (the Jaaropgave). You are responsible for reporting the total amount of your salary (including the option benefit) as recorded in your Jaaropgave in your annual income tax return. Your personal income tax return must be filed by 1 April in the calendar year following the taxable date, however, income tax is not due until assessed by the tax authorities.

                                  NEW ZEALAND
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF NEW ZEALAND THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     Yes, a taxable event is triggered when you tender your outstanding stock options. However, since the options have no market value at the time of surrender, a tax liability will not arise.

WILL THE GRANTING A OF NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon exercise of the stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. You will be subject to income tax at marginal personal income tax rates of up to 39%.

     You should not be subject to tax upon the sale of your underlying shares if you hold the shares for investment purposes.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. If you realize a taxable gain, you must remit the appropriate taxes to the tax authorities. All tax is due by February 7 of the year following the exercise. You must report income realized upon the exercise of your options to the tax authorities on an annual New Zealand tax return (Form IR3) by July 7 of the year following the year in which income is recognized. However, extensions for filing until the following March 31 are generally granted for returns filed by a tax agent.

     Please note, you may be required to make provisional tax payments. Please consult your personal tax advisor (at your own expense) for further information.

                                     NORWAY
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF NORWAY THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at regular personal marginal tax rates of up to 47.5% (comprised of municipal and state taxes of 28% and top tax of 19.5%). You will also be subject to social security tax on the spread. Social security tax is imposed at a rate of 7.8% on all income. Please note that you will be eligible for an annual tax exemption equal to 20% of the taxable benefit up to a limit of NOK 1,500 upon the exercise of your stock option.

     You may also be subject to a wealth tax of up to 1.1% if your total wealth exceeds NOK 540,000. The value of your shares acquired upon exercise will be included in the value of your total wealth.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. You will be taxed on this gain at a flat rate of 28%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold taxes and report any benefit arising from your stock option on your wage tax card. You are responsible for reporting any taxable income on your personal income tax return (Selvangivelse) by 30 April following the year in which income is recognized.

                                      PERU
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF PERU THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You may be subject to tax upon the sale of your shares. You will be exempt from tax upon the sale of your shares, assuming you have made ten or fewer share transactions in one year. Upon your eleventh share transaction, you will be subject to tax on the difference between the sales proceeds and the exercise price at a flat rate of 30%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. If you realize a taxable gain, you must remit the appropriate taxes to the tax authorities and file an income tax return for the year in which you sold the stock.

                                  PHILIPPINES
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE PHILIPPINES THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. You will be subject to income tax at regular personal income tax rates of up to 32%. You will also be required to make monthly contributions to the Home Development Mutual Fund (HDMF), a housing benefits plan, and the Philippine Health Insurance Corporation (Philhealth), a medical benefits plan.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise.

     IF YOU HOLD YOUR SHARES FOR ONE YEAR OR LESS BEFORE SALE, you will be subject to tax on the gain at ordinary income tax rates of up to 32%.

     IF YOU HOLD YOUR SHARES FOR MORE THAN ONE YEAR BEFORE SALE, you will be subject to tax on 50% of the gain at ordinary income tax rates of up to 32%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold taxes and report the benefit arising from your stock option on your annual Certificate of Income Tax Withheld. You are responsible for reporting any taxable income on your personal income tax return (BIR Form 1700) by April 15 following the year in which income is recognized. Additionally, you are responsible for reporting the gain on the sale of shares on BIR Form 1701.

                                     POLAND
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF POLAND THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS OR SUBSTITUTE AWARDS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options or substitute awards.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the sale of the underlying shares of your new stock option. When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the exercise price. You will be subject to tax on this gain at your regular personal income tax rates up to 40%. However, a tax advance of 19% is payable by the 20th day of the month following the month of sale. The remaining tax liability arising from the sale is payable with your annual tax return.

     Please note that any amount of money transferred abroad in order to exercise the option is subject to taxation at a 2% flat rate. The entire amount transferred is subject to tax. If you exercise your option and sell the underlying shares on the same date (cashless exercise), the 2% tax will not be imposed as there is no deemed transfer of funds abroad.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are solely responsible for reporting the gain from the sale of your shares and remitting the 19% tax advance to the tax authorities on Form PIT-13 by the 20th of the month following the month of sale. You will have to add the capital gain to other income derived during the tax year and report the amount on your annual tax return (Form PIT-36 or Form PIT-37) by 30 April of the year following income recognition. Any remaining tax payable on the sale of shares is due when you file your annual return.

     Additionally, for each year you hold shares outside of Poland, you must inform the National Bank of Poland (NBP) by filing a Form IBZ-1 before 15 May of the year following each year you hold shares abroad. This obligation will also apply to the tax year in which you sell the shares.

                                    PORTUGAL
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF PORTUGAL THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread will be subject to tax at regular personal income tax rates of up to 40% and social tax at a flat rate of 11%(1).

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. If you acquire your shares prior to December 31, 2002 and you hold them for more than 12 months before sale, the gain will be exempt from tax. However, if you acquire your shares prior to December 31, 2002 and you do not hold the shares for more than 12 months prior to sale, the gain will be taxed at a flat rate of 10%.

     Shares acquired after January 1, 2003 will be subject to a different tax regime upon sale. Only 50% of the gain arising upon sale will be subject to tax at regular personal income tax rates of up to 40%. However, you will be entitled to an exemption of EUR 2,500. This exempt portion of the gain must be included in your tax return for consideration when computing the taxable rate applicable to your other income.

---------------

     1 With respect to registered statutory directors, social taxes are imposed at a rate of 10% on monthly income up to approximately EUR 3,800.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are solely responsible for reporting the taxable benefit as salary income on your annual Portuguese tax return and remitting any tax due by either March 15 or April 30 (depending on the type of income to be reported) of the year following income recognition. Please note that you may request that the Company withhold both income tax and social taxes on your option benefit in order to alleviate any future tax burden.

                                  PUERTO RICO
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF PUERTO RICO THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock options. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at regular personal income tax rates of up to 33% plus a surcharge of 5% on income in excess of US$75,000. However, due to the method used to calculate the tax, the maximum effective tax rate cannot exceed 33%. You will also be subject to Social Security and Medicare taxes on the spread. Social Security tax is imposed at a rate of 6.2% on annual income up to US$84,900. Medicare tax is imposed at a rate of 1.45% on all employment income without limit.

     There are state unemployment and disability insurance taxes, but these only apply to the first US$9,000 and US$7,000 of wages, respectively.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise.

     If you hold your shares for six months or less before sale, the gain is treated as a "short-term capital gain" and will be taxed at ordinary income tax rates of up to 33%.

     If you hold your shares for more than six months before sale, the gain is treated as a "long-term capital gain" and you will be taxed at a maximum tax rate of 20%. Please note if your marginal tax rate is lower than 20%, you will be taxed at your applicable marginal rate.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will withhold taxes and report the benefit arising from your stock option on your annual salary certificate, Puerto Rican Form W-2. You are responsible for reporting any income recognized from the exercise of your options as well as any capital gains/losses from the sale of shares on your annual Puerto Rico individual tax return, Form 482. The deadline for filing your return is April 15 of the year following the year of exercise and sale.

                               RUSSIAN FEDERATION
          EMPLOYEE TAX COMMUNICATION: SUBSTITUTE AWARD/OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE RUSSIAN FEDERATION THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING SUBSTITUTE AWARDS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding substitute awards.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new options. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at a flat rate of 13%.

     On the day you exercise your option, you will be required to sell all of the underlying shares. This will be enforced by Lucent's stock option record keeper, which will only permit you to exercise your stock option by means of an "Exercise and Sell" transaction. No additional capital gains tax will be due since your sales price and the fair market value of the Lucent stock on the date of exercise will be the same.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your option. You are solely responsible for reporting the spread at exercise and the capital gain at sale on your annual Russian tax return by April 30 of the year following income recognition.

                                  SAUDI ARABIA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF SAUDI ARABIA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will not be taxed when you exercise your stock option, or upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                   SINGAPORE
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF SINGAPORE THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     Potentially. The voluntary tendering of your outstanding options could technically be regarded as a "release of rights" under the Singapore tax legislation, and thus, deemed a taxable event.

     The Inland Revenue could deem the market value of the shares under the original options to be taxable at the time the original options are cancelled. Please note that the Inland Revenue could also view the cancellation of the original options and grant of the new option as separate transactions. If so, no relief would be available upon exercise of the new option for the tax paid upon tender of the old options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     In addition to the possibility of being taxed upon the voluntary tendering of your outstanding option, you will also be subject to tax upon exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at marginal personal income tax rates of up to 26%.

     You will not be subject to tax in Singapore upon sale of the underlying shares, as Singapore does not impose a capital gains tax.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will not withhold taxes arising from your stock option(1). However, the Company will report any benefit arising from your stock option the Return of Employee's Remuneration (Form IR8A/E) as well as disclose the number of shares acquired, the FMV of the shares, and the exercise price paid to the authorities.

     If you realize a taxable gain, you must remit the appropriate taxes to the tax authorities. You are also responsible for reporting any gain realized upon exercise of your option on your Form B/B1 by April 15 of the year following the year in which income is recognized. Resulting income tax should be paid within 30 days of receiving an assessment from the tax authorities, or in installments approved by the tax authorities.

---------------

     1 Please note that if you are neither a Singapore citizen nor a permanent resident in Singapore and you cease employment in Singapore, the Company will be responsible for withholding tax before you depart the country. Your reporting requirements will also differ.

                                SLOVAK REPUBLIC
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE SLOVAK REPUBLIC THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link].

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at regular personal income tax rates of up to 38%.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. However, the amount of tax you owe will depend on how soon you sell your shares after exercise.

     If you hold your shares for three years or less before sale, you will be subject to tax on the gain at ordinary income tax rates of up to 38%.

     If you hold your shares for more than three years before sale, you will not be subject to tax on the gain.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You do not have a reporting requirement provided that any income recognized is part of your salary and you receive no other income. If this is not the case, you are solely responsible for reporting any income recognized upon the sale of your shares on your annual tax return due by the normal filing due date following the end of the tax year.

                                     SPAIN
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF SPAIN THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be taxed upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at regular personal income tax rates of up to 48% (including central and regional tax). You will also be subject to social tax on the spread at a rate of approximately 6.35% on monthly income up to EUR 2,574.90.

     Please note that in addition to the taxes listed above, you may also be required to pay a wealth tax if your personal net wealth is greater than ESP 18 million (approximately EUR 108,180) or if the total value of your assets exceeds ESP 100 million (approximately EUR 601,000) on 31 December of any given year. The "average market value" of any stock that you own would be used towards the calculation of net wealth or towards the calculation of your total assets. The average market value uses the average market value of your stock during the last quarter of the year. Wealth tax rates range between 0.2% and 2.5% and vary by geographic region and level of personal wealth.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. However, the amount of tax you owe will depend on how soon you sell your shares after exercise.

     If you hold your shares for one year or less before sale, you will be subject to tax on the gain at marginal income tax rates of up to 48%.

     If you hold your shares for more than one year before sale, you will be subject to tax on the gain at a flat rate of 18%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will withhold taxes and report any benefit arising from your stock option on your annual wage statement (certificado de retenciones). You are responsible for reporting the spread at exercise and the gain at sale on your annual personal tax return (Declaracion del IRPF). Your return must be filed between 1 May and 20 June of the year following the year of exercise and/or sale. If you are required to pay wealth tax, your wealth tax return must also be submitted at this time.

                                     SWEDEN
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF SWEDEN THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at the regular personal income tax rates of up to 55%. You will also be subject to social tax on the spread. A National Pension Contribution is imposed at a rate of 7% up to the annual compensation limit of SEK 312,309. Note that 25% of your social tax contribution is deductible and 75% is allowable as a tax credit. Additionally, wealth tax may be due on 80% of the value of shares. Wealth tax is imposed at a rate of 1.5% on wealth exceeding SEK 1.5 million as of 31 December.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. You will be subject to tax on this gain at a flat rate of 30%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will withhold taxes and report any benefit arising from your stock option. You are responsible for informing your employer of the details of your option exercise within one month of when you exercise your option. Additionally, you must report the compensation income on your annual Swedish tax return by 3 May if you are filing a simplified tax return (Forenklad Sjalvdeklaration) or by 31 March or 2 May if you are filing a general tax return (Allmann Sjalvdeklaration).

                                  SWITZERLAND
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF SWITZERLAND THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options. Please note that you will not be entitled to claim a refund or claim a credit against future tax for the taxes that may have been paid upon the grant of your tendered stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     The granting of a new stock option in exchange for options granted in 1998 and 1999 will be considered a new grant and will trigger a taxable event. The Company is responsible for valuing your options, and you will be subject to income and social tax on this value. You will be subject to income tax at your regular personal income tax rate, which vary by canton and commune. Under current law, the maximum combined federal, cantonal, and communal tax rate is approximately 50%. Social taxes are imposed as follows:

     - AHV/EO/IV (social security contributions) -- 5.05% on all income without a ceiling.

     - ALV (unemployment insurance) -- 1.5% on first CHF 106,800 of annual compensation income and 1% annual income between CHF 106,801 and CHF 267,000.

     The granting of a new stock option in exchange for options granted post 2000 will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     If you are granted a new option in exchange for options granted in 1998 and 1999, other than the tax consequences listed above, there will be no further taxes due.

     If you are granted a new option in exchange for options granted post 2000, you will pay tax when you exercise your new option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the stock at exercise and the exercise price.

Tax rates vary by canton and commune. Under current law, the maximum combined federal, cantonal, and communal tax rate is approximately 50%. Social taxes are imposed as follows:

     - AHV/EO/IV (social security contributions) -- 5.05% on all income without a ceiling.

     - ALV (unemployment insurance) -- 1.5% on first CHF 106,800 of annual compensation income and 1% annual income between CHF 106,801 and CHF 267,000.

     Tax will not be imposed upon sale of the underlying shares in either case.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     If you are a "B" permit holder, the Company will withhold any applicable income, cantonal, and communal taxes. You must report any taxable income on your personal income tax return. The due date for this depends on the respective canton in which you reside. If you are a "C" permit holder, the Company will not withhold taxes on your behalf. However, the Company will report any benefit arising from your stock option. You must remit the appropriate taxes due to the tax authorities and report any taxable income recognized on your personal income tax return. The due date for this depends on the respective canton in which you reside.

                                     TAIWAN
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF TAIWAN THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at the regular personal income tax rates of up to 40%.

     You will not be subject to tax upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are solely responsible for reporting any income you realize upon the exercise of your option to the Taiwanese tax authorities on your annual tax return between February 22 and March 31 of the tax year following the year of exercise.

                                    THAILAND
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THAILAND THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS OR SUBSTITUTE AWARDS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options or substitute awards.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to tax at the regular personal income tax rates of up to 37%.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. If you remit the gain generated upon the sale of your shares to Thailand in the same calendar year in which you sell your shares, the gain will be taxed at your regular personal income tax rate of up to 37%. If the gain is not remitted to Thailand in the calendar year in which you sell your shares, you will not pay tax on the gain.

(Please note that you are required to remit the gain to Thailand within 7 days of receipt of the sale).

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     Yes, the Company will withhold taxes and report any benefit arising from your stock option. You are responsible for reporting any income recognized upon the exercise and sale of your shares on your annual tax return, Form PND 91, by March 31 following the year of income recognition.

                                    UKRAINE
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE UKRAINE THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [WEB SITE LINK]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING SUBSTITUTE AWARDS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding substitute awards.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon the exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at rates of up to 40%.

     Due to the strict rules surrounding exchange control, on the day you exercise your option, you will be required to sell all of the underlying shares. This will be enforced by Lucent's stock option record keeper, which will only permit you to exercise your stock option by means of an "Exercise and Sell" transaction. No additional capital gains tax will be due since your sales price and the fair market value of the Lucent stock on the date of exercise will be the same.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes or report any benefit arising from your stock option. You are solely responsible for reporting any income recognized on your personal income tax return by March 1 of the year following income recognition, and for paying the tax that arises within one month of the receipt of an assessment from the tax authorities.

                              UNITED ARAB EMIRATES
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE UNITED ARAB EMIRATES THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will not be taxed when you exercise your stock option, or upon sale of the underlying shares.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, as no tax liability will arise, there will be no need for the Company to perform withholding or reporting on your behalf.

                                 UNITED KINGDOM
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF THE UNITED KINGDOM ("UK") THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at rates of up to 40% and to National Insurance Contributions at a rate of 10%. Please note National Insurance Contributions are only imposed on annual earnings of up to L30,420 for the 2002/03 tax year.

     In addition, by receiving the new stock option, you agree to pay the company's portion of NIC at a rate of up to 11.8% on the spread at exercise. Note that you are entitled to deduct the NIC that you pay on behalf of your employer when computing your income tax liability. Effectively, this means that if you pay 40% tax, you will pay a maximum of 7.08% for the employer's NIC.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. You will be subject to capital gains tax at ordinary income tax rates of up to 40%. Please note that your first L7,700 of capital gain received during the tax year is exempt from UK tax.

     Depending on the period of time you have held the shares, the capital gain may be reduced by taper relief. The issue of taper relief depends on your personal tax position, and you should consult your personal tax advisor (at your own expense) for further information.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     The Company will withhold taxes and report any benefit arising from your stock option. You are responsible for reporting the spread at option exercise and the capital gain at sale to the

Inland Revenue on your Individual Self-Assessment Return. If Inland Revenue calculates your tax liability, your return must be filed with Inland Revenue by 30 September following the end of the tax year of exercise or sale, respectively. Alternatively, if you choose to assess your own tax liability, your return should be filed by 31 January following the end of the tax year. Please note that the due date for any additional income taxes will generally be the same regardless of which method you choose above.

     Additionally, you will also need to complete the additional share scheme pages S1 and S2 and file them with your self-assessment tax return. Details such as the number of options granted and exercised, number of shares acquired, grant price, date of grant and details of shares acquired must be completed on pages S1 and S2.

                                   VENEZUELA
               EMPLOYEE TAX COMMUNICATION: STOCK OPTION EXCHANGE

     THE TAX INFORMATION IN THIS DOCUMENT WAS PROVIDED BY LUCENT'S EXTERNAL TAX ADVISORS AND IS INTENDED AS A GENERAL OVERVIEW OF THE TAX REQUIREMENTS IN YOUR COUNTRY. THIS INFORMATION ASSUMES THAT YOU HAVE BEEN A RESIDENT OF VENEZUELA THROUGHOUT THIS PROCESS, AND THE TAX RULES MAY DIFFER IF YOU ARE A CITIZEN OR RESIDENT OF ANOTHER COUNTRY FOR LOCAL LAW PURPOSES. IF THERE IS A DISCREPANCY BETWEEN THIS DOCUMENT AND THE INTERPRETATION MADE BY YOUR LOCAL TAX AUTHORITIES, THE INTERPRETATION MADE BY THE LOCAL TAX AUTHORITIES WILL ALWAYS GOVERN. TAX LAWS ARE SUBJECT TO CHANGE, AND YOU SHOULD CONSULT A PERSONAL TAX ADVISOR (AT YOUR OWN EXPENSE) FOR FURTHER INFORMATION.

     THIS LETTER PROVIDES ONLY LIMITED INFORMATION ABOUT LUCENT'S EXCHANGE OFFER AND YOU SHOULD NOT RELY ON IT TO PROVIDE COMPLETE INFORMATION ABOUT THE EXCHANGE OFFER. YOU SHOULD CAREFULLY REVIEW LUCENT'S OFFER TO EXCHANGE IN ITS ENTIRETY. YOU CAN OBTAIN A COPY OF THE OFFER TO EXCHANGE BY VISITING LUCENT'S INTERNET WEBSITE LOCATED AT [web site link]

WILL THE VOLUNTARY TENDERING OF MY OUTSTANDING OPTIONS TRIGGER A TAXABLE EVENT?

     No, a taxable event should not be triggered when you tender your outstanding stock options.

WILL THE GRANTING OF A NEW STOCK OPTION TRIGGER A TAXABLE EVENT?

     No, the granting of a new stock option will not trigger a taxable event.

WHEN WILL MY NEW STOCK OPTION BECOME TAXABLE?

     You will be subject to tax upon exercise of your new stock option. The taxable amount is equal to the "spread," which is the difference between the fair market value (FMV) of the underlying stock at exercise and the exercise price. The spread is subject to income tax at rates of up to 34%.

     When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the FMV of the shares on the date of exercise. You will be taxed on this gain at rates of up to 34%.

WILL THE COMPANY WITHHOLD TAXES OR REPORT ANY BENEFIT ARISING FROM THE STOCK OPTION ON MY BEHALF?

     No, the Company will not withhold taxes arising from your stock option. However, the Company will report the benefit arising from your stock option on your wage tax card (Form AR-C). You are responsible for reporting any income realized upon the exercise and sale of your shares to the Venezuelan tax authorities on your annual tax return (Form DPN-25) by March 31 following the year in which income is recognized.

                                   APPENDIX D

                            LUCENT TECHNOLOGIES INC.

                                 APRIL 22, 2002

                                 PLAN SUMMARIES

                                       1997 LONG TERM INCENTIVE PLAN
                                       -----------------------------
GRANT DATE                             The date an Option is granted, as specified in the
                                       Option agreement.
                                       Separate grant summaries are also available for
                                       FEB-21-2001 and JUL-27-2001 grants under this Plan.

GRANT SIZE                             The number of Shares specified in the agreement. (The
                                       number of Shares may be adjusted for stock splits and
                                       spin-offs as the Committee determines.)

GRANT PRICE                            The price determined by the Committee and specified in
                                       the agreement. This price will in no event be less than
                                       the Fair Market Value of a Share on the Grant Date. The
                                       Fair Market Value of a Share is generally, the average
                                       of the high and low prices of Lucent common stock as
                                       reported by the New York Stock Exchange on the grant
                                       date. (The price may be adjusted for stock splits and
                                       spin-offs as the Committee determines.)

VESTING SCHEDULE                       The schedule set forth in the Option agreement.

EXPIRATION DATE                        The Expiration Date set forth in the Option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                             ELIGIBILITY PROVISIONS

EMPLOYMENT STATUS                              DESCRIPTION                  ELIGIBILITY
-----------------                              -----------                  -----------
ACTIVE EMPLOYMENT                      As of the Grant Date,        Grants under the Plan are
                                       individuals actively and     made at the sole discretion
                                       directly employed by         of the Committee.
                                       Lucent, or by a Subsidiary
                                       in which Lucent has a 50%
                                       or more ownership interest.
                                       Individuals must
                                       continuously maintain an
                                       eligible employment status
                                       from the Grant Date in
                                       order to retain
                                       eligibility.

APPROVED LEAVE OF ABSENCE OR SHORT-    Employee on military leave,  Eligible for grant. Rules
TERM DISABILITY                        family leave or other        for "Active Employment"
                                       company approved leave of    apply.
                                       absence; or employees on
                                       short-term disability will
                                       be eligible.

LONG-TERM DISABILITY                   Employees qualifying for     Not eligible for grant.
                                       and receiving payments
                                       under a long-term
                                       disability pay plan
                                       maintained by the Company
                                       or any Subsidiary or as
                                       required by or available
                                       under applicable local law.

                          PROVISIONS UPON TERMINATION

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
COMPANY ACTION -- ELIGIBLE FOR         Prior to or on or after the  For grant dates prior to
RETIREMENT                             Vesting Date                 April 20, 2000: Unless
                                                                    otherwise stipulated in
                                                                    your agreement, Options
                                                                    immediately vest. Any
                                                                    unexercised portion will
                                                                    remain exercisable until
                                                                    the Expiration Date (see
                                                                    "Retirement" below).

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
                                                                    For grant dates after April
                                                                    19, 2000: Unless otherwise
                                                                    stipulated in your
                                                                    agreement, the Company
                                                                    Action Vesting Portion** of
                                                                    the Options immediately
                                                                    vest. Such Portion will
                                                                    remain exercisable until
                                                                    the Expiration Date. Any
                                                                    unvested portion of the
                                                                    Option will be immediately
                                                                    forfeited and cancelled.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

COMPANY ACTION -- NOT ELIGIBLE FOR     Prior to the Vesting Date    For grant dates prior to
RETIREMENT                                                          April 20, 2000: Options
                                                                    immediately vest and are
                                                                    exercisable for 90 days
                                                                    from the date of
                                                                    termination.
                                                                    For grant dates after April
                                                                    19, 2000: The Company
                                                                    Action Vesting Portion** of
                                                                    the Options immediately
                                                                    vest. Such Portion will be
                                                                    exercisable for 90 days
                                                                    from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date. Any unvested portion
                                                                    of the Option will be
                                                                    immediately forfeited and
                                                                    cancelled.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

                                       On or after the Vesting      Options are exercisable for
                                       Date                         90 days from the
                                                                    termination date, but in no
                                                                    event beyond the Expiration
                                                                    Date.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
DEATH                                  Prior to the Vesting Date    Options immediately vest
                                                                    and are exercisable by the
                                                                    deceased's estate until the
                                                                    Expiration Date.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

                                       After the Vesting Date       Options are exercisable by
                                                                    the deceased's estate until
                                                                    the Expiration Date.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

RETIREMENT (An Employee is considered  Prior to the Vesting Date    Unless otherwise stated in
eligible for Retirement if he or she                                the agreement, Options are
meets one of the following criteria                                 immediately forfeited and
upon termination: i. Entitled to a                                  cancelled.
service pension or comparable benefit
under a Lucent sponsored retirement    On or after the Vesting      Options remain exercisable
plan, ii. The sum of his or her years  Date                         until the Expiration Date.
of service and age is at least 75.)

DISABILITY                             Prior to the Vesting Date    For grant dates prior to
                                                                    July 20, 2000: Options are
                                                                    immediately forfeited and
                                                                    cancelled.
                                                                    For grant dates after July
                                                                    19, 2000: Options
                                                                    immediately vest and remain
                                                                    exercisable until the
                                                                    Expiration Date.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

                                       On or after the Vesting      Options remain exercisable
                                       Date                         until the original
                                                                    expiration date.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
WHILE ON APPROVED LEAVE OF ABSENCE     Prior to or on or after the  Retain Options and continue
                                       Vesting Date                 vesting while on approved
                                                                    leave of absence. If
                                                                    employment ends while on
                                                                    approved leave of absence,
                                                                    follow reason for
                                                                    termination (e.g.,
                                                                    voluntary, company action,
                                                                    death, etc.) to determine
                                                                    Option status.

ALL OTHER TERMINATIONS                 Prior to Vesting Date        Options forfeited
                                                                    immediately.
                                       On or after the Vesting      Options exercisable for 90
                                       Date                         days from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

---------------

** Unless otherwise stated in the agreement, Company Action Vesting Portion = N x M/D - E, where N = the number of Shares originally subject to the Option, M = the number of complete months elapsed since the Grant Date of the Option, D = the number of complete months between the Grant Date of the Option and the date on which the Option was originally scheduled to become completely exercisable, and E = the number of Shares covered by the Option for which the Option has already become exercisable (regardless of whether the Option has been exercised with respect to such Shares).

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                                    1997 LONG TERM INCENTIVE PLAN
                                                          FEBRUARY 21, 2001
                                                           "1 FOR 2" GRANT
                                                    -----------------------------
GRANT DATE                             FEB-21-2001

GRANT SIZE                             The number of Shares specified in the agreement. (The
                                       number of Shares and the Grant Price may be adjusted
                                       for stock splits and spin-offs as the Committee
                                       determines.)

GRANT PRICE                            The Fair Market Value of a Share on the Grant Date.
                                       [Differs for grants to eligible employees in Italy.]
                                       (The number of Shares and the Grant Price may be
                                       adjusted for stock splits and spin-offs as the
                                       Committee determines.)

VESTING SCHEDULE                       - 1/4th of the Shares covered by the Option shall
                                         become exercisable on the six month anniversary of
                                         the Grant Date;
                                       - 1/24th of the Shares covered by the Option shall
                                         become exercisable each monthly anniversary
                                         thereafter.
                                       Or,
                                       - 100% of the Shares covered by the Option or any
                                         portion of such Shares which is not then exercisable
                                         will become exercisable if the closing price of a
                                         Share, as reported on the New York Stock Exchange, is
                                         at or above US$50.00 for ten consecutive trading
                                         days.
                                       [Differs for grants to eligible employees in France.]

EXPIRATION DATE                        - The day preceding the fifth anniversary of the Grant
                                         Date, or
                                       - Six months and one day following the tenth
                                         consecutive trading day on which the closing price of
                                         a Share of Lucent Stock, as reported on the New York
                                         Stock Exchange, is at or above US$50.00.
                                       [Differs for grants to eligible employees in France.]

                             ELIGIBILITY PROVISIONS


EMPLOYEES ELIGIBLE FOR GRANT (EXCEPT   As of the Grant Date, active Employees of:
FOR EXCLUSIONS LISTED BELOW)           - Lucent Technologies Inc.
                                       - Subsidiaries (as defined in the 1997 Long Term
                                       Incentive Plan)
                                       with outstanding Lucent stock options that have a grant
                                       price greater than $12.14, except for the Special
                                       August 4, 2000 grant.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

EMPLOYEES NOT ELIGIBLE FOR GRANT       - US Represented employees
                                       - Agere employees
                                       [May differ for grants to eligible employees in certain
                                       countries.]

                   PROVISIONS UPON TERMINATION OF EMPLOYMENT

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
COMPANY ACTION -- ELIGIBLE FOR         Prior to on or after the     Vesting: Any unvested
RETIREMENT                             Vesting Date                 portion of the Option
                                                                    immediately vests and the
                                                                    Option remains exercisable
                                                                    until the Expiration Date.
                                                                    Exercisability: The Option,
                                                                    to the extent then vested,
                                                                    is exercisable until the
                                                                    Expiration Date (See
                                                                    "Retirement" below).
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

COMPANY ACTION -- NOT ELIGIBLE FOR     Prior to on or after the     Vesting: Any vested portion
RETIREMENT                             Vesting Date                 plus any applicable Company
                                                                    Action Vesting Portion* of
                                                                    the Option immediately
                                                                    vests. Any unvested portion
                                                                    of the Option will be
                                                                    immediately forfeited and
                                                                    cancelled.
                                                                    Exercisability: The Option,
                                                                    to the extent then vested,
                                                                    is exercisable for 90 days
                                                                    from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.
                                                                    [May differ for grants to
                                                                    eligible employees in
                                                                    France.]

DEATH                                  Prior to on or after the     Any unvested portion of the
                                       Vesting Date                 Option immediately vests
                                                                    and the Option is
                                                                    exercisable by the
                                                                    deceased's estate until the
                                                                    Expiration Date.
                                                                    [May differ for grants to
                                                                    eligible employees in
                                                                    France.]

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------

RETIREMENT (An Employee is considered  Prior to on or after the     Any unvested portion of the
eligible for Retirement if he or she   Vesting Date                 Option immediately vests
meets one of the following criteria                                 and the Option remains
upon termination: i. Entitled to a                                  exercisable until the
service pension or comparable benefit                               Expiration Date.
under a Lucent sponsored retirement
plan, ii. The sum of his or her years
of service and age is at least 75.)

DISABILITY                             Prior to on or after the     Any unvested portion of the
                                       Vesting Date                 Option immediately vests
                                                                    and the Option remains
                                                                    exercisable until the
                                                                    Expiration Date.

WHILE ON APPROVED LEAVE OF ABSENCE     Prior to on or after the     Retain Option and continue
                                       Vesting Date                 vesting while on approved
                                                                    leave of absence. If
                                                                    employment ends while on
                                                                    approved leave of absence,
                                                                    follow reason for
                                                                    termination (e.g.,
                                                                    voluntary, Company Action,
                                                                    death, etc.) to determine
                                                                    Option status.

ALL OTHER TERMINATIONS                 Prior to Vesting Date        Option is immediately
                                                                    forfeited and cancelled.
                                       On or after the Vesting      Option exercisable for 90
                                       Date                         days from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.
                                                                    [Differs for grants to
                                                                    eligible employees in
                                                                    France.]

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                            1997 LONG TERM INCENTIVE PLAN
                            JULY 27, 2001 "SHARES IN SUCCESS" GRANT

GRANT DATE                             JUL-27-2001
                                       [May differ for grants to eligible employees in the
                                       UK.]
GRANT SIZE                             The number of Shares specified in the agreement. (The
                                       number of Shares and the Grant Price may be adjusted
                                       for stock splits and spin-offs as the Committee
                                       determines.)

GRANT PRICE                            The Fair Market Value of a Share on the Grant Date.
                                       [May differ for grants to eligible employees in Italy.]
                                       (The number of Shares and the Grant Price may be
                                       adjusted for stock splits and spin-offs as the
                                       Committee determines.)
VESTING SCHEDULE                       Unless otherwise specified in the agreement,
                                       - 1/6th of the Shares covered by the Option shall
                                       become exercisable on the six month anniversary of the
                                         Grant Date;
                                       - 1/36th of the Shares covered by the Option shall
                                       become exercisable each monthly anniversary thereafter.
                                       [May differ for grants to eligible employees in France
                                       and Spain.]
EXPIRATION DATE                        Unless otherwise specified in the agreement, the day
                                       preceding the fifth anniversary of the Grant Date.
                                       [May differ for grants to eligible employees in
                                       France.]

                             ELIGIBILITY PROVISIONS

EMPLOYEES ELIGIBLE FOR GRANT (EXCEPT   - Active Employees of Lucent Technologies Inc. as of
FOR EXCLUSIONS LISTED BELOW)           July 27, 2001
                                       - Active Employees of Subsidiaries (as defined in the
                                       1997 Long Term Incentive Plan) as of July 27, 2001


EMPLOYEES NOT                          - US Represented employees
ELIGIBLE                               - Officers and executives
FOR GRANT                              - Agere employees
                                       - OFS employees
                                       - Employees on LOA
                                       - Employees on short-term disability
                                       - Temporary employees and student/intern employees
                                       - Employees notified on or before July 27, 2001, that
                                       they have been declared "at risk" under a Force
                                         Management Plan
                                       [May differ for grants to eligible employees in certain
                                       countries.]

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                          PROVISIONS UPON TERMINATION

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
COMPANY ACTION -- ELIGIBLE FOR         Prior to or on or after the  Vesting: Any vested portion
RETIREMENT                             six month anniversary of     plus any applicable Company
                                       the Grant Date (the          Action Vesting Portion* of
                                       "Vesting Date")              the Option immediately
                                                                    vests. Any remaining
                                                                    unvested portion of the
                                                                    Option will be immediately
                                                                    forfeited and cancelled.


                                                                    Exercisability: The Option,
                                                                    to the extent then vested,
                                                                    is exercisable until the
                                                                    Expiration Date (see
                                                                    "Retirement" below).


COMPANY ACTION -- NOT ELIGIBLE FOR     Prior to or on or after the  Vesting: Any vested portion
RETIREMENT                             Vesting Date                 plus any applicable Company
                                                                    Action Vesting Portion* of
                                                                    the Option immediately
                                                                    vests. Any unvested portion
                                                                    of the Option will be
                                                                    immediately forfeited and
                                                                    cancelled.

                                                                    Exercisability: The Option,
                                                                    to the extent then vested,
                                                                    is exercisable for one year
                                                                    from the date of
                                                                    termination.

                                                                    [May differ for grants to
                                                                    eligible employees in
                                                                    France.]

DEATH                                  Prior to or on or after the  Any unvested portion of the
                                       Vesting Date                 Option immediately vests
                                                                    and the Option is
                                                                    exercisable by the
                                                                    deceased's estate until the
                                                                    Expiration Date.
                                                                    [May differ for grants to
                                                                    eligible employees in
                                                                    France.]

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
RETIREMENT                             Prior to the Vesting Date    Option is immediately
(An Employee is considered eligible                                 forfeited and cancelled.
for Retirement if he or she meets one  On or after the Vesting
of the following criteria upon         Date                         Vested portion of Option
termination: i. Entitled to a service                               remains exercisable until
pension or comparable benefit under a                               the Expiration Date.
Lucent sponsored retirement plan, ii.
The sum of his or her years of                                      Unvested portion of Option
service and age is at least 75.)                                    is immediately forfeited
                                                                    and cancelled.

DISABILITY                             Prior to or on or after the  Any unvested portion of the
                                       Vesting Date                 Option immediately vests
                                                                    and the Option remains
                                                                    exercisable until the
                                                                    Expiration Date.

WHILE ON APPROVED LEAVE OF ABSENCE     Prior to or on or after the  Retain Option and continue
                                       Vesting Date                 vesting while on approved
                                                                    leave of absence. If
                                                                    employment ends while on
                                                                    approved leave of absence,
                                                                    follow reason for
                                                                    termination (e.g.,
                                                                    voluntary, Company Action,
                                                                    death, etc.) to determine
                                                                    Option status.

ALL OTHER TERMINATIONS                 Prior to Vesting Date        Option is immediately
                                                                    forfeited and cancelled.
                                       On or after the Vesting      Option exercisable for 90
                                       Date                         days from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.
                                                                    [May differ for grants to
                                                                    eligible employees in
                                                                    France.]

---------------

 * For purposes of this Option, "Company Action Vesting Portion" shall be calculated as the greater of

   (i)  1/6th of the number of shares originally subject to the Option, or

   (ii) 100 shares,

   less the number of Shares covered by the Option for which the Option has already become exercisable (regardless of whether the Option has been exercised with respect to such

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

   Shares). In no event will the Company Action Vesting Portion be less than zero. Any fraction of a share that becomes exercisable pursuant to a Company Action will be rounded down to the next lowest whole number.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       1996 LONG TERM INCENTIVE PROGRAM
                                       --------------------------------

GRANT DATE                             The date an Option is granted, as specified in the
                                       Option agreement.

GRANT SIZE                             The number of Shares specified in the agreement. (The
                                       number of Shares may be adjusted for stock splits and
                                       spin-offs as the Committee determines.)

GRANT PRICE                            The price determined by the Committee and specified in
                                       the agreement. This price will in no event be less than
                                       the Fair Market Value of a Share on the Grant Date. The
                                       Fair Market Value of a Share is generally, the average
                                       of the high and low prices of Lucent common stock as
                                       reported by the New York Stock Exchange on the Grant
                                       Date. (The price may be adjusted for stock splits and
                                       spin-offs as the Committee determines.)

VESTING SCHEDULE                       The schedule set forth in the Option agreement.

EXPIRATION DATE                        The Expiration Date set forth in the Option agreement.
                                       Generally, the day preceding the tenth anniversary of
                                       the Grant Date, or as otherwise specified in the Option
                                       agreement.

                             ELIGIBILITY PROVISIONS

EMPLOYMENT STATUS                              DESCRIPTION                  ELIGIBILITY
-----------------                              -----------                  -----------
ACTIVE EMPLOYMENT                      As of the Grant Date,        Grants under the Plan are
                                       individuals actively and     made at the sole discretion
                                       directly employed by         of the Committee.
                                       Lucent, or by a Subsidiary
                                       in which Lucent has a 50%
                                       or more ownership interest.
                                       Individuals must
                                       continuously maintain an
                                       eligible employment status
                                       from the Grant Date in
                                       order to retain
                                       eligibility.


APPROVED LEAVE OF ABSENCE OR SHORT-    Employees on military        Eligible for grant. Rules
TERM DISABILITY                        leave, family leave or       for "Active Employment"
                                       other company approved       apply.
                                       leave of absence; or
                                       employees on short-term
                                       disability will be
                                       eligible.


--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

EMPLOYMENT STATUS                              DESCRIPTION                  ELIGIBILITY
-----------------                              -----------                  -----------
LONG-TERM DISABILITY                   Employees qualifying for     Not eligible for grant.
                                       and receiving payments
                                       under a long-term
                                       disability pay plan
                                       maintained by the Company
                                       or any Subsidiary or as
                                       required by or available
                                       under applicable local law.

                          PROVISIONS UPON TERMINATION

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
COMPANY ACTION -- ELIGIBLE FOR         Prior to or on or after the  For grant dates prior to
RETIREMENT                             Vesting Date                 July 20, 2000: See
                                                                    "Retirement" below.

                                                                    For grant dates after July
                                                                    19, 2000: Unless otherwise
                                                                    stipulated in the
                                                                    agreement, the Company
                                                                    Action Vesting Portion** of
                                                                    the Options immediately
                                                                    vest. Such portion will
                                                                    remain exercisable until
                                                                    the Expiration Date. Any
                                                                    unvested portion of the
                                                                    Option will be immediately
                                                                    forfeited and cancelled.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]


COMPANY ACTION -- NOT ELIGIBLE FOR     Prior to the Vesting Date    For grant dates prior to
RETIREMENT                                                          July 20, 2000: Options
                                                                    forfeited immediately.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------

                                                                    For grant dates after July
                                                                    19, 2000: Unless otherwise
                                                                    stipulated in the
                                                                    agreement, the Company
                                                                    Action Vesting Portion** of
                                                                    the Options immediately
                                                                    vest. Such portion will be
                                                                    exercisable for 90 days
                                                                    from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date. Any unvested portion
                                                                    of the Option will be
                                                                    immediately forfeited and
                                                                    cancelled.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]


                                       On or after the Vesting      Vested Options are
                                       Date                         exercisable for 90 days
                                                                    from the termination date,
                                                                    but in no event beyond the
                                                                    Expiration Date.


                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]


DEATH                                  Prior to the Vesting Date    Options immediately vest
                                                                    and are exercisable by the
                                                                    deceased's estate until the
                                                                    Expiration Date.

                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]


                                       After the Vesting Date       Options are exercisable by
                                                                    the deceased's estate until
                                                                    the original Expiration
                                                                    Date.


--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------


RETIREMENT                             Prior to the Vesting Date    For grant dates prior to
(As defined in the agreement.)                                      February 16, 2000: Unless
                                                                    otherwise stipulated in the
                                                                    agreement, Options held for
                                                                    more than 6-months prior to
                                                                    Retirement immediately vest
                                                                    and remain exercisable
                                                                    until the Expiration Date.
                                                                    Options held for less than
                                                                    6-months prior to
                                                                    Retirement are immediately
                                                                    forfeited and cancelled.

                                                                    For grant dates on or after
                                                                    February 16, 2000: Unless
                                                                    otherwise stipulated in the
                                                                    agreement, Options are
                                                                    immediately forfeited and
                                                                    cancelled.


                                       On or after the Vesting      Options remain exercisable
                                       Date                         until the Expiration Date.

DISABILITY                             Prior to or on or after the  Options immediately vest
                                       Vesting Date                 and remain exercisable
                                                                    until the Expiration Date.


                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

WHILE ON APPROVED LEAVE OF ABSENCE     Prior to or on or after the  Retain Options while on
                                       Vesting Date                 approved leave of absence.
                                                                    If employment ends while on
                                                                    approved leave of absence,
                                                                    follow reason for
                                                                    termination (e.g.,
                                                                    voluntary, Company Action,
                                                                    death, etc.) to determine
                                                                    Option status.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------


ALL OTHER TERMINATIONS                 Prior to Vesting Date        Unless otherwise stipulated
                                                                    in the agreement, Options
                                                                    forfeited immediately.

                                       On or after the Vesting      Unless otherwise stipulated
                                       Date                         in the agreement, Options
                                                                    exercisable for 90 days
                                                                    from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.


                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]

---------------

** Company Action Vesting Portion = N X M/D - E, where N = the number of Shares originally subject to the Option, M = the number of complete months elapsed since the Grant Date of the Option, D = the number of complete months between the Grant Date of the Option and the date on which the Option was originally scheduled to become completely exercisable, and E = the number of Shares covered by the Option for which the Option has already become exercisable (regardless of whether the Option has been exercised with respect to such Shares).

     The Employee Benefits Committee must review and approve any changes or interpretation to the Plan rules.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                  GLOBAL STOCK OPTION PLAN (THE "OWNERSHIP GRANT")
                  ------------------------------------------------
GRANT DATE        SEPT-01-1998

GRANT SIZE        ORIGINAL                                AS ADJUSTED FOR STOCK SPLITS
                  GRANT                                   AND THE AVAYA SPIN-OFF

                  100 Shares                              201 Shares

OPTION PRICE      US $74.6875                             US $37.0731

VESTING SCHEDULE  100% AFTER 4 YEARS = SEPT-01-2002; or as otherwise provided in the
                  Plan. [Exceptions: French Options Vest on JUL-26-2004; Swiss Options
                  Vest on MAR-01-2004]

EXPIRATION DATE   AUG-31-2008

                             ELIGIBILITY PROVISIONS

EMPLOYMENT STATUS                              DESCRIPTION                  ELIGIBILITY
-----------------                              -----------                  -----------
ACTIVE EMPLOYMENT*                     As of SEPT-01-1998,          Full-time US employees and
                                       individuals actively and     all employees outside the
                                       directly employed by         US: Option to purchase 100
                                       Lucent, or by a Subsidiary   Shares of Lucent stock.
                                       in which Lucent has a 50%
                                       or more ownership interest.  Part-time US employees
                                       Individuals must             (working G 25 hours per
                                       continuously maintain an     week): Option to purchase
                                       eligible employment status   50 Shares of Lucent stock.
                                       from the Grant Date in
                                       order to retain
                                       eligibility.

APPROVED LEAVE OF ABSENCE OR SHORT-    Employees on military        Provided that the Employee
TERM DISABILITY                        leave, family leave or       returns to "Active
                                       other company approved       Employment" by
                                       leave of absence; or         SEPT-01-1999, eligible for
                                       Employees on short-term      grant, and rules for
                                       disability will be           "Active Employment" apply.
                                       eligible.

LONG-TERM DISABILITY                   Employees qualifying for     Not eligible for grant.
                                       and receiving payments
                                       under a long-term
                                       disability pay plan
                                       maintained by the Company
                                       or any Subsidiary or as
                                       required by or available
                                       under applicable local law.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                          PROVISIONS UPON TERMINATION

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------
COMPANY ACTION -- ELIGIBLE FOR         Prior to or on or after the  Outstanding Options
RETIREMENT                             Vesting Date                 immediately vest and may be
                                                                    exercised up until the
                                                                    Expiration Date.

COMPANY ACTION -- NOT ELIGIBLE FOR     Prior to the Vesting Date    Options immediately vest
RETIREMENT                                                          and are exercisable for 90
                                                                    days from the date of
                                                                    termination.
                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]
                                       On or after the Vesting      Options exercisable for 90
                                       Date                         days from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.

DEATH                                  Prior to the Vesting Date    Options immediately vest
                                                                    and are exercisable by the
                                                                    deceased's estate for 180
                                                                    days from the date of
                                                                    death.

                                                                    [Exceptions: Certain
                                                                    country restrictions may
                                                                    apply.]
                                       On or after the Vesting      Options are exercisable by
                                       Date                         the deceased's estate for
                                                                    180 days from the date of
                                                                    death, but in no event
                                                                    beyond the Expiration Date.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

REASON EMPLOYMENT ENDS                    WHEN EMPLOYMENT ENDS             OPTION STATUS
----------------------                    --------------------             -------------


RETIREMENT OR DISABILITY (An Employee  Prior to or on or after the  Retain Options (vesting and
is considered eligible for Retirement  Vesting Date                 Expiration Date remain the
if he or she meets one of the                                       same).
following criteria upon termination:
i. Entitled to an immediate pension
under a Lucent sponsored retirement
plan, ii. Eligible for an immediate
social pension from the government of
a country, if such Employee works in
a country where there is no Lucent
sponsored pension plan, iii. The sum
of his or her years of service and
age is at least 75, or iv. Such
Employee is at least age 50 with 15
years of service.)


WHILE ON APPROVED LEAVE OF ABSENCE     Prior to or on or after the  Retain Options while on
                                       Vesting Date                 approved leave of absence.
                                                                    If employment ends while on
                                                                    approved leave of absence,
                                                                    follow reason for
                                                                    termination (e.g.,
                                                                    voluntary, Company Action,
                                                                    death, etc.) to determine
                                                                    Option status.


ALL OTHER TERMINATIONS                 Prior to Vesting Date        Options forfeited
                                                                    immediately.

                                       On or after the Vesting      Options exercisable for 90
                                       Date                         days from the date of
                                                                    termination, but in no
                                                                    event beyond the Expiration
                                                                    Date.

---------------

* Temporary Employees who meet the terms of Active Employment are considered eligible, provided that such individuals continuously maintain an eligible employment status from the Grant Date to the Vesting Date in order to retain eligibility.

     The Employee Benefits Committee must review and approve any changes or interpretation to the Plan rules.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       ASCEND COMMUNICATIONS, INC. FIRST AMENDED AND RESTATED
                                       1989 STOCK OPTION PLAN
                                       PLAN WAS SUPERSEDED BY 1998 STOCK INCENTIVE PLAN.
                                       ------------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            The fair market value of a Share on the date of grant.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Non-qualified Stock Options (NQs)
                                       Incentive Stock Options (ISOs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Ascend Communications, Inc.,
                                       grants may have been made to:
                                       - Employees of Ascend Communications, Inc.
                                       - Consultants of Ascend Communications, Inc.
                                       - Advisors of Ascend Communications, Inc.
                                       - Agents of Ascend Communications, Inc.
                                       - Independent Contractors of Ascend Communications,
                                       Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

ALL TERMINATIONS                       As provided in Option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       NETSTAR, INC. STOCK OPTION INCENTIVE PLAN
                                       -----------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            The fair market value of a Share on the date of grant.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of NetStar, Inc., grants may have
                                       been made to:
                                       - Employees of NetStar, Inc.
                                       - Directors of NetStar, Inc.
                                       - Independent Contractors of NetStar, Inc.
                                       - Other non-employees of NetStar, Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON             Options terminate three months from date of
                                       termination.
                                       Options are exercisable only to extent such options
                                       were exercisable at the date of termination.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       STRATUS COMPUTER, INC. 1997 NON-QUALIFIED STOCK OPTION PLAN
                                       -----------------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            The fair market value of a Share on date of grant.

TYPE OF AWARDS                         Non-qualified Stock Options

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Stratus Computer, Inc., grants may
                                       have been made to:
                                       - Employees of Stratus Computer, Inc.
                                       - Consultants of Stratus Computer, Inc.

RESTRICTIONS ON GRANTS                 As provided in Option agreement.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

MISCELLANEOUS                          The company may repurchase options exercised by an
                                       optionee.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON OTHER THAN  Options vested on date of termination are exercisable
CAUSE                                  within 30 days of termination.


TERMINATION UPON DEATH                 Options vested on date of termination are exercisable
                                       within one year of termination.


TERMINATION UPON DISABILITY            Options vested on date of termination are exercisable
                                       within one year of termination.


TERMINATION OF CONSULTANT              Options vested on date of termination are exercisable
                                       pursuant to the option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       CASCADE COMMUNICATIONS CORP
                                       AMENDED AND RESTATED 1991 STOCK PLAN
                                       ------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            NQ -- not less than the lesser of book value of a share
                                       of common stock at end of preceding fiscal year and 85%
                                       of fair market value of a share of common stock on the
                                       date of grant. ISO -- not less than fair market value
                                       on date of grant. ISOs granted to 10% owner must have
                                       grant price of at least 110% of fair market value on
                                       date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Purchases
                                       Stock Awards

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Cascade Communications Corp,
                                       grants may have been made to:
                                       - Employees of Cascade Communications Corp
                                       - Directors of Cascade Communications Corp
                                       - Consultants of Cascade Communications Corp

VESTING                                As provided in Option agreement. Upon acquisition,
                                       senior executives and directors are entitled to an
                                       additional year of vesting.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH    Unless otherwise stipulated in the Option agreement, 90
OR DISABILITY                          days from termination date.

DEATH                                  Unless otherwise stipulated in the Option agreement,
                                       180 days after death.

DISABILITY                             Unless otherwise stipulated in the Option agreement,
                                       180 days after disability.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       THE 1999 NON-QUALIFIED STOCK OPTION PLAN FOR EMPLOYEES
                                       OTHER THAN OFFICERS OF ORTEL CORPORATION
                                       ------------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Set by committee but not less than the par value of a
                                       Share.

TYPE OF AWARDS                         Non-qualified Stock Options

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Ortel Corporation, grants may have
                                       been made to:
                                       - Employees other than Officers or Directors of Ortel
                                         Corporation
                                       - Consultants of Ortel Corporation

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON             As provided in Option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       AGERE INC. 1998 STOCK PLAN
                                       --------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            ISOs -- Fair Market Value of a Share on the Grant Date.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of Fair Market Value on date of grant.
                                       NQs -- not less than par value of a Share.
                                       Sales and Awards -- not less than par value of a Share.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Sales
                                       Stock Awards

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Agere Inc., grants may have been
                                       made to:
                                       - Employees of Agere Inc.
                                       - Outside Directors of Agere Inc.
                                       - Consultants of Agere Inc.

RESTRICTIONS ON AWARDS OR SALES        Rights to acquire Shares (other than options) must be
                                       exercised within 30 days after notice of such right.
                                       Rights will be subject to forfeiture, rights of
                                       repurchase and other restrictions as set forth in the
                                       agreement.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

ALL TERMINATIONS                       As provided in Option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       ASCEND COMMUNICATIONS INC. 1998
                                       SUPPLEMENTAL STOCK INCENTIVE PLAN
                                       ---------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Not less than fair market value of a Share on date of
                                       grant.

TYPE OF AWARDS                         Non-qualified Stock Options
                                       Stock Awards
                                       Stock Purchases

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Ascend Communications Inc., grants
                                       may have been made to:
                                       - Employees of Ascend Communications Inc.
                                       - Consultants of Ascend Communications Inc.
                                       - New Hire Officers and Directors (if award is
                                       inducement to join company) of Ascend Communications
                                         Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

MISCELLANEOUS                          Company has right to repurchase options.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH,   Options vested on date of termination are exercisable
DISABILITY OR MISCONDUCT               for 3 months from termination date, but in no event
                                       beyond the expiration of the option.

DEATH                                  Options vested on date of Death are exercisable for 12
                                       months from termination date, but in no event beyond
                                       the expiration of the option.

DISABILITY                             Options vested on date of termination are exercisable
                                       for 6 months from termination date, but in no event
                                       beyond the expiration of the option. If such disability
                                       is permanent options are exercisable for 12 months from
                                       termination date, but in no event beyond the expiration
                                       of the option.

MISCONDUCT                             All options terminate immediately.

OPTIONS HELD IN TRUST                  Same conditions apply.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       ASCEND COMMUNICATIONS INC. 1998 STOCK INCENTIVE PLAN
                                       ----------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            The fair market value of a Share on date of grant.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Awards
                                       Stock Purchases

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Ascend Communications Inc., grants
                                       may have been made to:
                                       - Employees of Ascend Communications Inc.
                                       - Directors of Ascend Communications Inc.
                                       - Consultants of Ascend Communications Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

MISCELLANEOUS                          Company has right to repurchase options.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH,   Options vested on date of termination are exercisable
DISABILITY OR MISCONDUCT               for 3 months from termination date, but in no event
                                       beyond the expiration of the option.

DEATH                                  Options vested on date of Death are exercisable for 12
                                       months from termination date, but in no event beyond
                                       the expiration of the option.

DISABILITY                             Options vested on date of termination are exercisable
                                       for 6 months from termination date, but in no event
                                       beyond the expiration of the option. If such disability
                                       is permanent options are exercisable for 12 months from
                                       termination date, but in no event beyond the expiration
                                       of the option.

MISCONDUCT                             All options terminate immediately.

OPTIONS HELD IN TRUST                  Same conditions apply.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       LIVINGSTON ENTERPRISES, INC. 1994 STOCK OPTION PLAN
                                       ---------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Not less than 85% of fair market value of a Share on
                                       date of grant. ISOs 100% of fair market value on date
                                       of grant. Options granted to 10% owner must have grant
                                       price of at least 110% of fair market value on date of
                                       grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Livingston Enterprises, Inc.,
                                       grants may have been made to:
                                       - Employees of Livingston Enterprises, Inc.
                                       - Non-employee Directors of Livingston Enterprises,
                                       Inc.
                                       - Consultants of Livingston Enterprises, Inc.
                                       - Independent Contractors of Livingston Enterprises,
                                       Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH    Options vested on date of termination are exercisable
OR DISABILITY                          for 30 days from termination date, but in no event
                                       beyond the expiration of the option.

DEATH                                  Options vested on date of Death are exercisable for 12
                                       months from termination date, but in no event beyond
                                       the expiration of the option.

DISABILITY                             Options vested on date of termination are exercisable
                                       for 6 months from termination date, but in no event
                                       beyond the expiration of the option.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                                  XEDIA CORPORATION 1993 STOCK PLAN
                                                  ---------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            NQs -- determined by Board.
                                       ISOs -- not less than fair market value on date of
                                       grant.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Xedia Corporation, grants may have
                                       been made to:
                                       - Employees of Xedia Corporation
                                       - Directors of Xedia Corporation
                                       - Consultants of Xedia Corporation
                                       - Advisors of Xedia Corporation

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH    ISOs may be exercised within 3 months from termination
OR DISABILITY                          date (or less if specified in an option agreement).
                                       Such agreement may provide that ISOs may be exercised
                                       after 3 months and such exercises will be treated as
                                       exercises of NQs. Termination provisions for other than
                                       ISOs are set forth in option agreements.

DEATH                                  ISOs may be exercised within 1 year from termination
                                       date or 1 year from date of death if death occurs
                                       within 3 months from termination date (or less if
                                       specified in an option agreement). Termination
                                       provisions for other than ISOs are set forth in option
                                       agreements.

DISABILITY                             ISOs may be exercised within 1 year from termination
                                       date, but in no event beyond the expiration of the
                                       option. Termination provisions for other than ISOs are
                                       set forth in option agreements.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       YURIE SYSTEMS, INC. AMENDED AND RESTATED 1996
                                       NONSTATUTORY STOCK OPTION PLAN
                                       ---------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Fair Market Value of a Share on the date of grant.

TYPE OF AWARDS                         Non-qualified Stock Options
                                       Stock Awards
                                       Stock Purchases

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Yurie Systems, Inc., grants may
                                       have been made to:
                                       - Employees of Yurie Systems, Inc.
                                       - Directors of Yurie Systems, Inc.
                                       - Consultants of Yurie Systems, Inc.
                                       - Advisors of Yurie Systems, Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except pursuant to a domestic
                                       relations order or by will or the laws of descent and
                                       distribution.
                                       Options transferable to immediate family members or to
                                       trusts solely for the benefit of immediate family or
                                       partnerships in which trusts or immediate family are
                                       the only members.

VESTING                                Unless otherwise provided in the Option agreement,
                                       grants of options vest up to 25% on the first day of
                                       the month beginning on or after 1 year from date of
                                       grant, 1/48th of the total granted vest on the first
                                       day of the next 35 months and all options remaining
                                       vest on the first day of the 36th month, subject to the
                                       terms of the Option agreement.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON             As set forth in Option agreements.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       NEXABIT NETWORKS, INC. 1998 EQUITY INCENTIVE PLAN
                                       -------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            NQ -- determined by Board.
                                       ISO -- not less than fair market value on date of
                                       grant.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Appreciation Rights (SARs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Nexabit Networks, Inc., grants may
                                       have been made to:
                                       - Employees of Nexabit Networks, Inc.
                                       - Directors of Nexabit Networks, Inc.

RESTRICTIONS ON EXERCISABILITY         Stock Rights are exercisable only by grantee during
                                       grantee's lifetime.

                                       Stock Rights are not assignable except by will or the
                                       laws of descent and distribution.

VESTING                                Unless otherwise stipulated, 25% of options vest 1 year
                                       from date of grant and remaining options vest in 6.25%
                                       increments every 3 months thereafter, subject to the
                                       terms of the stock option agreement.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON             Options exercisable only to extent exercisable on date
                                       of termination.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       DIGITAL SYSTEMS INTERNATIONAL, INC. RESTATED
                                       1987 STOCK OPTION PLAN
                                       --------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            The Fair Market Value of a Share on the grant date.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of Fair Market Value on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Awards
                                       Stock Purchases

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Digital Systems International,
                                       Inc., grants may have been made to:
                                       - Employees of Digital Systems International, Inc.
                                       - Directors of Digital Systems International, Inc.
                                       - Agents of Digital Systems International, Inc.
                                       - Consultants of Digital Systems International, Inc.
                                       - Independent Contractors of Digital Systems
                                       International, Inc.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

VESTING                                Unless otherwise provided in an option agreement,
                                       options vest 25% on each 1 year anniversary of the
                                       grant date, subject to the terms of the stock option
                                       agreement.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO CAUSE,   Unless otherwise stipulated in the agreement, options
DEATH OR TOTAL DISABILITY              vested on date of termination are exercisable for 3
                                       months from termination date, but in no event beyond
                                       the expiration of the option.
                                       Options subject to Section 16(b) are exercisable for 1
                                       month after end of 6 month period required to avoid
                                       liability under Section 16(b). ISOs not exercised
                                       within 3 months of termination date will no longer
                                       qualify as ISOs.


DEATH                                  Options vested on date of Death are exercisable for 12
                                       months from termination date even if Death occurs
                                       during a 3 month period post termination, but in no
                                       event beyond the expiration of the option.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------



TOTAL DISABILITY                       Options vested on date of termination are exercisable
                                       for 12 months from termination date, but in no event
                                       beyond the expiration of the option.


CAUSE                                  All options terminate as of the first discovery by the
                                       company of any reason for termination for cause.


CHANGE OF STATUS FROM EMPLOYEE TO      As to ISOs, viewed as a termination and conditions
NON-EMPLOYEE (CONSULTANT)              applicable to "Termination other than due to Cause,
                                       Death or Total Disability" apply.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                        OPTIMAY CORPORATION STOCK OPTION PLAN
                                        -------------------------------------
GRANT SIZE                              The number of Shares specified in the agreement.

GRANT PRICE                             Fair market value on date of grant. ISOs granted to
                                        10% owner must have grant price of at least 110% of
                                        fair market value on date of grant.

TYPE OF AWARDS                          Incentive Stock Options (ISOs)
                                        Non-qualified Stock Options (NQs)
                                        Stock Appreciation Rights (SARs)
                                        Discretionary Option Grant Program (DOGP)
                                        Automatic Option Grant Program (AOGP)

PERSONS ELIGIBLE FOR GRANTS             At the discretion of Optimay Corporation, grants may
                                        have been made to:
                                        - Employees of Optimay Corporation
                                        - Directors of Optimay Corporation
                                        - Consultants of Optimay Corporation
                                        - Independent Contractors of Optimay Corporation

RESTRICTIONS ON EXERCISABILITY          Options exercisable only by optionee during optionee's
                                        lifetime.
                                        Options not assignable except by will or the laws of
                                        descent and distribution. Options granted pursuant to
                                        AOGP may be transferred to a family trust.

VESTING                                 As provided in Option agreement.

                     TERMINATION PROVISIONS REGARDING DOGP

TERMINATION OTHER THAN DUE TO DEATH     Unless otherwise provided in an option agreement,
OR PERMANENT DISABILITY, RETIREMENT     options vested at time of termination may be exercised
OR MISCONDUCT                           within 180 days from termination date. Plan
                                        Administrator has discretion to require company
                                        repurchase of shares upon termination.

DEATH                                   Unless otherwise provided in an option agreement,
                                        options vested at time of death may be exercised at
                                        the earlier of 180 days from date of death or
                                        expiration of the option term. Administrator has
                                        discretion to require company repurchase of shares
                                        upon termination.

DISABILITY                              ISOs may be exercised within 1 year from termination
                                        date, but in no event beyond the expiration of the
                                        option. Termination provisions for other than ISOs are
                                        set forth in option agreements. Administrator has
                                        discretion to require company repurchase of shares
                                        upon termination.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

MISCONDUCT                              All outstanding options immediately terminate.

                     TERMINATION PROVISIONS REGARDING AOGP

TERMINATION OF BOARD SERVICE OTHER      Options vested at time of termination may be exercised
THAN DUE TO DEATH OR PERMANENT          within 6 months from cessation of Board service. All
DISABILITY                              options terminate 4 years from date of grant.


DEATH WITHIN 6 MONTHS OF CESSATION OF   Options vested at time of death (including death
BOARD SERVICE                           within 6 months after cessation of Board service) may
                                        be exercised within 12 months from date of death. All
                                        options terminate 4 years from date of grant.


PERMANENT DISABILITY OR DEATH WHILE     All outstanding options vest and may be exercised
SERVING ON BOARD                        within 12 months from cessation of Board service. All
                                        options terminate 4 years from date of grant.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                        THE 1994 EQUITY PARTICIPATION PLAN OF ORTEL CORPORATION
                                        -------------------------------------------------------
GRANT SIZE                              The number of Shares specified in the agreement.

GRANT PRICE                             Set by committee but not less than the par value of a
                                        share for restricted stock.

TYPE OF AWARDS                          Incentive Stock Options
                                        Non-qualified Stock Options
                                        Restricted Stock
                                        Performance Awards
                                        Dividend Equivalents
                                        Deferred Stock
                                        Stock Payments

PERSONS ELIGIBLE FOR GRANTS             At the discretion of Ortel Corporation, grants may have
                                        been made to:
                                        - Directors of Ortel Corporation
                                        - Key Employees of Ortel Corporation
                                        - Consultants of Ortel Corporation

VESTING                                 As provided in Option agreement.

MISCELLANEOUS                           Company has right to repurchase unvested restricted
                                        stock upon termination at cash price paid by purchaser.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON              As provided in Option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                        OCTEL COMMUNICATIONS CORPORATION 1996 SUPPLEMENTAL STOCK
                                        PLAN
                                        --------------------------------------------------------
GRANT SIZE                              The number of Shares specified in the agreement.

GRANT PRICE                             Determined by the Administrator.

TYPE OF AWARDS                          Non-qualified Stock Options.

PERSONS ELIGIBLE FOR GRANTS             At the discretion of Octel Communications Corporation,
                                        grants may have been made to:
                                        - (other than Officers) of Octel Communications
                                        Corporation
                                        - Consultants of Octel Communications Corporation

RESTRICTIONS ON EXERCISABILITY          Options exercisable only by optionee during optionee's
                                        lifetime.
                                        Options not assignable except by will or the laws of
                                        descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH     In absence of specified time in Option agreement,
OR DISABILITY                           Options vested on date of termination are exercisable
                                        for 3 months from termination date, but in no event
                                        beyond the expiration of the Option.

DEATH                                   In absence of specified time in Option agreement,
                                        Options vested on date of termination are exercisable
                                        for 12 months from termination date, but in no event
                                        beyond the expiration of the Option.

DISABILITY                              In absence of specified time in Option agreement,
                                        Options vested on date of termination are exercisable
                                        for 12 months from termination date, but in no event
                                        beyond the expiration of the Option.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                        OCTEL COMMUNICATIONS CORPORATION 1995 INCENTIVE PLAN
                                        ----------------------------------------------------
GRANT SIZE                              The number of Shares or rights stated in the
                                        agreement.

GRANT PRICE                             ISOs -- not less than 100% of fair market value on
                                        date of grant. ISOs granted to 10% owner must have
                                        grant price of at least 110% of fair market value on
                                        date of grant.
                                        NQs and Purchase Rights -- not less than 85% of fair
                                        market value on date of grant. All options purchase
                                        rights awarded after registration under Section 12
                                        will be no less than 100% of fair market value on date
                                        of grant.

TYPE OF AWARDS                          Non-qualified Stock Options (NQs) Incentive Stock
                                        Options (ISOs) Stock Purchase Rights

PERSONS ELIGIBLE FOR GRANTS             At the discretion of Octel Communications Corporation,
                                        grants may have been made to:
                                        - Employees (other than Officers) of Octel
                                        Communications Corporation
                                        - Consultants of Octel Communications Corporation

MISCELLANEOUS                           Purchase rights are subject to repurchase upon
                                        termination.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH     Options are exercisable as provided in Option
OR TOTAL AND PERMANENT DISABILITY       agreement. In the case of ISOs, Options vested on date
                                        of termination are exercisable only within 30 days of
                                        termination, or as otherwise stipulated in the Option
                                        agreement.

DISABILITY                              Options vested on date of termination are exercisable
                                        only within 3 months of termination, but in no event
                                        beyond the expiration of the Option.

DEATH                                   Options are exercisable as provided in Option
                                        agreement. In the case of ISOs, Options vested on date
                                        of termination are exercisable only within 6 months of
                                        death if death occurs during term of option, but in no
                                        event beyond the expiration of the Option. If death
                                        occurs within 30 days after termination Options are
                                        exercisable within 6 months from date of death, but in
                                        no event beyond the expiration of the Option.

PURCHASE RIGHTS                         Subject to repurchase at price paid by former
                                        employee/consultant.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                        STRATUS COMPUTER, INC. STOCK OPTION PLAN (JANUARY, 1983)
                                        RESTATEMENT NUMBER SIX
                                        --------------------------------------------------------
GRANT SIZE                              The number of Shares specified in the agreement.

GRANT PRICE                             ISOs -- fair market value of a Share on date of grant.
                                        ISOs granted to 10% owner must have grant price of at
                                        least 110% of fair market value on date of grant.
                                        NQs -- not less than 50% of fair market value on date of
                                        grant.

TYPE OF AWARDS                          Incentive Stock Options (ISOs)
                                        Non-qualified Options (NQs)

PERSONS ELIGIBLE FOR GRANTS             At the discretion of Stratus Computer, Inc., grants may
                                        have been made to:
                                        - Key Employees (including employee directors) of
                                        Stratus Computer, Inc.


RESTRICTIONS ON EXERCISABILITY          Options exercisable only by optionee during optionee's
                                        lifetime.
                                        Options not assignable except by will or the laws of
                                        descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO           Options vested on date of termination are exercisable
DISABILITY, DEATH OR CAUSE              only within 30 days of termination, but in no event
                                        beyond the expiration of the option.


DISABILITY                              Options vested on date of termination are exercisable
                                        only within 1 year of termination, but in no event
                                        beyond the expiration of the option.


DEATH                                   Options vested on date of termination are exercisable
                                        only within 6 months of death if death occurs during
                                        term of option, but in no event beyond the expiration
                                        of the option. If termination occurs by death, options
                                        are exercisable within 1 year from termination, but in
                                        no event beyond the expiration of the option.

CAUSE                                   All options terminate.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       MOSAIX, INC. RESTATED 1992 STOCK OPTION PLAN FOR
                                       NON-EMPLOYEE DIRECTORS
                                       ------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Fair market value of a Share of common stock on the
                                       date of grant. (closing price)

TYPE OF AWARDS                         Non-qualified Stock Options

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Mosaix, Inc., grants may have been
                                       made to:
                                       - Non-employee Directors of Mosaix, Inc.

VESTING                                As provided in the stock option agreement.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution, pursuant to a qualified
                                       domestic relations order, as permitted by Rule 16b-3,
                                       by gift or other transfer to a trust or estate in which
                                       an optionee's immediate family member has a substantial
                                       beneficial interest or transfer to a spouse provided
                                       such transfer would be reportable under Item 403 of
                                       Regulation S-K.

                                    TERMINATION PROVISIONS
CESSATION OF SERVICE OTHER THAN BY     Options vested at time of cessation are exercisable for
DEATH                                  5 years from cessation date, but in no event beyond the
                                       option expiration date.

DEATH                                  Options whether vested or not at time of death are
                                       exercisable for 5 years from date of death, but in no
                                       event beyond the option expiration date.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       MOSAIX, INC. 1997 NONOFFICER STOCK INCENTIVE
                                       COMPENSATION PLAN
                                       --------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Not less than fair market value of a Share on the Grant
                                       Date.

TYPE OF AWARDS                         Non-qualified Stock Options
                                       Stock Awards (including restricted stock)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Mosaix, Inc., grants may have been
                                       made to:
                                       - Employees other than Officers or Directors of Mosaix,
                                         Inc.
                                       - Consultants of Mosaix, Inc.
                                       - Agents of Mosaix, Inc.

RESTRICTIONS ON                        Options exercisable only by optionee during optionee's
EXERCISABILITY                         lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

VESTING                                Unless otherwise set forth in an option agreement,
                                       options vest in four 25% annual installments beginning
                                       one year from Grant Date, subject to the terms of the
                                       Option agreement.

                             TERMINATION PROVISIONS

TERMINATION DUE TO RETIREMENT, EARLY   Unless otherwise provided in an agreement or waived by
RETIREMENT AT COMPANY REQUEST OR       the Administrator, Options vested on date of
DISABILITY                             termination are exercisable for one year from
                                       termination date, but in no event beyond the expiration
                                       of the Option.

TERMINATION FOR ANY REASON OTHER THAN  Unless otherwise provided in an agreement or waived by
DEATH, CAUSE, RETIREMENT, EARLY        the Administrator, Options vested on date of
RETIREMENT AT COMPANY REQUEST OR       termination are exercisable for three months from
DISABILITY                             termination date, but in no event beyond the expiration
                                       of the Option.

DEATH                                  Unless otherwise provided in the agreement, Options
                                       vested on date of termination are exercisable for one
                                       year from termination date, but in no event beyond the
                                       expiration of the Option.

CAUSE                                  Unless otherwise provided in the agreement, all options
                                       terminate upon notification of termination to optionee.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       MOSAIX, INC. 1996 STOCK INCENTIVE COMPENSATION PLAN
                                       ---------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Options -- not less than fair market value on date of
                                       grant. ISOs granted to 10% owner must have grant price
                                       of at least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Awards

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Mosaix, Inc., grants may have been
                                       made to:
                                       - Employees of Mosaix, Inc.
                                       - Directors of Mosaix, Inc.
                                       - Consultants of Mosaix, Inc.
                                       - Agents of Mosaix, Inc.
                                       - Advisors of Mosaix, Inc.
                                       - Independent Contractors of Mosaix, Inc.

RESTRICTIONS ON GRANTS                 Stock awards are subject to repurchase or forfeiture.

VESTING                                Unless otherwise set forth in Option agreement, options
                                       vest 25% each year beginning one year from date of
                                       grant, subject to the terms of the Option agreement.

                                    TERMINATION PROVISIONS
TERMINATION DUE TO RETIREMENT,         Unless set forth in Option agreement, options vested on
RETIREMENT AT COMPANY REQUEST,         termination date are exercisable for one year from
DISABILITY OR DEATH                    termination date, but in no event beyond the expiration
                                       of the option.

OTHER TERMINATION OTHER THAN FOR       Unless set forth in Option agreement, options vested on
CAUSE                                  termination date are exercisable for three months from
                                       termination date, but in no event beyond the expiration
                                       of the option.

TERMINATION FOR CAUSE                  Options terminate upon notification to Holder of such
                                       termination.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       PROMINET CORPORATION 1996 STOCK OPTION PLAN
                                       -------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Determined by Board. ISOs not less than fair market
                                       value on date of grant. ISOs granted to 10% owner must
                                       have grant price of at least 110% of fair market value
                                       on date of grant.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Prominet Corporation, grants may
                                       have been made to:
                                       - Employees of Prominet Corporation
                                       - Directors of Prominet Corporation
                                       - Advisors of Prominet Corporation
                                       - Consultants of Prominet Corporation

VESTING                                As set forth in option agreements.

RESTRICTIONS ON                        Options exercisable only by optionee during optionee's
EXERCISABILITY                         lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution except NQs may be transferred
                                       pursuant to a qualified domestic relations order.

                                    TERMINATION PROVISIONS
TERMINATION OTHER THAN DUE TO DEATH    NQs -- as set forth in Option agreement.
OR DISABILITY
                                       ISOs -- may be exercised within 3 months from
                                       termination date, unless shorter period is provided in
                                       the Option agreement, but in no event beyond the
                                       expiration of the option. If such agreement specifies a
                                       longer period such exercise after 3 months will be
                                       considered an exercise of a NQ.

DEATH                                  NQs -- as set forth in Option agreement.
                                       ISOs -- if optionee dies while employed by the company
                                       or within 3 months of termination, options may be
                                       exercised within 1 year from date of death, unless
                                       shorter period is provided in the Option agreement, but
                                       in no event beyond the expiration of the option.

DISABILITY                             NQs -- as set forth in Option agreement.
                                       ISOs -- if optionee becomes disabled while employed by
                                       the company, options may be exercised within 1 year
                                       from date of death, unless shorter period is provided
                                       in the Option agreement, but in no event beyond the
                                       expiration of the option.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       INTERNATIONAL NETWORK SERVICES 1998 NONSTATUTORY STOCK
                                       OPTION PLAN (AMENDED AND RESTATED OCTOBER 29, 1998)
                                       ------------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Set by committee but not less than the par value of a
                                       Share.

TYPE OF AWARDS                         Non-qualified Stock Options

PERSONS ELIGIBLE FOR GRANTS            At the discretion of International Network Services,
                                       grants may have been made to:
                                       - Employees (not officers or directors) of
                                       International Network Services
                                       - Non-employee Directors of International Network
                                       Services
                                       - Consultants of International Network Services

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH    Unless set forth in Option agreement, options vested on
OR DISABILITY                          termination date are exercisable for 3 months from
                                       termination date, but in no event beyond the expiration
                                       of the option.

DEATH                                  Unless set forth in Option agreement, options vested on
                                       termination date are exercisable for 12 months from
                                       termination date, but in no event beyond the expiration
                                       of the option.

DISABILITY                             Unless set forth in Option agreement, options vested on
                                       termination date are exercisable for 12 months from
                                       termination date, but in no event beyond the expiration
                                       of the option.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       EXCEL SWITCHING CORPORATION AMENDED AND
                                       RESTATED 1997 STOCK OPTION PLAN
                                       ---------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            ISOs -- The fair market value of a Share on the Grant
                                       Date.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.
                                       NQs/Awards/Purchases -- not less than legal minimum.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Stock Rights
                                       Stock Purchases

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Excel Switching Corporation,
                                       grants may have been made to:
                                       - Officers of Excel Switching Corporation
                                       - Directors of Excel Switching Corporation
                                       - Employees of Excel Switching Corporation
                                       - Consultants of Excel Switching Corporation

RESTRICTIONS ON GRANTS                 Only employees may receive ISOs.

RESTRICTIONS ON EXERCISABILITY         Options exercisable only by optionee during optionee's
                                       lifetime.
                                       Options not assignable except by will or the laws of
                                       descent and distribution except NQs are transferable
                                       pursuant to a valid domestic relations order.

VESTING                                As specified in the Option agreement.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH,   Unless converted into NQs, ISOs vested on termination
DISABILITY OR CAUSE                    date are exercisable for 90 days from termination date,
                                       but in no event beyond the expiration of the option.
                                       NQs -- as provided in the Option agreement.


DEATH                                  ISOs vested on termination date are exercisable for 180
                                       days from termination date, but in no event beyond the
                                       expiration of the option. NQs -- as provided in the
                                       Option agreement.


DISABILITY                             ISOs vested on termination date are exercisable for 180
                                       days from termination date, but in no event beyond the
                                       expiration of the option. NQs -- as provided in the
                                       Option agreement.

CAUSE                                  All options terminate on termination date.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       INTERNATIONAL NETWORK SERVICES 1996 STOCK PLAN
                                       ----------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            NQs -- Determined by Administrator but not less than
                                       Fair Market Value of a Share on the date of grant.
                                       ISOs -- Fair Market Value of a Share on the date of
                                       grant. ISOs granted to 10% owner must have grant price
                                       of at least 110% of Fair Market Value on date of grant.
                                       Pursuant to a merger or corporate transactions, options
                                       may be granted at less than Fair Market Value.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-statutory Stock Options (NQs)
                                       Stock Purchases

PERSONS ELIGIBLE FOR GRANTS            At the discretion of International Network Services,
                                       grants may have been made to:
                                       - Employees of International Network Services
                                       - Directors of International Network Services
                                       - Consultants of International Network Services

RESTRICTIONS ON EXERCISABILITY         Options and Stock Purchase Rights are exercisable only
                                       by holder during holder's lifetime.

                                       Options and Stock Purchase Rights not assignable except
                                       by will or the laws of descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION OTHER THAN DUE TO DEATH,   Unless otherwise provided in an option agreement,
DISABILITY OR CAUSE                    options vested on termination date are exercisable for
                                       3 months from termination date, but in no event beyond
                                       the expiration of the option.

DEATH                                  Options vested on termination date are exercisable for
                                       12 months from termination date, but in no event beyond
                                       the expiration of the option.

DISABILITY                             Options vested on termination date are exercisable for
                                       12 months from termination date, but in no event beyond
                                       the expiration of the option.

CAUSE                                  All options terminate on termination date.

TERMINATION FOR ANY REASON AS RELATED  Company may repurchase at price originally paid by
TO RESTRICTED STOCK                    purchaser.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       VITALSIGNS SOFTWARE, INC. 1996 STOCK OPTION PLAN
                                       (AMENDED AND RESTATED AS OF AUGUST 6, 1998)
                                       ------------------------------------------------
GRANT SIZE                             The number of shares specified in the agreement.

GRANT PRICE                            NQs -- not less than 85% of fair market value of a
                                       share on the date of grant.
                                       ISOs -- not less than fair market value of a share on
                                       the date of grant.
                                       ISOs granted to 10% owner must have grant price of at
                                       least 110% of fair market value on date of grant.

TYPE OF AWARDS                         Non-qualified Stock Options (NQs)
                                       Incentive Stock Options (ISOs)

PERSONS ELIGIBLE FOR GRANTS            At the discretion of VitalSigns Software, Inc., grants
                                       may have been made to:
                                       - Employees of VitalSigns Software, Inc.
                                       - Officers of VitalSigns Software, Inc.
                                       - Directors of VitalSigns Software, Inc.
                                       - Consultants of VitalSigns Software, Inc.
                                       - Independent Contractors of VitalSigns Software, Inc.
                                       - Prospective employees of VitalSigns Software, Inc.

RESTRICTIONS ON EXERCISABILITY         Where options are exercisable on issuance and company
                                       has right to repurchase shares purchased thereunder,
                                       such repurchase right lapses at the rate of at least
                                       20% per year.

                                       Options exercisable only by optionee during optionee's
                                       lifetime.

                                       Options not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON OTHER THAN  To the extent vested and exercisable, options are
DEATH, DISABILITY OR TRANSFER TO       exercisable in accordance with the stock option
RELATED COMPANY                        agreement.

TERMINATION UPON DEATH                 To the extent vested and exercisable, options are
                                       exercisable in accordance with the stock option
                                       agreement.

TERMINATION UPON DISABILITY            To the extent vested and exercisable, options are
                                       exercisable in accordance with the stock option
                                       agreement.

TERMINATION OF NON-EMPLOYEES           As stated in the Option agreement.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       SPRING TIDE NETWORKS, INC. 1998 STOCK INCENTIVE PLAN
                                       ----------------------------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Options -- determined by Board and specified in Option
                                       agreement.

TYPE OF AWARDS                         Incentive Stock Options (ISOs)
                                       Non-qualified Stock Options (NQs)
                                       Restricted Stock
                                       Stock Awards

PERSONS ELIGIBLE FOR GRANTS            At the discretion of Spring Tide Networks, Inc., grants
                                       may have been made to:
                                       - Employees of Spring Tide Networks, Inc.
                                       - Directors of Spring Tide Networks, Inc.
                                       - Officers of Spring Tide Networks, Inc.
                                       - Consultants of Spring Tide Networks, Inc.
                                       - Advisors of Spring Tide Networks, Inc.

RESTRICTIONS ON GRANTS                 Restricted Stock grants subject to repurchase at issue
                                       price.

                             TERMINATION PROVISIONS

TERMINATIONS OTHER THAN FOR CAUSE      Unvested Restricted Stock may be purchased by Company
                                       for $.001 per share. Options vested at termination date
                                       are exercisable for 1 year following termination, but
                                       in no event beyond the expiration of the option.

TERMINATION FOR CAUSE                  Options are not exercisable.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------

                                       AT&T LONG TERM INCENTIVE PROGRAM
                                       (AS AMENDED JULY 19, 1989)
                                       --------------------------------
GRANT SIZE                             The number of Shares specified in the agreement.

GRANT PRICE                            Set by committee but not less than the fair market
                                       value of a Share. Restricted Stock and Performance
                                       Awards -- at least minimum required by law.

TYPE OF AWARDS                         Non-qualified Stock Options
                                       Incentive Stock Options
                                       Stock Appreciation Rights
                                       Restricted Stock
                                       Performance Awards
                                       Other Stock Unit Awards

PERSONS ELIGIBLE FOR GRANTS            At the discretion of AT&T, grants may have been made
                                       to:
                                       - Employees of AT&T

RESTRICTIONS ON EXERCISABILITY         Awards exercisable only by grantee during grantee's
                                       lifetime.
                                       Awards not assignable except by will or the laws of
                                       descent and distribution.

                             TERMINATION PROVISIONS

TERMINATION FOR ANY REASON             Unvested Restricted Stock is forfeited, except in cases
                                       of termination due to retirement, death, permanent
                                       disability or special circumstances.

--------------------------------------------------------------------------------
Capitalized terms not defined herein, have the meaning set forth in the Plan document or Option agreement.

This summary is provided for informational purposes only. In the event of any discrepancy between this summary and the Plan document or Option agreement, the terms of the Plan document and Option agreement control.
--------------------------------------------------------------------------------